Filed Pursuant to Rule 424(B)(2)
Registration No. 333-230087

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Pass Through Certificates, Series 2019-1	$500,000,000	$60,600.00

(1)	The total registration fee of $60,600.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 6, 2019)

$500,000,000

2019-1 Pass Through Trusts

Pass Through Certificates, Series 2019-1

Delta Air Lines, Inc. (“Delta”) is creating two separate pass through trusts, which will respectively issue Delta Air Lines Class AA Pass Through Certificates, Series 2019-1 and Delta Air Lines Class A Pass Through Certificates, Series 2019-1.

Each Certificate will represent an interest in the assets of the related pass through trust. The proceeds from the sale of the Certificates will be used by the related pass through trust on the date of issuance of the Certificates to acquire the related series of equipment notes to be issued by Delta on a full recourse basis. Payments on the equipment notes held in each pass through trust will be passed through to the Certificateholders of such trust. Distributions on the Certificates will be subject to certain subordination provisions described herein. The Certificates do not represent interests in, or obligations of, Delta or any of its affiliates.

Subject to the distribution provisions described herein, the Class AA Certificates will rank generally senior to the Class A Certificates and the Class A Certificates will rank generally junior to the Class AA Certificates.

The equipment notes to be held by each pass through trust will be issued to finance four Boeing aircraft and 10 Airbus aircraft, each delivered new to Delta from May 2018 to December 2018. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. Interest on the issued and outstanding equipment notes will be payable semiannually on April 25 and October 25 of each year, commencing on October 25, 2019, and the entire principal on such equipment notes is scheduled for payment on April 25, 2024.

Commonwealth Bank of Australia, New York Branch, will provide a separate liquidity facility for each of the Class AA Certificates and the Class A Certificates, in each case in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Certificates of such class.

The Certificates will not be listed on any national securities exchange.

Investing in the Certificates involves risks. See “Risk Factors” beginning on page S-16.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class AA	$425,000,000	3.204%	April 25, 2024	100%
Class A	$75,000,000	3.404%	April 25, 2024	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Certificates if any are purchased. The aggregate proceeds from the sale of the Certificates will be $500,000,000. Delta will pay the underwriters a commission of $5,000,000. Delivery of the Certificates in book-entry form will be made on or about March 13, 2019 against payment in immediately available funds.

Joint Lead Bookrunners

Credit Suisse Sole Structuring Agent	Citigroup	Deutsche Bank Securities	Wells Fargo Securities

Passive Bookrunners

BofA Merrill Lynch	Barclays	BNP PARIBAS

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley

PNC Capital Markets LLC	SMBC Nikko	Standard Chartered Bank

Co-Managers

C.L. King & Associates	Siebert Cisneros Shank & Co., L.L.C.

The date of this prospectus supplement is March 6, 2019.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects, as well as the affairs of the Trusts and the Liquidity Provider, may have changed since those dates.

We are not making and the underwriters are not making an offer to sell or solicitation of an offer to purchase the securities offered by this prospectus supplement, the accompanying prospectus and any related free writing prospectus in any jurisdiction where such offer or any sale is not permitted.

Prospectus Supplement

i

VALIDITY OF THE CERTIFICATES	S-102
EXPERTS	S-102

Index of Defined Terms	Appendix I

Appraisal Letters	Appendix II

Loan to Value Ratios of Equipment Notes	Appendix III

Prospectus

CERTAIN VOLCKER RULE CONSIDERATIONS

Each Trust is structured so as to, immediately following the issuance of the related class of Certificates pursuant to the applicable Pass Through Trust Agreement, not constitute a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the “Volcker Rule”. In reaching this conclusion, although other statutory or regulatory exemptions or exclusions from registration as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), may be available to each Trust, we are relying on the exemption from registration set forth in Rule 3a-7 under the Investment Company Act with respect to each Trust.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Certificates that we are currently offering and information about us, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Certificates that we are currently offering. This prospectus supplement contains information that supplements or replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, references to “Delta”, “we”, “us” and “our” and all similar references are to Delta Air Lines, Inc. and its wholly-owned subsidiaries.

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At various places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Known material risk factors applicable to Delta are described under the heading “Risk Factors” in this prospectus supplement, in “Risk Factors Relating to Delta” and “Risk Factors Relating to the Airline Industry” in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in any subsequent filing incorporated by reference herein, other than risks that could apply to any issuer or offering. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (ir.delta.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may request copies of these filings at no cost through our Investor Relations Department at: Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2170 or our Internet web site (ir.delta.com). The contents of our website are not incorporated into this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site listed above.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus supplement certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus supplement, even though it is not repeated in this prospectus supplement; and

•	information that we file later with the SEC will automatically update and supersede this prospectus supplement.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	Current Report on Form 8-K filed on February 8, 2019; and

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2017 provided in our Proxy Statement on Schedule 14A filed on April 27, 2018.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus supplement and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus supplement. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

To obtain copies of these filings, see “Where You Can Find More Information.”

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about our company and this offering. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement, as well as the materials filed by Delta with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

Summary of Terms of Certificates

	Class AA Certificates	Class A Certificates
Aggregate face amount	$425,000,000	$75,000,000
Interest rate	3.204%	3.404%
Initial loan to Aircraft value ratio (cumulative)(1)(2)	49.0%	57.6%
Expected maximum loan to Aircraft value ratio (cumulative)(2)	56.8%	66.9%
Expected principal distribution window (in years from Issuance Date)	5.1	5.1
Regular Distribution Dates	April 25 and October 25	April 25 and October 25
Final expected Regular Distribution Date(3)	April 25, 2024	April 25, 2024
Final Legal Distribution Date(4)	October 25, 2025	October 25, 2025
Minimum denomination(5)	$2,000	$2,000
Section 1110 protection	Yes	Yes
Liquidity Facility coverage	3 semiannual interest payments	3 semiannual interest payments

(1)

These percentages are calculated as of the Issuance Date. In calculating these percentages, we have assumed that the aggregate appraised value of all such Aircraft is $867,950,000 as of the Issuance Date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals—The Appraisals”.

(2)

See “—Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

(3)

Each series of Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the Trust that holds such Equipment Notes. See “Description of the Equipment Notes—Principal and Interest Payments”.

(4)

The Final Legal Distribution Date for each of the Class AA Certificates and Class A Certificates is the date which is 18 months from the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.

(5)

The Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Equipment Notes and the Aircraft

The Trusts will hold Equipment Notes issued for, and secured by, each of two Airbus A220-100 aircraft, six Airbus A321-211 aircraft, four Boeing 737-900ER aircraft and two Airbus A350-941 aircraft, each as described in further detail in the table below, delivered new to Delta from May 2018 to December 2018 (each an “Aircraft” and, collectively, the “Aircraft”). Each Aircraft is owned and is being operated by Delta. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Equipment Notes to be held in the Trusts and each of the Aircraft that will secure such Equipment Notes.

On and subject to the terms and conditions of the Indenture and the Participation Agreement relating to each Aircraft, Delta will issue on the Issuance Date the Equipment Notes relating to such Aircraft to be held in the Trusts. See “Description of the Aircraft and the Appraisals”.

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Initial Principal Amount of Series AA Equipment Notes	Initial Principal Amount of Series A Equipment Notes	Appraised Value(1)
Airbus A220-100(2)	N103DU	50022	December 2018	$16,687,000	$2,945,000	$34,080,000
Airbus A220-100	N104DU	50023	December 2018	16,688,000	2,944,000	34,080,000
Airbus A321-211	N360DN	8388	August 2018	25,247,000	4,455,000	51,560,000
Airbus A321-211	N361DN	8423	August 2018	25,247,000	4,455,000	51,560,000
Airbus A321-211	N362DN	8447	September 2018	25,320,000	4,469,000	51,710,000
Airbus A321-211	N363DN	8502	September 2018	25,359,000	4,476,000	51,790,000
Airbus A321-211	N364DX	8530	October 2018	25,462,000	4,494,000	52,000,000
Airbus A321-211	N365DN	8536	November 2018	25,565,000	4,512,000	52,210,000
Boeing 737-900ER	N907DN	32010	November 2018	24,219,000	4,273,000	49,460,000
Boeing 737-900ER	N909DN	64880	November 2018	24,591,000	4,339,000	50,220,000
Boeing 737-900ER	N910DU	32011	December 2018	24,346,000	4,296,000	49,720,000
Boeing 737-900ER	N911DQ	64882	December 2018	24,346,000	4,296,000	49,720,000
Airbus A350-941	N510DN	0204	May 2018	70,829,000	12,500,000	144,650,000
Airbus A350-941	N511DN	0210	June 2018	71,094,000	12,546,000	145,190,000
Total:				$425,000,000	$75,000,000	$867,950,000

(1)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA”, and together with AISI and BK, the “Appraisers”)). Each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal. The AISI appraisal is dated February 27, 2019; the BK appraisal is dated March 5, 2019; and the MBA appraisal is dated March 1, 2019. The appraised values provided by the Appraisers are presented as of January 31, 2019. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals”. An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

(2)	This aircraft type is manufactured by C Series Aircraft Limited Partnership as the CSALP BD-500-1A10, and is hereafter referred to as “Airbus A220-100” or “A220-100” aircraft.

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of the Issuance Date and each Regular Distribution Date thereafter. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security”. The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform Delta’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(3)	Pool Balance(1)		LTV(2)
		Class AA Certificates	Class A Certificates	Class AA Certificates	Class A Certificates
At Issuance	$867,950,000	$425,000,000	$75,000,000	49.0%	57.6%
October 25, 2019	854,160,817	425,000,000	75,000,000	49.8	58.5
April 25, 2020	840,882,835	425,000,000	75,000,000	50.5	59.5
October 25, 2020	827,604,852	425,000,000	75,000,000	51.4	60.4
April 25, 2021	814,326,869	425,000,000	75,000,000	52.2	61.4
October 25, 2021	801,048,887	425,000,000	75,000,000	53.1	62.4
April 25, 2022	787,770,904	425,000,000	75,000,000	53.9	63.5
October 25, 2022	774,492,921	425,000,000	75,000,000	54.9	64.6
April 25, 2023	761,214,939	425,000,000	75,000,000	55.8	65.7
October 25, 2023	747,936,956	425,000,000	75,000,000	56.8	66.9
April 25, 2024	734,658,973	0	0	—	—

(1)

The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to the Certificateholders of such class.

(2)

We obtained the LTVs for each class of Certificates for the Issuance Date and each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such class of Certificates (together, in the case of the Class A Certificates, with the expected outstanding pool balance of the Class AA Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date could change if, among other things, (x) any Equipment Notes are redeemed or purchased, or (y) a default in payment on any Equipment Notes occurs.

(3)

In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes”. Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

Cash Flow Structure

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

(1)	Delta will issue Series AA Equipment Notes and Series A Equipment Notes in respect of each Aircraft. The Equipment Notes will be issued under a separate Indenture with respect to each Aircraft.
(2)

The separate Liquidity Facility for each of the Class AA Certificates and Class A Certificates is expected to cover up to three semiannual interest distributions on the Class AA Certificates and Class A Certificates, respectively. Certain distributions to the Liquidity Provider for each class of Certificates will be made prior to distributions on the Class AA Certificates and Class A Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions”.

The Offering

Trusts	Each of the Class AA Trust and Class A Trust will be formed pursuant to a separate trust supplement to be entered into between Delta and U.S. Bank Trust National Association to a basic pass through trust agreement between Delta and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as Trustee under each Trust. Each class of Certificates will represent fractional undivided interests in the related Trust.

Certificates Offered	•	Class AA Certificates.

•	Class A Certificates.

Use of Proceeds	The proceeds from the sale of the Certificates of each Trust will be used by such Trust on the Issuance Date to acquire from Delta the related series of Equipment Notes to be issued with respect to each Aircraft under the related Indenture.

The Equipment Notes will be full recourse obligations of Delta. Delta will use the proceeds from the issuance of the Equipment Notes with respect to the Aircraft for general corporate purposes and to pay fees and expenses relating to this offering. See “Use of Proceeds”.

Subordination Agent, Trustee and Loan Trustee	U.S. Bank Trust National Association.

Liquidity Provider for the Class AA Certificates and Class A Certificates	Initially, Commonwealth Bank of Australia, New York Branch.

Trust Property	The property of each Trust will include:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	April 25 and October 25 of each year, commencing on October 25, 2019.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement:

•	Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•

payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

Intercreditor Agreement	The Trustees, the Liquidity Providers and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement will prescribe how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also will set forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

•	first, to the holders of the Class AA Certificates to make distributions in respect of interest on the Class AA Certificates;

•	second, to the holders of the Class A Certificates to make distributions in respect of interest on the Eligible A Pool Balance;

•	third, to the holders of the Class AA Certificates to make distributions in respect of the Pool Balance of the Class AA Certificates;

•

fourth, to the holders of the Class A Certificates to make distributions in respect of interest on the Pool Balance of the Class A Certificates not previously distributed under clause “second” above; and

•	fifth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class AA Certificates and Class A Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions”. In addition, if any Additional Certificates are issued, the priority of distributions may be revised. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

•	if Final Distributions have not been paid in full to the holders of the Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•

if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates and the holders of the Class A Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes	In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of Delta, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta or Delta’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates	If Delta is in bankruptcy and certain other specified events have occurred:

•	the Class A Certificateholders (other than Delta or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates; and

•

if one or more classes of Additional Certificates have been issued and are outstanding, the holders (other than Delta or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates and, if applicable, any other class of Additional Certificates generally ranking senior in priority of payment to such class of Additional Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities	Under the Liquidity Facility for each of the Class AA Trust and Class A Trust, the applicable Liquidity Provider will be required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Provider.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates of a Trust will be entitled to receive and retain the proceeds of interest drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing at the interest rate provided for in such Liquidity Facility. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to other Liquidity Facilities and will rank senior to all of the Certificates in right of payment.

Possible Issuance of Additional Certificates	One or more classes of additional pass through certificates may be issued at any time and from time to time. Each class of additional pass through certificates will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to any or all of the Aircraft. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any additional pass through certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

If any Additional Certificates are issued, under certain circumstances, the holders of the Additional Certificates will have certain rights to purchase the Class AA Certificates and Class A Certificates. See “Description of the Certificates—Certificate Buyout Right of Certificateholders”. In addition, if any Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates and Class A Certificates. In addition, the Additional Certificates may have the benefit of credit support (including a liquidity facility). See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Possible Refinancing of Certificates	Delta may elect at any time and from time to time to:

•

redeem all (but not less than all) of the Series A Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes; or

•

following the payment in full of all (but not less than all) of the Series A Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full.

In either such case, Delta will fund the sale of any such series of Equipment Notes through the sale of pass through certificates issued by a related pass through trust.

Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any such series of equipment notes in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Equipment Notes

(a) Issuer	Under each Indenture, Delta will issue Series AA Equipment Notes and Series A Equipment Notes, which will be acquired, respectively, by the Class AA Trust and Class A Trust.

(b) Interest	The issued and outstanding Equipment Notes held in each Trust will accrue interest at the Stated Interest Rate for the Certificates issued by such Trust. Interest on the issued and outstanding Equipment Notes will be payable on April 25 and October 25 of each year, commencing on October 25, 2019, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	The entire principal amount of the issued and outstanding Series AA Equipment Notes and Series A Equipment Notes is scheduled to be paid on April 25, 2024. See “Description of the Equipment Notes—Principal and Interest Payments”.

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•

the indebtedness evidenced by the Series A Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•

if Delta issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such most senior Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes and Series A Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes and each series of Additional Equipment Notes that rank senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing of Certificates”); and

•

the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement—Priority of Distributions”.

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, Delta will either:

•	substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

•	redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. Delta may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, Delta may elect to redeem all of the outstanding Series A Equipment Notes or all of the outstanding Additional Equipment Notes of any series, in each case, in connection with a refinancing of such series or without refinancing. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. The redemption price in each such case will be the unpaid principal amount of such Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes—Redemption”.

(f) Security and cross-

collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination”.

This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of Title 11 of the United States Code, the U.S. Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”).

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft under the applicable Indenture will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution	Delta may, at any time and from time to time, with respect to any Aircraft, substitute for the related Airframe an airframe of the same model or a comparable or improved model of the manufacturer of the Aircraft, free and clear of all liens (other than permitted liens), and release the Airframe being substituted from the lien of the related Indenture, so long as:

•	no Indenture Event of Default has occurred and is continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the issuance date of the Series AA Equipment Notes under such related Indenture; and

•

the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted has been maintained in accordance with such related Indenture).

See “Description of the Equipment Notes—Security—Substitution of Airframe”.

(h) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(i) Section 1110 Protection	Delta’s internal counsel will provide an opinion to the Trustees that the benefits of Section 1110 will be available for each of the Aircraft.

Certain U.S. Federal Income Tax Consequences	None of the Trusts will be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences”.

Certain ERISA Considerations	Each person who purchases or holds a Certificate or an interest therein will be deemed to have represented that either:

•	no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein; or

•

the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”) or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions and do not violate Similar Law.

See “Certain ERISA Considerations”.

Governing Law	The Certificates and the Equipment Notes will be governed by the laws of the State of New York.

Summary Historical Consolidated Financial and Operating Data

The following tables present our summary historical consolidated financial and operating data. We derived the statement of operations data for the years ended December 31, 2018, 2017, and 2016 and the balance sheet data as of December 31, 2018 and 2017 from our audited consolidated financial statements for the year ended December 31, 2018 and the related notes thereto incorporated by reference herein.

You should read the following tables in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2018. See “Where You Can Find More Information” in this prospectus supplement.

Statement of Operations Data

	Year Ended December 31,
(in millions)	2018	2017	2016
Operating revenue	$44,438	$41,138	$39,450
Operating expense	39,174	35,172	32,454
Operating income	5,264	5,966	6,996
Interest expense, net	(311)	(396)	(388)
Net income	3,935	3,205	4,195

	December 31,
	2018	2017
Balance Sheet Data (in millions)
Cash, cash equivalents and short-term investments	$1,768	$2,639
Total assets	60,266	53,671
Long-term debt and finance leases (including current maturities)	9,771	8,834
Stockholders’ equity	13,687	12,530

	Year Ended December 31,
	2018		2017		2016
Other Financial and Statistical Data(1)
Revenue passenger miles (millions)	225,243		217,712		213,098
Available seat miles (millions)	263,365		254,325		251,867
Passenger mile yield	17.65	¢	16.97	¢	16.81	¢
Passenger revenue per available seat mile	15.09	¢	14.53	¢	14.22	¢
Operating cost per available seat mile	14.87	¢	13.83	¢	12.89	¢
Passenger load factor	85.5%		85.6%		84.6%
Fuel gallons consumed (millions)	4,113		4,032		4,016
Average price per fuel gallon(2)	$2.20		$1.68		$1.49

(1)	Includes the operations of our regional carriers under capacity purchase agreements.
(2)	Includes the impact of fuel hedge activity and refinery segment results.

Recent Developments

We recently entered into a $1 billion short-term loan in order to accelerate planned 2019 repurchases under our share repurchase program. We have completed share repurchases of $1.3 billion during the March 2019 quarter.

RISK FACTORS

In considering whether to purchase the Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports filed with the SEC.

Risk Factors Relating to Delta

Our business and results of operations are dependent on the price of aircraft fuel. High fuel costs or cost increases, including in the cost of crude oil, could have a material adverse effect on our operating results.

Our operating results are significantly impacted by changes in the price of aircraft fuel. Over the last decade, fuel prices have increased substantially at times and have been highly volatile. In 2018, our average fuel price per gallon, including the impact of fuel hedges, was $2.20, a 31.0% increase from our average fuel price in 2017. In 2017, our average fuel price per gallon was $1.68, a 12.8% increase from our average fuel price in 2016. In 2016, our average fuel price per gallon was $1.49, a 21.6% decrease from our average fuel price in 2015. Fuel costs represented 23.0%, 19.2% and 18.3% of our operating expense in 2018, 2017 and 2016, respectively.

Our ability to pass along rapidly increasing fuel costs to our customers may be affected by the competitive nature of the airline industry. In addition, because passengers often purchase tickets well in advance of their travel, a significant rapid increase in fuel price may result in the fare charged not covering that increase. At times in the past, we often were not able to increase our fares to offset fully the effect of increases in fuel costs, and we may not be able to do so in the future.

We acquire a significant amount of jet fuel from our wholly owned subsidiary, Monroe Energy, LLC (“Monroe”), and through strategic agreements that Monroe has with third parties. The cost of the fuel we purchase under these arrangements remains subject to volatility in the cost of crude oil and jet fuel. In addition, we continue to purchase a significant amount of aircraft fuel in addition to what we obtain from Monroe. Our aircraft fuel purchase contracts alone do not provide material protection against price increases as these contracts typically establish the price based on industry standard market price indices.

Significant extended disruptions in the supply of aircraft fuel, including from Monroe, could have a material adverse effect on our operations and operating results.

Weather-related events, natural disasters, political disruptions or wars involving oil-producing countries, changes in governmental policy concerning aircraft fuel production, transportation, taxes or marketing, changes in refining capacity, environmental concerns and other unpredictable events may impact crude oil and fuel supply and could result in shortages in the future. Shortages in fuel supplies could have negative effects on our results of operations and financial condition.

Because we acquire a large amount of our jet fuel from Monroe, the disruption or interruption of production at the refinery could have an impact on our ability to acquire jet fuel needed for our operations. Disruptions or interruptions of production at the refinery could result from various sources including a major accident or mechanical failure, interruption of supply or delivery of crude oil, work stoppages relating to organized labor issues, or damage from severe weather or other natural or man-made disasters, including acts of terrorism. If the refinery were to experience an interruption in operations, disruptions in fuel supplies could have negative effects on our results of operations and financial condition. In addition, the financial benefits from the operation of the refinery could be materially adversely affected (to the extent not recoverable through insurance) because of lost production and repair costs.

If Monroe’s cost of producing non-jet fuel products exceeds the value it receives for those products, the financial benefits we expect to achieve through the ownership of the refinery and our consolidated results of operations could be materially adversely affected.

Fuel hedging activities are intended to manage the financial impact of the volatility in the price of jet fuel. The effects of rebalancing our hedge portfolio and mark-to-market adjustments may have a negative effect on our financial results.

To the extent that we may reduce the financial impact of changes in the price of jet fuel through a hedging program, we may utilize different contract and commodity types in the program and test their economic effectiveness against our financial targets. Any hedging program may not be successful in providing price protection due to market conditions and the choice of hedging instruments. We closely monitor any hedge portfolio and rebalance the portfolio based on market conditions, which may result in locking in gains or losses on hedge contracts prior to their settlement dates. In addition, we record mark-to-market adjustments (“MTM adjustments”) on our fuel hedges. MTM adjustments are based on market prices at the end of the reporting period for contracts settling in future periods. Losses from rebalancing or MTM adjustments (or both) may have a negative impact on our financial results.

Our fuel hedge contracts may contain margin funding requirements, which require us to post margin to counterparties or cause counterparties to post margin to us as market prices in the underlying hedged items change. If fuel prices decrease significantly from the levels existing at the time we enter into fuel hedge contracts, we may be required to post a significant amount of margin, which could have a material impact on the level of our unrestricted cash and cash equivalents and short-term investments.

Our significant investments in airlines in other parts of the world and the commercial relationships that we have with those carriers may not produce the returns or results we expect.

An important part of our strategy to expand our global network has been to make significant investments in airlines in other parts of the world and expand our commercial relationships with these carriers. We expect to continue exploring ways to expand our relationships with other carriers as part of our global business strategy. These investments and relationships involve significant challenges and risks, including that we may not realize a satisfactory return on our investment, that they may distract management from our operations or that they may not generate the expected revenue synergies. These events could have a material adverse effect on our operating results or financial condition.

In addition, we are dependent on these other carriers for significant aspects of our network in the regions in which they operate. While we work closely with these carriers, we do not have control over their operations or business methods. To the extent that the operations of any of these carriers are disrupted over an extended period of time or their actions subject us to the consequences of failure to comply with laws and regulations or adversely affect our operations, our results of operations may be adversely affected. We also may be subject to consequences from any improper behavior of joint venture partners, including for failure to comply with anti-corruption laws such as the United States Foreign Corrupt Practices Act.

We are at risk of losses and adverse publicity stemming from a serious accident involving our aircraft or aircraft of our airline partners.

An aircraft crash or other serious accident could expose us to significant liability. Although we believe that our insurance coverage is appropriate, we may be forced to bear substantial losses from an accident in the event that the coverage was not sufficient.

In addition, any accident involving an aircraft that we operate or an aircraft that is operated by an airline that is one of our regional carriers or codeshare, alliance or joint venture partners could create a negative public perception about safety, which could harm our reputation, resulting in air travelers being reluctant to fly on our aircraft and therefore harm our business.

Breaches or lapses in the security of our technology systems and the data we store could compromise passenger or employee information and expose us to liability, possibly having a material adverse effect on our business.

As a regular part of our ordinary business operations, we collect and store sensitive data, including personal information of our passengers and employees and information of our business partners. The secure operation of the networks and systems on which this type of information is stored, processed and maintained is critical to our business operations and strategy.

Our information systems and those of our service providers are subject to an increasing threat of continually evolving cybersecurity risks. Unauthorized parties may attempt to gain access to our systems or information or those of our service providers, including through fraud or other means of deception. Hardware or software we develop, acquire or use in connection with our systems may contain defects that could unexpectedly compromise information security. We were notified in 2018 that a third-party vendor of chat services for Delta and other companies determined it had been involved in a cyber incident for a short period in 2017. We have incurred remedial, legal and other costs in connection with this incident but the costs are not material to our financial position or results of operations.

The methods used to obtain unauthorized access, disable or degrade service or sabotage systems are constantly evolving and may be difficult to anticipate or to detect for long periods of time. As a result of these types of risks and regular attacks on our systems, we regularly review and update procedures and processes to prevent and protect against unauthorized access to our systems and information and inadvertent misuse of data. In addition to continuously risk assessing and reviewing our procedures, processes and technologies, we also continue to monitor, review and update the process and control requirements we expect our third parties and vendors to leverage and implement for the protection of Delta information that is in their care. However, the constantly changing nature of the threats means that we may not be able to prevent all data security breaches or misuse of data.

The compromise of our technology systems resulting in the loss, disclosure, misappropriation of, or access to, customers’, employees’ or business partners’ information or failure to comply with regulatory or contractual obligations with respect to such information could result in legal claims or proceedings, liability or regulatory penalties under laws protecting the privacy of personal information, disruption to our operations and damage to our reputation, any or all of which could adversely affect our business. The costs to remediate breaches and similar system compromises that do occur could be material. In addition, as cybercriminals become more sophisticated, the cost of proactive defensive measures may increase.

Disruptions of our information technology infrastructure could interfere with our operations, possibly having a material adverse effect on our business.

Disruptions in our information technology network could result from a technology error or failure impacting our internal systems, whether hosted internally at our data centers or externally at third-party locations, or large scale external interruption in technology infrastructure support on which we depend, such as power, telecommunications or the internet. For example, we experienced a power outage at our data center in 2016 that disrupted our operations even though it was quickly addressed. The operation of our technology systems and the use of related data may also be vulnerable to a variety of other sources of interruption, including natural disasters, terrorist attacks, computer viruses, hackers and other security issues. A significant individual, sustained or repeated failure of our network, including third-party networks we utilize and on which we depend, could impact our customer service and result in increased costs. While we have in place initiatives to prevent disruptions and disaster recovery plans (including the creation of a back-up data center since 2016) and continue to invest in improvements to these initiatives and plans, these measures may not be adequate to prevent a business disruption and its adverse financial and reputational consequences to our business.

Failure of our technology to perform effectively could have an adverse effect on our business.

We are dependent on technology initiatives to provide customer service and operational effectiveness in order to compete in the current business environment. For example, we have made and continue to make significant investments in customer facing technology such as delta.com, mobile device applications, check-in kiosks, customer service applications, application of biometric technology, airport information displays and related initiatives, including security for these initiatives. We are also investing in significant upgrades to technology infrastructure and other supporting systems. The performance, reliability and security of the technology are critical to our ability to serve customers. If our technology does not perform effectively, our business and operations would be negatively affected, which could be material.

Agreements governing our debt, including credit agreements, include financial and other covenants. Failure to comply with these covenants could result in events of default.

Our primary credit facility has various financial and other covenants that require us to maintain a minimum fixed charge coverage ratio and a minimum asset coverage ratio. We have other smaller facilities, some of which are secured and also contain collateral coverage ratios. A decline in the value of our assets supporting these facilities from factors that are not under our control could affect one or more of the ratios. In addition, the credit facilities contain other negative covenants customary for such financings. These covenants are subject to important exceptions and qualifications. If we fail to comply with these covenants and are unable to remedy or obtain a waiver or amendment, an event of default would result.

The credit facilities also contain other events of default customary for such financings. If an event of default were to occur, the lenders could, among other things, declare outstanding amounts due and payable. In addition, an event of default or declaration of acceleration under any of the credit facilities could also result in an event of default under other of our financing agreements. The acceleration of significant amounts of debt could require us to renegotiate, repay or refinance the obligations under the credit facilities or other financing arrangements.

Employee strikes and other labor-related disruptions may adversely affect our operations.

Our business is labor intensive, utilizing large numbers of pilots, flight attendants, aircraft maintenance technicians, ground support personnel and other personnel. As of December 31, 2018, approximately 19% of our workforce, primarily pilots, was unionized. Relations between air carriers and labor unions in the United States (the “U.S.”) are governed by the Railway Labor Act, which provides that a collective bargaining agreement between an airline and a labor union does not expire, but instead becomes amendable as of a stated date. The Railway Labor Act generally prohibits strikes or other types of self-help actions both before and after a collective bargaining agreement becomes amendable, unless and until the collective bargaining processes required by the Railway Labor Act have been exhausted. Monroe’s relations with unions representing its employees are governed by the National Labor Relations Act (the “NLRA”), which generally allows self-help after a collective bargaining agreement expires.

If we or our subsidiaries are unable to reach agreement with any of our unionized work groups on future negotiations regarding the terms of their collective bargaining agreements or if additional segments of our workforce become unionized, we may be subject to work interruptions or stoppages, subject to the requirements of the Railway Labor Act or the NLRA, as the case may be. Strikes or labor disputes with our unionized employees may adversely affect our ability to conduct business.

Likewise, if third-party regional carriers with whom we have contract carrier agreements are unable to reach agreement with their unionized work groups in current or future negotiations regarding the terms of their collective bargaining agreements, those carriers may be subject to work interruptions or stoppages, subject to the requirements of the Railway Labor Act, which could have a negative impact on our operations.

Our results can fluctuate due to the effects of weather, natural disasters and seasonality.

Our results of operations are impacted by severe weather, natural disasters and seasonality. Severe weather conditions and natural disasters (or other environmental events) can significantly disrupt service and create air traffic control problems. These events decrease revenue and can also increase costs. In addition, increases in the frequency, severity or duration of thunderstorms, hurricanes, typhoons or other severe weather events, including from changes in the global climate, could result in increases in delays and cancellations, turbulence-related injuries and fuel consumption to avoid such weather, any of which could result in loss of revenue and higher costs. In addition, demand for air travel is typically higher in the June and September quarters, particularly in our international markets, because there is more vacation travel during these periods than during the remainder of the year. The seasonal shifting of demand causes our financial results to vary on a seasonal basis. Because of fluctuations in our results from weather, natural disasters and seasonality, operating results for a historical period are not necessarily indicative of operating results for a future period and operating results for an interim period are not necessarily indicative of operating results for an entire year.

An extended disruption in services provided by third parties, including third-party regional carriers, could have a material adverse effect on our results of operations.

We utilize the services of third parties in a number of areas in support of our operations that are integral to our business, including third-party carriers in the Delta Connection® program and ground operations at some airports. While we have agreements with these providers that define expected service performance, we do not have direct control over their operations. In particular, some third-party regional carriers are facing a shortage of qualified pilots due to government mandated increases in flight experience required for pilots working for airlines. If this shortage becomes more widespread, third-party regional carriers may not be able to comply with their obligations to us. To the extent that a significant disruption in services occurs because third party providers are unable to perform their obligations over an extended period of time, our revenue may be reduced or our expenses may be increased, resulting in a material adverse effect on our results of operations.

The failure or inability of insurance to cover a significant liability related to an environmental or other incident associated with the operation of the Monroe refinery could have a material adverse effect on our consolidated financial results.

Monroe’s refining operations are subject to various hazards unique to refinery operations, including explosions, fires, toxic emissions and natural catastrophes. Monroe could incur substantial losses, including cleanup costs, fines and other sanctions and third-party claims, and its operations could be interrupted, as a result of such an incident. Monroe’s insurance coverage does not cover all potential losses, costs or liabilities, and Monroe could suffer losses for uninsurable or uninsured risks or in amounts greater than its insurance coverage. In addition, Monroe’s ability to obtain and maintain adequate insurance may be affected by conditions in the insurance market over which it has no control. If Monroe were to incur a significant liability for which it is not fully insured or for which insurance companies do not or are unable to provide coverage, this could have a material adverse effect on our consolidated financial results of operations or consolidated financial position.

The operation of the refinery by Monroe is subject to significant environmental regulation. Failure to comply with environmental regulations or the enactment of additional regulations could have a negative impact on our consolidated financial results.

Monroe’s operations are subject to extensive environmental, health and safety laws and regulations, including those relating to the discharge of materials into the environment, waste management, pollution prevention measures and greenhouse gas emissions. Monroe could incur fines and other sanctions, cleanup costs and third-party claims as a result of violations of or liabilities under environmental, health and safety requirements, which if significant, could have a material adverse effect on our financial results. In addition, the enactment of new environmental laws and regulations, including any laws or regulations relating to greenhouse gas emissions, could significantly increase the level of expenditures required for Monroe or restrict its operations.

In particular, under the Energy Independence and Security Act of 2007, the U.S. Environmental Protection Agency (the “EPA”) has adopted the Renewable Fuel Standard (the “RFS”) that mandate the blending of renewable fuels into Transportation Fuels. Renewable Information Numbers (“RINs”) are assigned to renewable fuels produced or imported into the U.S. that are blended into Transportation Fuels to demonstrate compliance with this obligation. A refinery may meet its obligation under RFS by blending the necessary volumes of renewable fuels with Transportation Fuels or by purchasing RINs in the open market or through a combination of blending and purchasing RINs.

Because Monroe blends only a small amount of renewable fuels, it must purchase the majority of its RINs requirement in the secondary market or obtain a waiver from the EPA. As a result, Monroe is exposed to the market price of RINs. Market prices for RINs have been volatile, marked by periods of sharp increases and decreases. We cannot predict the future prices of RINs. Purchasing RINs at elevated prices could have a material impact on our results of operations and cash flows.

Existing laws or regulations could change, and the minimum volumes of renewable fuels that must be blended with refined petroleum products may increase. Increases in the volume of renewable fuels that must be blended into Monroe’s products could limit the refinery’s production if sufficient numbers of RINs are not available for purchase or relief from this requirement is not obtained, which could have an adverse effect on our consolidated financial results.

If we lose senior management and other key employees and they are not replaced by individuals with comparable skills, our operating results could be adversely affected.

We are dependent on the experience and industry knowledge of our officers and other key employees to design and execute our business plans. If we experience a substantial turnover in our leadership and other key employees, and these persons are not replaced by individuals with comparable skills, our performance could be materially adversely impacted. Furthermore, we may be unable to attract and retain additional qualified executives as needed in the future.

Our reputation and brand could be damaged if we are exposed to significant adverse publicity through social media.

We operate in a highly visible, public environment with significant exposure to social media. Adverse publicity, whether justified or not, can rapidly spread through social or digital media. In particular, passengers can use social media to provide feedback about their interaction with us in a manner that can be quickly and broadly disseminated. To the extent we are unable to respond timely and appropriately to adverse publicity, our brand and reputation may be damaged. Significant damage to our overall reputation and brand image could have a negative impact on our financial results.

Risk Factors Relating to the Airline Industry

Terrorist attacks, geopolitical conflict or security events may adversely affect our business, financial condition and operating results.

Terrorist attacks, geopolitical conflict or security events, or fear of any of these events, could have a significant adverse effect on our business. Despite significant security measures at airports and airlines, the airline industry remains a high profile target for terrorist groups. We constantly monitor threats from terrorist groups and individuals, including from violent extremists both internationally and domestically, with respect to direct threats against our operations and in ways not directly related to the airline industry. In addition, the impact on our operations of avoiding areas of the world, including airspace, in which there are geopolitical conflicts and the targeting of commercial aircraft by parties to those conflicts can be significant. Security events, primarily from external sources but also from potential insider threats, also pose a significant risk to our passenger and cargo operations. These events could include random acts of violence and could occur in public areas that we cannot control.

Terrorist attacks, geopolitical conflict or security events, or fear of any of these events, even if not made directly on or involving the airline industry, could have significant negative impact on us by discouraging passengers from flying, leading to decreased ticket sales and increased refunds. In addition, potential costs from these types of events include increased security costs, impacts from avoiding flight paths over areas in which conflict is occurring, reputational harm and other costs. If any or all of these types of events occur, they could have a material adverse effect on our business, financial condition and results of operations.

The global airline industry is highly competitive and, if we cannot successfully compete in the marketplace, our business, financial condition and operating results will be materially adversely affected.

The airline industry is highly competitive, marked by significant competition with respect to routes, fares, schedules (both timing and frequency), services, products, customer service and loyalty programs. Consolidation in the airline industry, the rise of subsidized government sponsored international carriers, changes in international alliances and the creation of immunized joint ventures have altered and will continue to alter the competitive landscape in the industry, resulting in the formation of airlines and alliances with increased financial resources, more extensive global networks and competitive cost structures.

Our domestic operations are subject to competition from traditional network carriers, including American Airlines and United Airlines, national point-to-point carriers, including Alaska Airlines, JetBlue Airways and Southwest Airlines, and other discount or ultra low-cost carriers, including Spirit Airlines and Allegiant Air, some of which may have lower costs than we do and provide service at low fares to destinations served by us. Point-to-point, discount and ultra low-cost carriers place significant competitive pressure on network carriers in the domestic market. In particular, we face significant competition at our domestic hub and key airports either directly at those airports or at the hubs of other airlines that are located in close proximity to our hubs and key airports. We also face competition in smaller to medium-sized markets from regional jet operations of other carriers. Our ability to compete in the domestic market effectively depends, in part, on our ability to maintain a competitive cost structure. If we cannot maintain our costs at a competitive level, then our business, financial condition and operating results could be materially adversely affected.

Our international operations are subject to competition from both foreign and domestic carriers. Competition from government-owned and subsidized carriers in the Gulf region, including Emirates, Etihad Airways and Qatar Airways, is significant. These carriers have large numbers of international widebody aircraft on order and have increased service to the U.S. These carriers are government-subsidized, which has allowed them to grow quickly, reinvest in their product and expand their global presence at the expense of U.S. airlines.

Through alliance and other marketing and codesharing agreements with foreign carriers, U.S. carriers have increased their ability to sell international transportation, such as services to and beyond traditional European and Asian gateway cities.

Similarly, foreign carriers have obtained increased access to interior U.S. passenger traffic beyond traditional U.S. gateway cities through these relationships. In addition, several joint ventures among U.S. and foreign carriers have received grants of antitrust immunity allowing the participating carriers to coordinate schedules, pricing, sales and inventory.

Increased competition in both the domestic and international markets may have a material adverse effect on our business, financial condition and operating results.

Extended interruptions or disruptions in service at major airports in which we operate could have a material adverse impact on our operations.

The airline industry is heavily dependent on business models that concentrate operations in major airports in the U.S. and throughout the world. An extended interruption or disruption at an airport where we have significant operations could have a material impact on our business, financial condition and results of operations.

The airline industry is subject to extensive government regulation, and new regulations may increase our operating costs.

Airlines are subject to extensive regulatory and legal compliance requirements that result in significant costs. For instance, the Federal Aviation Association (the “FAA”) from time to time issues directives and other regulations relating to the maintenance and operation of aircraft that necessitate significant expenditures. We expect to continue incurring significant expenses to comply with the FAA’s regulations.

Other laws, regulations, taxes and airport rates and charges have also been imposed from time to time that significantly increase the cost of airline operations or reduce revenues. The industry is heavily taxed. Additional taxes and fees, if implemented, could negatively impact our results of operations.

Airport slot access is subject to government regulation and changes in slot regulations or allocations could impose a significant cost on the airlines operating in airports subject to such regulations or allocations. In addition, the failure of the federal government to upgrade the U.S. air traffic control system has resulted in delays and disruptions of air traffic during peak travel periods in certain congested markets. The failure to improve the air traffic control system could lead to increased delays and inefficiencies in flight operations as demand for U.S. air travel increases, having a material adverse effect on our operations. Failure to update the air traffic control system in a timely manner, and the substantial funding requirements of an updated system that may be imposed on air carriers, may have an adverse impact on our financial condition and results of operations.

Future regulatory action concerning climate change, aircraft emissions and noise emissions could have a significant effect on the airline industry. While the specific nature of future actions is hard to predict, new environmental laws or regulations adopted in the U.S. or other countries could impose significant additional costs on our operations, either through direct costs in our operations or through increases in costs that our suppliers pass along to us.

We and other U.S. carriers are subject to domestic and foreign laws regarding privacy of passenger and employee data that are not consistent in all countries in which we operate. In addition to the heightened level of concern regarding privacy of passenger data in the U.S., certain European government agencies have recently updated privacy regulations applicable to private industry, including airlines. Ongoing compliance with these evolving regulatory regimes is expected to result in additional operating costs and could impact our operations and any future expansion.

Because of the global nature of our business, unfavorable global economic conditions or volatility in currency exchange rates could have a material adverse effect on our business, financial condition and operating results.

As a result of the discretionary nature of air travel, the airline industry has been cyclical and particularly sensitive to changes in economic conditions. Because we operate globally, with approximately 30% of our revenues from operations outside of the U.S., our business is subject to economic conditions throughout the world. During periods of unfavorable or volatile economic conditions in the global economy, demand for air travel can be significantly impacted as business and leisure travelers choose not to travel, seek alternative forms of transportation for short trips or conduct business through videoconferencing. If unfavorable economic conditions occur, particularly for an extended period, our business, financial condition and results of operations may be adversely affected. In addition, significant or volatile changes in exchange rates between the U.S. dollar and other currencies, and the imposition of exchange controls or other currency restrictions, may have a material adverse effect on our liquidity, financial conditions and results of operations.

Economic conditions following the United Kingdom’s exit from the European Union could adversely affect our business.

Following a referendum in June 2016 in which voters in the U.K. approved an exit from the European Union (often referred to as Brexit), the U.K.’s withdrawal is scheduled to become effective March 29, 2019 but there is substantial uncertainty regarding the terms of the withdrawal. Regardless of what happens with Brexit, the U.S.-EU Open Skies air services agreement will remain in effect and the recently signed U.S.-U.K. Open Skies agreement will take effect, maintaining the current liberal air services regime in the transatlantic market. The imposition of restrictions on flying rights between the EU and U.K. in connection with Brexit could negatively impact Virgin Atlantic, our joint venture partner in which we have 49% ownership, and could impact the planned integration of our transatlantic joint ventures.

The exit of the U.K. from the EU without agreement on matters such as trade, customs, financial services and the movement of goods and people between the EU and the U.K. could adversely impact the demand for air travel in the U.K. and increase costs for us and our joint venture partners. Furthermore, post-Brexit ambiguity or changes in regulations could diminish the value of route authorities, slots or other assets owned by us or our joint venture partners and, therefore, could adversely impact our business and results of operations.

The rapid spread of contagious illnesses can have a material adverse effect on our business and results of operations.

The rapid spread of a contagious illness, or fear of such an event, can have a material adverse effect on the demand for worldwide air travel and therefore can have a material adverse effect on our business and results of operations. Moreover, our operations could be negatively affected if employees are quarantined as the result of exposure to a contagious illness. Similarly, travel restrictions or operational issues resulting from the rapid spread of contagious illnesses in a part of the world in which we have significant operations may have a material adverse impact on our business and results of operations.

Risk Factors Relating to the Certificates and the Offering

Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The AISI appraisal is dated February 27, 2019; the BK appraisal is dated March 5, 2019; and the MBA appraisal is dated March 1, 2019. The appraised values provided by the Appraisers are presented as of January 31, 2019. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value”, which is the theoretical value for an aircraft assuming a balanced market, while “current market value” is the value for an aircraft in the actual market. In particular, each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal. Appraisals that are more current or are based on other assumptions and methodologies (or a different maintenance status or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals”.

There are particular uncertainties with respect to the appraised value of the Airbus A350-900 aircraft, which is a newly-developed model. Similar uncertainties are applicable to the Airbus A220-100 aircraft, which is also a newly-developed model. The first delivery to a commercial airline of an Airbus A220-100 aircraft was in June 2016, and the first such delivery of an Airbus A350-900 aircraft was in December 2014. As a result, secondary market values for these aircraft have not been established. Also, the appraisal and consulting firms that have prepared the appraisals of the Aircraft have less experience appraising Airbus A220-100 aircraft and Airbus A350-900 aircraft as compared to other aircraft models that have been in operation in greater numbers for a longer period of time.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the

Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the Aircraft may not be airworthy and/or the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be a lesser amount of proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance; Operation; Alterations, Modifications and Additions”.

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. In addition, under certain circumstances, Delta is permitted to replace Aircraft that have been damaged or destroyed and may use the insurance proceeds received in respect of such Aircraft to do so. However, inflation, changes in applicable regulations, environmental considerations and other factors may make the insurance proceeds insufficient to repair or replace Aircraft if they are damaged or destroyed. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance”.

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, subject to the terms and conditions of the related Indenture and Participation Agreement, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange, pooling, borrowing or other similar arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the U.S., is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or another domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Registration, Leasing and Possession”.

In addition, some foreign jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under U.S. law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the U.S.

In connection with the repossession of an Aircraft, Delta may be required to pay outstanding mechanics’ liens, hangarkeepers’ liens, airport charges, and navigation fees and other amounts secured by statutory or other liens on the repossessed Aircraft. Moreover, Delta or the Loan Trustee may be subject to delays and additional expense in taking possession of an Aircraft from any third party maintenance provider, including if it must arrange alternative means to have the maintenance work completed or if such third party maintenance provider is the subject of a bankruptcy, reorganization, insolvency or similar event. Such circumstances could result in a reduced value of the Aircraft and a lesser amount of proceeds from which to repay the holders of the Equipment Notes.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class A Certificates rank generally junior to the Class AA Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement—Priority of Distributions”.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations, and to certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates, or distributions in respect of such other payments, to be made under the Intercreditor Agreement from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions”.

In addition, the subordination provisions applicable to the Certificates permit certain distributions to be made on Class A Certificates prior to making distributions in full on the Class AA Certificates, and, if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class AA Certificates and Class A Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Finally, the Class A Certificates rank generally junior to the Class AA Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, the Class A Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against Delta of the same amount.

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such

Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default”.

The Controlling Party will be:

•	if Final Distributions have not been paid in full to holders of the Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•

if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates and the holders of the Class A Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”. The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination” and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies may be exercisable under such remaining Indentures. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Certificates is not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of Delta or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Certificates.

Any credit ratings assigned to the Certificates would be expected to be based primarily on the default risk of the Equipment Notes, the availability of the Liquidity Facilities for the benefit of the holders of the Class AA Certificates and Class A Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting Delta or its affiliates. We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends, repurchase our common stock or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Because there is no current market for the Certificates, holders of Certificates may have a limited ability to resell Certificates.

Each class of Certificates is a new issue of securities. Prior to this offering of the Certificates, there has been no trading market for the Certificates. Neither Delta nor any Trust intends to apply for listing of the Certificates on any national securities exchange. The Underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active trading market does not develop, the market price and liquidity of the Certificates may be adversely affected.

The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of Delta’s financial performance and prospects. See also “—The market for Certificates could be negatively affected by legislative and regulatory changes”.

The market for Certificates could be negatively affected by legislative and regulatory changes.

The Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Trusts to issue the Certificates to investors generally without registering as an investment company; provided that the Certificates have an investment grade credit rating at the time of original issuance. Events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Trusts to sell the Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or otherwise modifies it, or if other legislative or regulatory changes are enacted that affect the ability of the Trusts to issue the Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the Certificates, or to resell their Certificates to other investors generally and, in each case, the Trusts are unable to rely on, or satisfy, such modified exemption or changes, or are unable to rely on an alternative exemption (if any), the secondary market for the Certificates could be negatively affected and, as a result, the market price of the Certificates could decrease.

Credit risk retention regulation in Europe may adversely impact an investment in or the liquidity of the Certificates.

In Europe, there is increased political and regulatory scrutiny of the asset-backed securities industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation and which may have an adverse impact on the regulatory capital charge to certain investors in securitization exposures or the incentives for certain investors to hold asset-backed securities and may thereby affect the price and liquidity of such securities.

Neither Delta nor any of its affiliates: (i) makes any representation as to compliance of the transactions contemplated herein with Regulation (EU) 2017/2402 (the “EU Securitization Regulation”), which has applied since January 1, 2019, or any guidelines or other materials published by the European Supervisory Authorities (jointly or individually) in relation thereto, the Draft Regulatory Technical Standards relating to risk retention published by the European Banking Authority on 31 July 2018 (the “Draft Securitization RTS”) or any other delegated regulations of the European Commission (including the final enacted form of the Draft Securitization RTS) in each case as amended from time to time (the “EU Securitization Laws”), or any regulations, guidelines or other regulatory materials in respect of similar matters in the United Kingdom that are introduced following an exit of the United Kingdom from the European Union (the “UK Securitization Laws”), or regarding the regulatory capital treatment of the investment in the Certificates on the Issuance Date or at any time in the future; or (ii) undertakes to retain a material net economic interest in the Certificates in accordance with the EU Securitization Laws or UK Securitization Laws, to provide any additional information or to take any other action that may be required to enable an affected investor to comply with any EU Securitization Laws or UK Securitization Laws or comply or enable compliance with the other requirements of the EU Securitization Laws or UK Securitization Laws; or (iii) accepts any responsibility to investors for the regulatory treatment of their investments in the Certificates by any regulatory authority in any jurisdiction. If the regulatory treatment of an investment in the Certificate is relevant to any investor’s decision whether or not to invest, the investor should consult with its own legal, accounting and other advisors or its national regulator in determining its own regulatory position. Were the Certificates considered to be a “securitization position” for the purposes of the EU Securitization Laws or UK Securitization Laws, they may not be a suitable investment for any investor which is subject to the EU Securitization Laws or UK Securitization Laws, including credit institutions, authorized alternative investment fund managers, investment fund managers, investment firms, insurance or reinsurance undertakings, institutions for occupational retirement schemes and UCITS funds. This may affect that investor’s ability to resell the Certificates and may also affect the price and liquidity of the Certificates in the secondary market. Investors must be prepared to bear the risk of holding Certificates until maturity.

Certain regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the Certificates, which, in turn, may adversely affect the ability of investors in the Certificates who are not subject to those provisions to resell their Certificates in the secondary market. No representation is made as to the proper characterization of the Certificates for legal, investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the Certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the Certificates for such purposes or under such restrictions.

Investors are themselves responsible for monitoring and assessing any changes to European risk retention laws and regulations (including UK Securitization Laws). There can be no assurances as to whether the transactions described herein will be affected by a change in law or regulation relating to the EU Securitization Laws or UK Securitization Laws, including as a result of any changes recommended in future reports or reviews. Investors should therefore make themselves aware of the EU Securitization Laws, the UK Securitization Laws, the EU Securitization Regulation (and any corresponding implementing rules of the relevant regulators), in addition to any other regulatory requirements that are (or may become) applicable to them or with respect to their investment in the Certificates.

USE OF PROCEEDS

The proceeds from the sale of the Certificates of each Trust will be used by such Trust on the Issuance Date to acquire from Delta the related series of Equipment Notes to be issued with respect to each Aircraft under the related Indenture.

The Equipment Notes will be full recourse obligations of Delta. Delta will use the proceeds from the issuance of the Equipment Notes with respect to the Aircraft for general corporate purposes and to pay fees and expenses relating to this offering.

DELTA AIR LINES, INC.

We are a major passenger airline, providing scheduled air transportation for passengers and cargo throughout the U.S. and around the world. Powered by the dedication of our employees, we are committed to providing exceptional customer service through our global route network. Our route network is centered around a system of significant hubs and key markets at airports in Amsterdam, Atlanta, Boston, Detroit, London-Heathrow, Los Angeles, Mexico City, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City, São Paulo, Seattle, Seoul-Incheon and Tokyo-Narita. Each of these operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub or key market to domestic and international cities and to other hubs or key markets. Our network is supported by a fleet of aircraft that is varied in size and capabilities, giving us flexibility to adjust aircraft to the network. Through our international joint ventures, our alliances with other foreign airlines, our membership in SkyTeam and agreements with multiple domestic regional carriers that operate as Delta Connection®, we are able to bring choice and competition to customers worldwide.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

DESCRIPTION OF THE CERTIFICATES

The following summary describes certain material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the SEC as an exhibit to Delta’s Registration Statement on Form S-4, File No. 333-106952, and to all of the provisions of the Certificates, the Trust Supplements, the Liquidity Facilities and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under “—Subordination” below and elsewhere in this prospectus supplement, and except that the principal amount of the Equipment Notes held by each Trust and the interest rate of the Equipment Notes held by each Trust will differ.

General

Each pass through certificate (each, a “Certificate” and, collectively, the “Certificates”) will represent a fractional undivided interest in one of two Delta Air Lines 2019-1 Pass Through Trusts: the “Class AA Trust” and the “Class A Trust” and, collectively, the “Trusts”. The Trusts will be formed pursuant to a pass through trust agreement between Delta and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as trustee, dated as of November 16, 2000 (the “Basic Agreement”), and two separate supplements thereto (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class AA Trust and the Class A Trust is referred to herein, respectively, as the “Class AA Trustee” and “Class A Trustee”, and collectively as the “Trustees”. The Certificates to be issued by the Class AA Trust and the Class A Trust are referred to herein, respectively, as the “Class AA Certificates” and “Class A Certificates”. The Class AA Trust will purchase all of the Series AA Equipment Notes and the Class A Trust will purchase all of the Series A Equipment Notes. The holders of the Class AA Certificates and the Class A Certificates are referred to herein, respectively, as the “Class AA Certificateholders” and the “Class A Certificateholders”, and collectively as the “Certificateholders”. The sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

Each Certificate will represent a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) will consist of:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates of a Trust represent fractional undivided interests in such Trust only, and all payments and distributions thereon will be made only from the Trust Property of such Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of Delta, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry Registration; Delivery and Form”. The Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “—Subordination” and “Description of the Intercreditor Agreement”.

Payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

April 25 and October 25 of each year, commencing on October 25, 2019, are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The issued and outstanding Equipment Notes held in each Trust will accrue interest at the rate per annum applicable to each class of Certificates to be issued by such Trust, payable on each Regular Distribution Date commencing on the first Regular Distribution Date, except as described under “Description of the Equipment Notes—Redemption”. The rate per annum applicable to each class of Certificates is set forth on the cover page of this prospectus supplement; provided that the interest rate applicable to any new Class A Certificates issued in connection with the issuance of any new Series A Equipment Notes issued as described in “Possible Issuance of Additional Certificates and Refinancing of Certificates—Refinancing of Certificates” may differ. The interest rate applicable to each class of Certificates, as shown on the cover page of this prospectus supplement, is referred to as the “Stated Interest Rate” for the relevant Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class AA Certificates and the Class A Certificates will be each supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates. Each such Liquidity Facility is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance of the applicable class of Certificates at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility for any class of Certificates will not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class AA Certificates and Class A Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities”.

Principal

The entire principal amount of the issued and outstanding Series AA Equipment Notes and Series A Equipment Notes is scheduled to be paid on April 25, 2024. See “Description of the Equipment Notes—Principal and Interest Payments”.

Distributions

Payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments”. See “Description of the Equipment Notes—Principal and Interest Payments”. The “Final Legal Distribution Date” for the Class AA Certificates and the Class A Certificates is October 25, 2025.

Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date, and each Certificateholder of such Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of such distribution. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01)

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption, a purchase or a prepayment of any Equipment Note, the date of such early redemption, purchase or prepayment (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Each Trustee will send a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption, purchase or prepayment of the Equipment Notes held in the related Trust, such notice will be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be sent as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes—Redemption”.

Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01(a)) Each Pass Through Trust Agreement will require that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01(b) and Section 4.04; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee will be required to deposit any Scheduled Payments relating to the applicable Trust so received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Atlanta, Georgia, Wilmington, Delaware, or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions”.

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust, other than distributions made in respect of interest or Make-Whole Amount (if any) or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes held by such Trust or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date will be the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes held by such Trust or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the Certificates (the “Issuance Date”); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes to be held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, (i) any Equipment Notes held in such Trust are redeemed or purchased, or (ii) a default in payment on any Equipment Note occurs.

	Class AA		Class A
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000
October 25, 2019	0.00	1.0000000	0.00	1.0000000
April 25, 2020	0.00	1.0000000	0.00	1.0000000
October 25, 2020	0.00	1.0000000	0.00	1.0000000
April 25, 2021	0.00	1.0000000	0.00	1.0000000
October 25, 2021	0.00	1.0000000	0.00	1.0000000
April 25, 2022	0.00	1.0000000	0.00	1.0000000
October 25, 2022	0.00	1.0000000	0.00	1.0000000
April 25, 2023	0.00	1.0000000	0.00	1.0000000
October 25, 2023	0.00	1.0000000	0.00	1.0000000
April 25, 2024	425,000,000	0.0000000	75,000,000	0.0000000

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default”, “Possible Issuance of Additional Certificates and Refinancing of Certificates” and “Description of the Equipment Notes—Redemption”. Promptly following the date of any such redemption, purchase or default, notice of such recomputed Pool Factors and Pool Balances will be mailed to the Certificateholders of the applicable Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d); Basic Agreement, Section 4.03) See “—Reports to Certificateholders” and “—Certificate Buyout Right of Certificateholders”.

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2) and (3) below):

(1)

the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider; and

(4)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01(a))

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will send electronically, in accordance with DTC’s applicable procedures, to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the applicable Trust a report containing the sum of the amounts determined pursuant to clauses (1), (2) and (3) above with respect to such Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S. Bank Trust National Association will be the initial Trustee under each Trust. (Basic Agreement, Sections 7.08 and 7.09)

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder (including, subject to certain limitations, the foreclosure and sale of the Aircraft and other Collateral under such Indenture). In addition, under such circumstances, the Controlling Party may sell all (but not less than all) of such Equipment Notes to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”. The proceeds of any such sale of the Aircraft, other Collateral or Equipment Notes will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, furthermore, can take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default exists with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01, 2.03(b) and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the U.S. or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the U.S. and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement will provide that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or (iii) certain bankruptcy or insolvency events involving Delta. (Intercreditor Agreement, Section 1.01)

Each Pass Through Trust Agreement will contain a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications to be set forth in each Pass Through Trust Agreement and to certain limitations to be set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party”.

Subject to the Intercreditor Agreement, the Certificateholders of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of all Certificateholders of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each Certificateholder of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. (Indentures, Section 4.05) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party”.

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class AA Trustee, the Class A Trustee and each other Class A Certificateholder, and so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class A Certificateholder (other than Delta or any of its affiliates) will have the right (the “Class A Buyout Right”) to purchase all, but not less than all, of the Class AA Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class A Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

If any Additional Certificates are issued, the holders of such Additional Certificates (other than Delta or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder or Senior Additional Certificateholder (if any)—to purchase all but not less than all of the Class AA Certificates, Class A Certificates and each Senior Additional Certificates (if any), so long as no Junior Additional Certificateholder (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election; provided that, with respect to such Certificate Buyout Event, such Additional Holder Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right by any Junior Additional Certificateholders (if any), but shall be revived if the exercise of Additional Holder Buyout Right by such Junior Additional Certificateholders is not consummated on the purchase date proposed therefor.

If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Refinancing Certificates refinanced or otherwise replaced. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date).

Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) (other than Delta or any of its affiliates) want(s) to participate in such purchase, then such other Certificateholder(s) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If Delta or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that a Delta Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) Delta has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Delta will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

“Junior Additional Certificateholder” means each holder of Junior Additional Certificates.

“Junior Additional Certificates” means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank junior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

“Senior Additional Certificateholder” means each holder of Senior Additional Certificates.

“Senior Additional Certificates” means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank senior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•

the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

Delta will be prohibited from consolidating with or merging into any other entity where Delta is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the U.S. or any state thereof or the District of Columbia;

•

the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•

the successor or transferee entity expressly assumes all of the obligations of Delta contained in the Basic Agreement and any Trust Supplement, the Equipment Notes, the Indentures and the Participation Agreements;

•

if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease; and

•	Delta has delivered a certificate indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e))

None of the Certificates, Equipment Notes or underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Delta.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement will contain provisions permitting Delta and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of Delta, permitting or requesting the execution of amendments or agreements supplemental to the Intercreditor Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, without the consent of any Certificateholder of such Trust to, among other things:

•

evidence the succession of another corporation or entity to Delta and the assumption by such corporation or entity of the covenants of Delta contained in such Pass Through Trust Agreement or of Delta’s obligations under the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•

add to the covenants of Delta for the benefit of holders of any Certificates or surrender any right or power conferred upon Delta in such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•

cure any ambiguity or correct any mistake or inconsistency contained in, the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•

make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates as Delta may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•

comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•

modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, such other provisions as may be expressly permitted by the Trust Indenture Act;

•

(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider, to provide for any Replacement Facility or to incorporate appropriate mechanics for multiple instruments for a Replacement Facility for a single Trust, all as provided in the Intercreditor Agreement, or (iii) add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee;

•	provide certain information to the Trustee as required in such Pass Through Trust Agreement;

•

add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to the extent necessary to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•

provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property of such Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement or any Participation Agreement to reflect the substitution of a substitute aircraft for any Aircraft; or

•

make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more classes to be hereafter issued;

provided, however, that no such supplemental agreement shall cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02)

Each Pass Through Trust Agreement will also contain provisions permitting Delta and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of Delta, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the Intercreditor Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Additional Certificates or Refinancing Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or Refinancing Certificates, and other matters incidental thereto, all as provided in, and subject to certain terms and conditions set forth in, the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Each Pass Through Trust Agreement will also contain provisions permitting the execution, with the consent of the Certificateholders of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•

reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•

permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•

modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each Certificateholder of such class affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “— Certificate Buyout Right of Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•

whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•

whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•

how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as Noteholder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•

other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•

as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the applicable Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the

Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees in such circumstances.

Termination of the Trusts

With respect to each Trust, the obligations of Delta and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money or property held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’

notice from Delta, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money or property relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to Delta. (Basic Agreement, Section 11.01)

The Trustees

The Trustee of each Trust initially will be U.S. Bank Trust National Association. Each Trustee’s address is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Mail Code EX-DE-WDAW, Wilmington, Delaware 19801, Attention: Corporate Trust Services (Reference: Delta 2019-1 EETC).

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Delta with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Issuance Date, the Class AA Certificates and Class A Certificates will each be represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and will be deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.

DTC

DTC has informed Delta as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

Delta expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners”. DTC has advised Delta that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised Delta that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such

Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither Delta nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

Delta expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. Delta also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by Delta to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) Delta, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, Delta and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither Delta nor any Trustee will be liable if Delta or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the applicable Trustee. (Trust Supplements, Section 4.03(d)) Delta, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee, in accordance with the procedures set forth in the applicable Pass Through Trust Agreement, directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC.

General

The liquidity provider for each of the Class AA Trust (the “Class AA Liquidity Provider”) and Class A Trust (the “Class A Liquidity Provider” and, together with the Class AA Liquidity Provider, the “Liquidity Providers”) will enter into a separate revolving credit agreement with the Subordination Agent with respect to each of the Class AA Trust (the “Class AA Liquidity Facility”) and Class A Trust (the “Class A Liquidity Facility” and, together with the Class AA Liquidity Facility, the “Liquidity Facilities”). Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class AA Trust or Class A Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class AA Trust and Class A Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement, is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has a Long-Term Rating from each Rating Agency that meets the applicable Liquidity Threshold Rating for such Rating Agency), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” means for the Liquidity Facility for the Class AA Trust and the Class A Trust initially $22,014,150 and $4,127,350, respectively, in each case as the same may be reduced from time to time as described below.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates will not provide for drawings thereunder to pay for principal of, or Make-Whole Amount (if any) on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount (if any) with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05)

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawing plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount of such Interest Drawing so reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Series AA Equipment Notes and Series A Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which Delta is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by Moody’s Investor Service, Inc. (“Moody’s”) or Fitch Ratings, Inc. (“Fitch”) (Fitch together with Moody’s, the “Rating Agencies”) such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event

(or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings then issued by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after a Downgrade Drawing has been made with respect to a Liquidity Facility, the Liquidity Provider for such Liquidity Facility has a Long-Term Rating from each Rating Agency that meets the applicable Liquidity Threshold Rating for such Rating Agency and delivers a written notice to that effect to the Subordination Agent and Delta, the amount of such Downgrade Drawing that has not been applied to the payment of interest shall be withdrawn from the Cash Collateral Account for the applicable Certificates and reimbursed to such Liquidity Provider and any amount of such Downgrade Drawing that has been applied to payment of interest shall be converted into an Interest Drawing and the obligations of such Liquidity Provider to make advances shall be reinstated in an amount equal to the amount that has been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Sections 2.02(b)(ii) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and 3.05(f))

“Liquidity Threshold Rating” means: (a) in the case of Moody’s, a Long-Term Rating of Baa2 and (b) in the case of Fitch, a Long-Term Rating of BBB. (Intercreditor Agreement, Section 1.01)

“Long-Term Rating” means, for any entity: (a) in the case of Moody’s, the long-term senior unsecured debt rating of such entity and (b) in the case of Fitch, the long-term default credit rating of such entity. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or an agreement (or agreements) in such other form (which may include, without limitation, one or more letters of credit, surety bonds, financial insurance policies or guaranties), or any combination thereof, as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency. (Intercreditor Agreement, Section 1.01) The provider or providers of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05)

The Liquidity Facility for each of the Class AA Trust and Class A Trust will provide that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•

the earlier of (a) the anniversary of the Issuance Date immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

•

the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent and Delta of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility will provide, in the event that before the 60th day prior to any anniversary date of the Issuance Date that is prior to the 15th day after the Final Legal Distribution Date for the applicable Certificates, the related Liquidity Provider shall have notified the Subordination Agent and Delta in writing that its obligations to make advances under such Liquidity Facility shall not be extended beyond the immediately following anniversary date of the Issuance Date (the “Non-Extension Notice”) and such Liquidity Provider shall not have been replaced on or before the 25th day prior to such anniversary date, the Subordination Agent shall request a drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10) The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Intercreditor Agreement, Section 3.05(d)(iii))

Subject to certain limitations, Delta may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). (Intercreditor Agreement, Section 3.05(e)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility so long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “—Liquidity Events of Default”, the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement—Priority of Distributions”.

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 3.25% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period provided for in the affected Liquidity Facility plus 3.25% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to Delta) plus (b) one-quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“LIBOR” means, with respect to any interest period, the rate per annum equal to the London Interbank Offered Rate per annum administered by ICE Benchmark Administration Limited (or any successor person which takes over administration of that rate) for U.S. dollar deposits, which rate is displayed on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods; provided that, if LIBOR determined as provided above with respect to any interest period would be less than zero, then LIBOR for such interest period shall be deemed to be zero. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR rate determined or to be determined for the next succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent and Delta. If such notice is given, then the outstanding principal amount of the LIBOR advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•

such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•

any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments. (Intercreditor Agreement, Section 3.02)

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings”, the Base Rate) plus 3.25% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “—Liquidity Events of Default”, at the rate applicable to Special Termination Drawings as described in clause (a) above.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes; or

•	certain bankruptcy or similar events involving Delta. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Series AA Equipment Notes and Series A Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold by the Subordination Agent or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•

the obligation of the related Liquidity Provider to make advances under the related Liquidity Facility will terminate on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent and Delta;

•

the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•

in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement—Priority of Distributions”; and

•	in the event of a Final Drawing, all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions”. (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights”, a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section  2.06(c))

Liquidity Provider

The initial Liquidity Provider for each Trust will be Commonwealth Bank of Australia, New York Branch, an Australian corporation acting through its New York branch.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) to be entered into among the Trustees, the Liquidity Providers and U.S. Bank Trust National Association, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Delta with the SEC.

Intercreditor Rights

General

The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the Trustee of such Trust. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “—Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will direct the Loan Trustee as contemplated by the preceding sentence in accordance with the directions of the Trustees for which the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Notes were issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•

if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates and the holders of the Class A Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•

under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and (c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, in the event of a bankruptcy proceeding under the Bankruptcy Code in which Delta is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. (Intercreditor Agreement, Section 2.06) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “—Limitation on Exercise of Remedies” and “Description of the Equipment Notes—Remedies”.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of a Delta Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(iii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series AA Equipment Notes and Series A Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series AA Equipment Notes and Series A Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility, in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by Delta exists with respect to interest on any Series AA Equipment Notes or Series A Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by Delta on the overdue scheduled interest on the Series AA Equipment Notes and Series A Equipment Notes in respect of which such Drawing was made (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series AA Equipment Notes and Series A Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series AA Equipment Notes and Series A Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. (Indentures, Section 2.14) The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if any Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including Delta) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

If following certain events of bankruptcy, reorganization or insolvency with respect to Delta described in the Intercreditor Agreement (a “Delta Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of Delta to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of Delta unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-Day Period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-Day Period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain a desktop appraisal from each of the three appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a Delta Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•

to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent

(or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•

to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•

to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Series AA Equipment Notes and Series A Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility or an Interest Drawing for a Liquidity Facility shall have been converted into a Final Drawing, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) if neither subclause (x) nor subclause (y) of clause (i) is applicable, each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•

to the Class AA Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to the Class A Trustee (a) to the extent required to pay unpaid Class A Adjusted Interest on the Class A Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class A Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class AA Trustee to the extent required to pay Expected Distributions on the Class AA Certificates;

•

to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (other than Class A Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class A Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such class or classes of Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates and the Class A Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes and Series A Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes and Series A Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” may be revised if any Additional Certificates or Refinancing Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A)    the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the Issuance Date, the original aggregate face amount of the Certificates of such Trust), and

(B)    the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates.

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the

Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class A Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class A Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible A Pool Balance on such Distribution Date and (y) the sum of interest for each Series A Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), determined at the Stated Interest Rate for the Class A Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note or Aircraft, as the case may be, on the principal amount of such Series A Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible A Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible A Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Issuance Date, the original aggregate face amount of the Class A Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series A Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series A Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series A Equipment Note relates, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series A Equipment Note, (iii) if such Series A Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series A Equipment Note over (y) the purchase price received with respect to such sale of such Series A Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series A Equipment Note, the outstanding principal amount of such Series A Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class AA Trust or the Class A Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by Delta under any Equipment Note. In addition, see “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements”, including for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communication with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives notice of substitution of a related Airframe, as described under “Description of the Equipment Notes—Security—Substitution of Airframe”, or a notice of replacement of related Airframe, as described under “Description of the Equipment Notes—Certain Provisions of the Indenture—Events of Loss”, the Subordination Agent shall promptly (i) provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and (ii) direct each Trustee to post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of Delta to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and Delta a statement setting forth the following information:

•

after a Delta Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-Day Period of Section 1110, (ii) subject to an election by Delta under Section 1110(a) of the

Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•

to the best of the Subordination Agent’s knowledge, after requesting such information from Delta, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. Delta has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Participation Agreements, Section 6.02(g));

•	the current Pool Balance of each class of Certificates, the Eligible A Pool Balance and the outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•

after a Delta Bankruptcy Event, any operational reports filed by Delta with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

U.S. Bank Trust National Association will be the Subordination Agent under the Intercreditor Agreement. Delta and its affiliates may from time to time enter into banking, credit card processing, trustee and other relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, Mail Code EX-MA-FED, Boston, Massachusetts 02110, Attention: Corporate Trust Administration.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Delta (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts will hold Equipment Notes issued for, and secured by the Aircraft, consisting of two Airbus A220-100 aircraft, six Airbus A321-211 aircraft, four Boeing 737-900ER aircraft and two Airbus A350-941 aircraft delivered new to Delta from May 2018 to December 2018. The airframe constituting part of an Aircraft is referred to herein as an “Airframe”, and each engine constituting part of an Aircraft is referred to herein as an “Engine”. Each Aircraft is owned and is being operated by Delta. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the U.S. with respect to the Aircraft for aircraft noise abatement. The “ER” designation for the Boeing 737-900ER aircraft is provided by the Aircraft manufacturer and is not recognized by the FAA.

The Airbus A220-100 is a single-aisle commercial jet aircraft. Seating capacity is 109 seats in Delta’s standard configuration. The A220-100 is currently deployed primarily on Delta’s North American routes. The A220-100 aircraft are powered by two PW1519G jet engines manufactured by Pratt & Whitney.

The Airbus A321-211 is a single-aisle commercial jet aircraft. Seating capacity is 191 seats in Delta’s standard configuration, which has recently been updated from a standard configuration of 192 seats. The A321-211 is currently deployed primarily on Delta’s North American routes. The A321-211 aircraft are powered by two CFM56-5B3/3 jet engines manufactured by CFM International, Inc.

The Boeing 737-900ER is a single-aisle commercial jet aircraft. Seating capacity is 180 seats in Delta’s standard configuration. The 737-900ER is currently deployed primarily on Delta’s North American routes. The 737-900ER aircraft are powered by two CFM56-7B26E jet engines manufactured by CFM International, Inc.

The Airbus A350-941 is a twin-aisle commercial jet aircraft. Seating capacity is 306 seats in Delta’s standard configuration. The A350-941 is currently deployed primarily on Delta’s transpacific routes. The A350-941 aircraft are powered by two Trent XWB-84 jet engines manufactured by Rolls-Royce.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by AISI, BK and MBA, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft.

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Appraiser’s Valuations			Appraised Value(1)
				AISI	BK	MBA
Airbus A220-100	N103DU	50022	December 2018	$31,520,000	$38,390,000	$34,080,000	$34,080,000
Airbus A220-100	N104DU	50023	December 2018	31,520,000	38,500,000	34,080,000	34,080,000
Airbus A321-211	N360DN	8388	August 2018	50,440,000	51,560,000	52,830,000	51,560,000
Airbus A321-211	N361DN	8423	August 2018	50,460,000	51,560,000	52,830,000	51,560,000
Airbus A321-211	N362DN	8447	September 2018	50,570,000	51,710,000	53,120,000	51,710,000
Airbus A321-211	N363DN	8502	September 2018	50,750,000	51,790,000	53,120,000	51,790,000
Airbus A321-211	N364DX	8530	October 2018	50,970,000	52,000,000	53,420,000	52,000,000
Airbus A321-211	N365DN	8536	November 2018	51,180,000	52,210,000	53,720,000	52,210,000
Boeing 737-900ER	N907DN	32010	November 2018	46,380,000	53,570,000	49,460,000	49,460,000
Boeing 737-900ER	N909DN	64880	November 2018	47,130,000	54,400,000	50,220,000	50,220,000
Boeing 737-900ER	N910DU	32011	December 2018	46,630,000	53,760,000	49,720,000	49,720,000
Boeing 737-900ER	N911DQ	64882	December 2018	46,720,000	53,870,000	49,720,000	49,720,000
Airbus A350-941	N510DN	0204	May 2018	141,860,000	146,970,000	145,120,000	144,650,000
Airbus A350-941	N511DN	0210	June 2018	142,260,000	147,390,000	145,920,000	145,190,000
Total:							$867,950,000

(1)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft. Each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of the Aircraft. The AISI appraisal is dated February 27, 2019; the BK appraisal is dated March 5, 2019; and the MBA appraisal is dated March 1, 2019. The appraised values provided by the Appraisers are presented as of January 31, 2019. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the Appraisers. Each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. Appraisals that are more current or are based on different assumptions and methodologies (or a different maintenance status or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the form of Equipment Notes, the form of Indenture and the form of Participation Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by Delta with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

General

Pursuant to the terms of a participation agreement among Delta, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a “Participation Agreement”), the Trusts will purchase from Delta the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in two series with respect to each Aircraft, the “Series AA Equipment Notes” and the “Series A Equipment Notes” (the Series A Equipment Notes, together with the Series AA Equipment Notes, the “Equipment Notes”). Delta may elect to issue one or more series of Additional Equipment Notes with respect to any or all Aircraft at any time (including, for the avoidance of doubt, multiple issuances at the same or different time resulting in more than one series of Additional Equipment Notes being outstanding at any time), which will be funded from sources other than this offering. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an “Indenture”) between Delta and U.S. Bank Trust National Association, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes will be direct, full recourse obligations of Delta.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•

the indebtedness evidenced by the Series A Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•

if Delta issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes and Series A Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the most senior ranking series of Additional Equipment Notes described in clause (i)) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing of Certificates”); and

•

the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) will agree that:

•

if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•

if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series will also:

•	agree to and shall be bound by the subordination provisions in such Indenture;

•	authorize and direct the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoint the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “—Remedies”, then after payment in full of first, the persons indemnified under “—Indemnification” and certain other expenses with respect to such Indenture; second, the Series AA Equipment Notes under such Indenture; third, the Series A Equipment Notes under such Indenture; and, if applicable, any one or more series of Additional Equipment Notes issued under such Indenture in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes); any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “—Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified Delta that it intends to exercise remedies under such Indenture (see “—Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority: first, to Series AA Equipment Notes, Series A Equipment Notes and, if applicable, any one or more series of Additional Equipment Notes in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes), ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “—Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on April 25 and October 25 of each year, commencing on October 25, 2019. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

The entire principal amount of the issued and outstanding Equipment Notes is scheduled to be paid on April 25, 2024 (such date, the “Final Maturity Date” with respect to each series of Equipment Notes). See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

Delta is also required to pay under each Indenture the pro rata share allocated thereto of (i) the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and (ii) of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section 2.14)

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by Delta under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of Delta; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, Delta may elect to redeem all of the outstanding Series A Equipment Notes or all of the outstanding Additional Equipment Notes of any series, in each case, either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. The redemption price in the case of any optional redemption of outstanding Equipment Notes of any series under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes of such series issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 30 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from Delta to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Delta (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus 0.125% in the case of Series AA Equipment Notes and 0.150% in the case of Series A Equipment Notes (each such percentage, a “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures. (Indentures, Granting Clause) In addition, with respect to each Aircraft, Delta shall either (i) grant an assignment for security purposes of certain of Delta’s existing warranty rights under its applicable purchase agreement with the manufacturer of such Aircraft or (ii) enter into an agreement for airframe warranties for such Aircraft pursuant to which the Loan Trustee will be named the “controlling party” for purposes of making claims with respect to such airframe warranties and will have certain rights with respect to such warranties.

Since the Equipment Notes are so cross-collateralized, any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of

Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “––Subordination” above. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe

Delta may, at any time and from time to time, substitute for the Airframe with respect to any Aircraft an airframe of the same model or a comparable or improved model of the manufacturer of such Aircraft, free and clear of liens (other than permitted liens), and release the Airframe being substituted from the liens of the related Indenture, so long as:

•	no Indenture Event of Default under such Indenture shall have occurred and be continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the date of issuance of Series AA Equipment Notes under such Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such Aircraft);

•

the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to that of the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted had been maintained in accordance with such related Indenture).

If Delta elects to substitute an Airframe, Delta will, among other things, provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the aircraft of which such substitute airframe is a part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the substitute airframe. (Indentures, Section 7.04(e))

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of Delta, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix III to this prospectus supplement set forth the LTVs for the Series AA Equipment Notes and Series A Equipment Notes to be issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date thereafter.

The LTVs for the Issuance Date and each Regular Distribution Date listed in the tables in Appendix III were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix III are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the Aircraft manufacturer. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals”.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by Delta to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•

the failure by Delta to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related operative document for more than 30 days after Delta receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•

the failure by Delta to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•

the failure by Delta to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related operative document that continues for a period of 60 days after Delta receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such failure;

•

any representation or warranty made by Delta in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after Delta receives written notice from the Loan Trustee under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of Delta; or

•

the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that, notwithstanding anything to the contrary set forth in the foregoing, any failure of Delta to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as Delta is continuing to comply with all terms set forth under “—Certain Provisions of the Indentures—Events of Loss”. (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to Delta, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if

(i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of the type required to be cured under Section 1110. “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo”.

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that Delta’s internal counsel provide an opinion to the Trustees that, if Delta were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of Delta’s internal counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon, among other things, the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss”. The opinion of Delta’s internal counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by Delta.

In certain circumstances following the bankruptcy or insolvency of Delta where the obligations of Delta under any Indenture exceed the value of the Aircraft Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any

Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against Delta on such Equipment Notes after the disposition of the Aircraft Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against Delta available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to Delta and the assumption by any such successor of the covenants of Delta contained in such Indenture and any of the operative documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe, replacement Airframe or replacement Engine; (viii) add to the covenants of Delta for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon Delta under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of any Liquidity Provider with a replacement liquidity provider and the replacement of any Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple instruments for such Replacement Facility for the applicable Trust; (xiii) provide for the issuance of one or more series of Additional Equipment Notes or any Refinancing Equipment Notes under such Indenture, and for the issuance of pass through certificates by any pass through trust that acquires any such Additional Equipment Notes or Refinancing Equipment Notes, and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith or to provide for the priority in payment among different series of Additional Equipment Notes) and provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Refinancing Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for such Liquidity Facility for a single pass through trust)); provided that such Additional Equipment Notes or Refinancing Equipment Notes, as the case may be, are issued in accordance with the applicable Participation Agreement and the Intercreditor Agreement; or (xiv) whether or not any Additional Equipment Notes or Refinancing Equipment Notes are then being issued under such Indenture, provide for the issuance of one or more series of Additional Equipment Notes or Refinancing Equipment Notes under any and all other Indentures and other matters incidental or relating thereto. (Indentures, Section 9.01) See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “—Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

Delta will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the escrow agent (if any) and paying agent (if any) with respect to the Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than, to the extent required by each Indenture, notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from Delta’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft and, as applicable, the related Airframe and Engines subject thereto.

Maintenance; Operation; Alterations, Modifications and Additions

Delta will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times

(other than (i) during temporary periods of storage, maintenance, testing or modification; (ii) during periods of grounding by applicable governmental authorities; (iii) during periods when the FAA or such other aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft; (iv) with respect to minor or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof; and (v) to the extent Delta (or any lessee) is promptly contesting in good faith the validity or application of any law or requirement relating to any such certification in any manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or any material risk of criminal liability or material civil penalty against the Loan Trustee). (Indentures, Section 7.02(c) and (e))

Delta will agree not to use or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except, (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof by Delta (or any lessee), or (ii) to the extent Delta (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

Delta will (or cause a lessee to) make (or cause to be made) all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered, except for (i) immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by Delta (or any lessee) upon discovery thereof and (ii) any law, rule, regulation or order the validity or application of which is being contested in good faith by Delta (or any lessee) in any manner which does not involve any material risk of sale, loss or forfeiture of the Aircraft and does not materially adversely affect the Loan Trustee’s interest in the Aircraft under the Indenture. Delta (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as Delta (or any such lessee) deems desirable in the proper conduct of its business, including without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that Delta (or any such lessee) deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. For the avoidance of doubt, Delta may also make alterations in the passenger configuration of the Aircraft. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. Delta (or any lessee) is permitted to remove (without replacement) any part that (i) is in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to Delta or any part in replacement of or substitution for such part, (ii) is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, and (iii) can be removed without materially diminishing the value or utility required to be maintained by the terms of the related Indenture that the Aircraft would have had if such part had never been installed. (Indentures, Section 7.04(c))

Except as set forth above, or in certain cases of Event of Loss, Delta will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although Delta has certain re-registration rights, as described below, Delta generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, Delta will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)). Although Delta has no current intention to do so, Delta will be permitted to register the Aircraft in certain jurisdictions outside the U.S., subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) Delta also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any U.S. certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (either directly or through an affiliate). In addition, subject to certain limitations, Delta (or any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by Delta or any lessee in connection with certain interchange, pooling, borrowing or other similar arrangements, “wet leases”, transfers in connection with maintenance or modifications and transfers to the government of the U.S., Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on Delta’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The Cape Town Treaty provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the U.S. or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive”.

In addition, some foreign jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under U.S. law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the U.S.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive”.

Liens

Delta is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to or permitted by the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, hangerkeeper’s, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or materially impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; (iv) salvage or similar rights of insurers under insurance policies maintained by Delta; (v) any other lien as to which Delta (or any lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, Delta is required to maintain or cause to be maintained, at its or any lessee’s expense, all risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk hull insurance if and to the extent the same is maintained by Delta (or any permitted lessee) with respect to other similar aircraft operated by Delta (or such permitted lessee) on the same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $7,500,000 in the case of an Airbus A220-100 aircraft, $10,000,000 in the case of an Airbus A321-211 aircraft or a Boeing 737-900ER aircraft or $25,000,000 in the case of an Airbus A350-941 aircraft, proceeds in excess of such specified amount up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amount and proceeds in excess of the Loan Amount will be payable directly to Delta unless an Indenture Event of Default exists, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Sections 7.06(c) and (f))

In addition, subject to certain exceptions, Delta is obligated to maintain or cause to be maintained aircraft liability insurance at its or any permitted lessee’s expense, including, without limitation, passenger, contractual, bodily injury, personal injury, property damage and products liability insurance (exclusive of manufacturer’s product liability insurance and war risk, hijacking and allied perils insurance) with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft and engines in Delta’s (or permitted lessee’s) fleet on which Delta (or permitted lessee) carries insurance and operated by Delta (or permitted lessee) on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))

Delta is also required to maintain or cause to be maintained war risk, hijacking and allied perils liability insurance with respect to the Aircraft if the Aircraft, the related Airframe or any related Engine is being operated in any war zone or area of recognized or, in Delta’s (or permitted lessee’s) judgment, threatened hostilities, (i) in an amount that is not less than the aircraft liability insurance applicable to similar aircraft and engines in Delta’s fleet on which Delta carries insurance and operated by Delta (or if a lease is in effect, in such permitted lessee’s fleet on which such permitted lessee carries insurance and operated by such permitted lessee) on the same or similar routes as the Aircraft, the Airframe or such Engine; provided that such liability insurance shall not be less than the minimum insurance amount specified in the Indenture, (ii) that is maintained in effect with insurers of recognized responsibility, and (iii) which shall cover the perils set forth in the insurance policies maintained in connection with the Civil Reserve Air Fleet Program (the “CRAF Program”) (as such insurance policies maintained in connection with the CRAF Program may be amended from time to time). Except with respect to any war risk, hijacking or allied perils liability insurance maintained on any aircraft operated by Delta in connection with the CRAF Program (or if a lease is in effect, by such permitted lessee), if war risk, hijacking or allied perils liability insurance is maintained by Delta (or if a lease is in effect, by such permitted lessee) with respect to any aircraft owned or operated by Delta (or such permitted lessee) of the same or similar type operated by Delta (or such permitted lessee) on the same or similar routes as operated by such Aircraft, the Airframe or such Engine, then Delta shall maintain or cause to be maintained with respect to the Aircraft war risk, hijacking and allied perils liability insurance in scope and coverage no less comprehensive, in an amount not less than the insurance maintained by Delta (or such permitted lessee) with respect to such other aircraft, and with insurers of recognized responsibility. (Indentures, Section 7.06(b))

Delta may self-insure for the above described risks, but the amount of such self-insurance with respect to all of the aircraft and engines in the combined fleet of Delta and its affiliates may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft in the combined fleets of Delta and its affiliates on which Delta and its affiliates carry insurance, unless an insurance broker of national standing certifies that the standard among other major U.S. airlines is a higher level of self-insurance, in which case Delta may self-insure the Aircraft to such higher level. In addition, Delta may self-insure to the extent of (i) any applicable deductible per occurrence for an Aircraft that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(d))

Delta is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties as their respective interests may appear under all liability insurance policies required by the terms of the Indenture with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated by any action or inaction of Delta (or any permitted lessee or any other insured (other than such additional insured)). (Indentures, Sections 7.06(a), (b) and (c))

Subject to certain customary exceptions, Delta may not operate (or permit any lessee to operate) the Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to the Aircraft and required by the Indenture or in any war zone or recognized (or, in Delta’s judgment, threatened) areas of hostility. (Indentures, Section 7.02(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, Delta must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued but unpaid interest thereon, but without any premium. Depending upon Delta’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, Delta will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens), for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If Delta elects to replace the Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engine(s) of the same model as the Airframe or Airframe and Engine(s) to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engine(s) to be replaced, assuming that such Airframe and such Engine(s) were in the condition and repair required by the Indenture. Delta is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines, as the case may be. If Delta elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of Delta thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by Delta will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to Delta. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, Delta will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, Delta will have the right at any time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•	the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland,

the United Kingdom or the U.S. or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Delta (or any permitted lessee) for a period exceeding 12 consecutive months;

•

the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless Delta has obtained indemnity or insurance in lieu thereof from such government;

•

any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft, the Airframe or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by Delta (or a permitted lessee) for a period in excess of 180 consecutive days;

•

as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Delta is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•

with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use or hire by any government, for a period in excess of 60 days, of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless Delta elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING OF CERTIFICATES

Issuance of Additional Certificates

Delta may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any or all of the Aircraft at any time and from time to time, which Additional Equipment Notes will be funded from sources other than this offering but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to Series AA Equipment Notes, Series A Equipment Notes and each other series of Additional Equipment Notes (if any) that generally ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture. Delta will fund the sale of any series of Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”and, in the case of certificates generally subordinated to the Class AA Certificates and the Class A Certificates, but no other Additional Certificates, the “Senior Additional Class Certificates”) issued by a related pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))

The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Delta and the Subordination Agent to provide for the subordination of the related class of Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to any class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class A Adjusted Interest) after Class A Adjusted Interest (and, if applicable, after any “Adjusted Interest” for any Additional Certificates that generally rank senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates), but before Expected Distributions on the Class AA Certificates. (Intercreditor Agreement, Section 8.01(d))

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

Refinancing of Certificates

Delta may, at any time and from time to time, (i) redeem all (but not less than all) of the Series A Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes and (ii) following the payment in full of all (but not less than all) of the Series A Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full (any such new equipment notes in each case, the “Refinancing Equipment Notes”). In such case, Delta will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by a related pass through trust (each, a “Refinancing Trust”).

The trustee of any Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Delta and the Subordination Agent to provide for the subordination of the Refinancing Certificates to (i) in the case of Refinancing Certificates issued in respect of Class A Certificates, the Administration Expenses, the Liquidity Obligations and the Class AA Certificates and (ii) in the case of Refinancing Certificates issued in respect of any Additional Certificates, the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such Refinancing Certificates, in each case in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such refinancing), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Refinancing Equipment Notes and Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Refinancing Certificates issued in respect of Class A Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the Class AA Liquidity Provider shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Senior Additional Class Certificates and Refinancing Certificates issued in respect of refinanced Senior Additional Class Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the Class AA Liquidity Provider and the Class A Liquidity Provider shall each have provided its prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

In addition, Additional Certificates issued, and any Refinancing Certificates issued in respect of refinanced Additional Certificates, may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses and the Liquidity Obligations relating to each of the Class AA Certificates, the Class A Certificates and any more senior class of Additional Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of Certificates by a Certificate Owner that purchases such Certificates in the initial offering thereof at the offering price set forth in this prospectus supplement and holds such Certificates as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Certificate Owners in light of their particular circumstances or to Certificate Owners that may be subject to special rules (such as tax-exempt organizations, banks, dealers and traders in securities that use mark-to-market accounting, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the U.S., Certificate Owners that hold Certificates as part of a hedging, integrated or conversion transaction or a straddle or Certificate Owners that have a “functional currency” other than the U.S. dollar). This discussion does not address any other U.S. federal tax consequences or any U.S. state or local, or non-U.S., tax consequences. This discussion generally is addressed only to beneficial owners of Certificates that are U.S. Persons and that are not treated as partnerships for U.S. federal income tax purposes, except that the discussion below under “—Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders”, “—FATCA Withholding” and “—Information Reporting and Backup Withholding” addresses certain U.S. federal income tax consequences to Certificate Owners that are not U.S. Persons and are not treated as a partnership for U.S. federal income tax purposes. For purposes of this discussion, a “U.S. Person” means a person that, for U.S. federal income tax purposes, is (i) an individual citizen or resident of the U.S., (ii) a corporation (including non-corporate entities taxable as corporations) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, (iv) a trust (x) with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under U.S. Treasury regulations to be treated as a U.S. person and (v) except as otherwise provided in U.S. Treasury regulations, a partnership created or organized in or under the laws of the U.S., any state thereof or the District of Columbia. If an entity treated for U.S. federal income tax purposes as a partnership invests in Certificates, the U.S. federal income tax consequences of such investment may depend in part upon the status and activities of such entity and its partners. Prospective investors that are treated as partnerships for U.S. federal income tax purposes should consult their own advisors regarding the U.S. federal income tax consequences to them and their partners of an investment in Certificates.

This discussion is based upon the tax laws of the U.S., as well as judicial and administrative interpretations thereof (in final or proposed form), all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take positions contrary to the discussion below. The Trusts, the Subordination Agent and the Loan Trustees are not indemnified for any U.S. federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to Certificate Owners.

PERSONS CONSIDERING AN INVESTMENT IN CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND ANY NON-U.S., INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Tax Status of the Trusts

Although there is no authority addressing the classification of entities that are similar to the Trusts in all respects, based upon an interpretation of analogous authorities as of the date hereof and the terms of the Pass Through Trust Agreements, the Liquidity Facilities, the Indentures, the Participation Agreements and the Intercreditor Agreement, which, in each case, are summarized in this prospectus supplement, each Trust should be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, for U.S. federal income tax purposes. Each person holding or having a beneficial interest in a Certificate, by its acceptance of such Certificate or interest, agrees to treat the Trust that issued such Certificate as a grantor trust for U.S. federal, state and local income tax purposes. Each Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth in the following paragraph and under “—Taxation of Certificate Owners—Trusts Classified as Partnerships” below, the discussion below assumes that each Trust will be so classified as a grantor trust.

If a Trust were not classified as a grantor trust for U.S. federal income tax purposes, such Trust would be classified as a partnership for such purposes, and would not be classified as an association (or publicly traded partnership) taxable as a corporation; provided that at least 90% of such Trust’s gross income for each of its taxable years is “qualifying income” (which generally includes, among other things, interest income, gain from the sale or other disposition of capital assets held for the production of interest income and income derived with respect to a business of investing in securities). Assuming each Trust operates in accordance with the terms of the related Pass Through Trust Agreement and the other agreements to which it is a party, income derived by such Trust from the Equipment Notes owned by such Trust will constitute “qualifying income” for these purposes.

Taxation of Certificate Owners

General

Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note and any other property held in the applicable Trust and will be required to report on its U.S. federal income tax return its pro rata share of the entire income from such Equipment Notes and other property in accordance with such Certificate Owner’s method of accounting.

It is anticipated that the Equipment Notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. If, however, any Equipment Note is issued with more than a de minimis amount of OID, a Certificate Owner of the related class of Certificates generally would be required to include such OID in income for U.S. federal income tax purposes as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income.

Under aggregation rules set forth in the U.S. Treasury regulations, if a Certificate Owner purchases Certificates of more than one class, certain of that Certificate Owner’s interests in the Equipment Notes held by the related Trusts must, in certain circumstances, be treated together as a single debt instrument which, for OID purposes, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to a Certificate Owner, such Equipment Notes could be treated with respect to such Certificate Owner as having been issued with OID, even if the related Equipment Notes would not otherwise be so treated. Certificate Owners that purchase Certificates of more than one class should consult their own tax advisors regarding the aggregation rules.

Except as described below, each Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the applicable Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustees and the Liquidity Providers, will be borne by parties other than the Certificate Owners. It is possible that such fees and expenses will be treated as constructively received by the applicable Trust, in which event a Certificate Owner of such Trust will be required to include in income and may be entitled to deduct its pro rata share of such fees and expenses. Certain Certificate Owners that are individuals, estates or trusts will not be permitted to claim a U.S. federal income tax deduction for such expenses for taxable years beginning before January 1, 2026 and thereafter may be limited in their ability to claim a U.S. federal income tax deduction for such expenses. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions generally will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.

In addition to regular U.S. federal income tax, certain Certificate Owners that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their income from ownership or disposition of the Certificates.

Certain Accrual Method Holders

A Certificate Owner that computes its taxable income under an accrual method of accounting for U.S. federal income tax purposes and maintains an applicable financial statement may be required to include certain items (such as original issue discount, including de minimis original issue discount) in income no later than when such items are taken into account as revenue in an applicable financial statement of such Certificate Owner. Accordingly, the U.S. federal income tax consequences relating to such Certificate Owner’s investment in the Certificates may be different from those described above. Each such Certificate Owner should consult its own tax advisor regarding the applicability of this legislation to its investment in the Certificates.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that any Trust (a “Subordinated Trust”) receives less than the full amount of interest, principal or Make-Whole Amount paid with respect to the Equipment Notes held by it because of the subordination provisions of the Intercreditor Agreement, the Certificate Owners of such Trust (the “Subordinated Certificateholders”, and such Certificates, the “Subordinated Certificates”)) likely would be treated for U.S. federal income tax purposes as if they had:

•	received as distributions their full share of such interest, principal or Make-Whole Amount;

•	paid over to the relevant senior class of Certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•

Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the related Subordinated Trust that was a component of such shortfall, even though that amount was in fact paid to the relevant senior class of Certificateholders;

•

any resulting loss generally would be allowed to Subordinated Certificateholders only when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•

reimbursement of such shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale, Exchange or Other Disposition of Certificates

A Certificate Owner that sells, exchanges or otherwise disposes of a Certificate generally will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on such sale, exchange or other disposition (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner’s adjusted tax basis in the Equipment Notes and any other property held by the applicable Trust. Any such gain or loss generally will be long-term capital gain or loss if such Certificate was held for more than one year (except to the extent attributable to any property held by the applicable Trust for one year or less). Any long-term capital gains with respect to the Certificates generally are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at lower rates than the rates applicable to ordinary income. There are limitations on deducting capital losses.

Trusts Classified as Partnerships

If a Trust were classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by such Trust would be calculated at the trust level, but such Trust itself would not be subject to U.S. federal income tax, except under the limited circumstances described in the next paragraph. A Certificate Owner of a Certificate issued by such Trust would be required to report its share of such Trust’s items of income and deduction on its tax return for its taxable year within which such Trust’s taxable year (which should be the calendar year) ends. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the related Trust were classified as a grantor trust, except that income or loss from a Certificate would be reported on an accrual basis even if the Certificate Owner otherwise uses the cash method of accounting.

Partnerships may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. If any Trust were classified as a partnership for U.S. federal income tax purposes, an audit resulting in an adjustment to any item of such Trust’s income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Certificate Owners), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Trust level in the year of such adjustment. If any such tax liability arises, the amounts available for distribution to Certificate Owners could be reduced.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders

Income and Withholding Tax

Payments of principal, Make-Whole Amount, if any, and interest on Equipment Notes to, or on behalf of, any Certificate Owner that is neither a U.S. Person nor an entity treated as a partnership for U.S. federal income tax purposes (a “Non-U.S. Certificateholder”) generally will not be subject to U.S. federal withholding tax, provided that, in the case of any amount treated as interest (including OID, if applicable):

(i) such amount is not effectively connected with the conduct of a trade or business within the U.S. by such Non-U.S. Certificateholder;

(ii) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta entitled to vote;

(iii) such Non-U.S. Certificateholder is not a controlled foreign corporation within the meaning of the Code that is related to Delta;

(iv) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(v) the certification requirements described below are satisfied.

The certification requirements referred to in clause (v) above generally will be satisfied if the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information to the applicable withholding agent (generally on IRS Form W-8BEN or W-8BEN-E). U.S. Treasury regulations provide additional rules for satisfying these certification requirements in the case of Certificates held through one or more intermediaries or pass-through entities.

Any gain (not including any amount treated as interest or OID) realized by a Non-U.S. Certificateholder upon the sale, exchange or other disposition of a Certificate or with respect to any associated Equipment Note generally will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with the conduct of a trade or business within the U.S. by the Non-U.S. Certificateholder and (ii) in the case of an individual Non-U.S. Certificateholder, such individual is not present in the U.S. for 183 days or more in the taxable year of the sale, exchange or other disposition.

Any interest (including OID, if applicable) on the Equipment Notes or gain from the sale, exchange or other disposition of a Certificate or the associated Equipment Notes generally will be subject to regular U.S. federal income tax at graduated rates (and, in the case of a Non-U.S. Certificateholder that is treated as a corporation for U.S. federal income tax purposes, may be subject to an additional branch profits tax) if it is effectively connected with the conduct of a trade or business within the U.S. by a Non-U.S. Certificateholder, unless an applicable treaty provides an exemption. In lieu of providing an IRS Form W-8BEN or W-8BEN-E as described above, such Non-U.S. Certificateholder generally is required to provide an IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax with respect to amounts treated as interest.

The foregoing is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding”.

Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of the Certificates under U.S. federal, state and local, and any other relevant, law in light of their own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to a Non-U.S. Certificateholder, neither Delta nor any Trust will be required to pay any additional amount to such Non-U.S. Certificateholder.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of interest on the Equipment Notes. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the U.S. (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the U.S. and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Certificate is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Certificate Owner should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the Certificates and the associated Equipment Notes.

Information Reporting and Backup Withholding

In general, payments made on the Certificates, and proceeds from the sale, exchange or other disposition of the Certificates to or through certain brokers, will be subject to information reporting requirements, unless the Certificate Owner is a corporation, tax-exempt organization or other person exempt from such reporting (and when required, demonstrates that it is so exempt). Such payments and proceeds may also be subject to a “backup” withholding tax unless the Certificate Owner provides appropriate documentation to the applicable withholding agent or an exemption from such tax is otherwise applicable. Any such withheld amounts will be allowed as a credit against the Certificate Owner’s U.S. federal income tax, and may entitle such Certificate Owner to a refund, if the required information is furnished on a timely basis to the IRS. Penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but does not do so in the proper manner.

The amount of interest (including OID, if applicable) paid on the Equipment Notes to or on behalf of a Non-U.S. Certificateholder and the amount of U.S. federal income tax, if any, withheld from such payments generally must be reported annually to the IRS and such Non-U.S. Certificateholder by the applicable withholding agent.

CERTAIN DELAWARE TAXES

The Trustee of each Trust is a national banking association headquartered in Delaware that will act through its corporate trust office in Delaware. Richards, Layton & Finger, PA, special Delaware counsel to the Trustees, has advised Delta that, in its opinion, under currently applicable law, assuming that neither Trust will be taxable as a corporation for U.S. federal income tax purposes, but, rather, that each will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the U.S. or if the Trustee were located in a different jurisdiction in the U.S., the Trustee will either relocate the administration of such Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such ERISA Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or provisions of Similar Law unless a prohibited transaction statutory or administrative exemption or similar exemption under Similar Law is applicable to the transaction. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. A Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the related Trust. If a Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring such Certificates (or an interest therein), will be deemed to have directed such Trustee to invest in the assets held in the related Trust pursuant to, and take all other actions contemplated by, the terms and conditions described herein. Any Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the related Trust.

Prohibited Transaction Exemptions

In addition, whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, Delta, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions, which may include the identity of the ERISA Plan fiduciary making the decision to purchase or hold the Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law and (b) directed the Trustees to invest in the assets held in the Trusts pursuant to, and take all other actions contemplated by, the terms and conditions described herein.

Each Person or transferee of any Certificate or beneficial interest therein that is an ERISA Plan will be deemed to represent, warrant and agree that (i) none of Delta, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, or any of their respective affiliates or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the ERISA Plan (“Plan Fiduciary”), has relied as a primary basis in connection with its decision to invest in the Certificates, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the ERISA Plan or the Plan Fiduciary in connection with the ERISA Plan’s acquisition of the Certificates; and (ii)  the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Certificates.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Certificates by insurance company general accounts.

The foregoing discussion set forth in this entire “Certain ERISA Considerations” section is based upon ERISA and the tax laws of the U.S., as well as judicial and administrative interpretations thereof, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement, dated the date of this prospectus supplement (the “Underwriting Agreement”), the underwriters named below (collectively, the “Underwriters”) have severally agreed with Delta to purchase from the Class AA Trustee and the Class A Trustee the following aggregate face amounts of the Class AA Certificates and the Class A Certificates, respectively:

Underwriter	Face Amount of Class AA Certificates	Face Amount of Class A Certificates
Credit Suisse Securities (USA) LLC	$74,377,000	$13,128,000
Citigroup Global Markets Inc.	74,375,000	13,125,000
Deutsche Bank Securities Inc.	74,375,000	13,125,000
Wells Fargo Securities, LLC	74,375,000	13,125,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	13,222,000	2,333,000
Barclays Capital Inc.	13,222,000	2,333,000
BNP Paribas Securities Corp.	13,222,000	2,333,000
Goldman Sachs & Co. LLC	13,222,000	2,333,000
J.P. Morgan Securities LLC	13,222,000	2,333,000
Morgan Stanley & Co. LLC	13,222,000	2,333,000
PNC Capital Markets LLC	13,222,000	2,333,000
SMBC Nikko Securities America, Inc.	13,222,000	2,333,000
Standard Chartered Bank	13,222,000	2,333,000
C.L. King & Associates, Inc.	4,250,000	750,000
Siebert Cisneros Shank & Co., L.L.C.	4,250,000	750,000
Total	$425,000,000	$75,000,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Certificates have received certain credit ratings) and that the Underwriters will be obligated to purchase all of the Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Certificates may be terminated. The offering of the Certificates by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

The aggregate proceeds from the sale of the Certificates will be $500,000,000. Delta will pay the Underwriters a commission of $5,000,000. Delta estimates that its out-of-pocket expenses for the offering will be approximately $2,000,000 (exclusive of the ongoing costs of the Liquidity Facilities and certain other ongoing costs).

The Underwriters propose to offer the Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession to Selling Group Members	Discount to Brokers/Dealers
Class AA	0.50%	0.25%
Class A	0.50%	0.25%

The Certificates are a new issue of securities with no established trading market. Neither Delta nor any Trust intends to apply for listing of the Certificates on any national securities exchange. Delta has been advised by one or more of the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Because there is no current market for the Certificates, holders of Certificates may have a limited ability to resell Certificates”.

Delta has agreed to reimburse the Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities and commodities trading, commercial and investment banking and financial advisory, investment management, investment research, principal investment, hedging, financing, derivatives and brokerage activities. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of Delta or its affiliates, including potentially the Certificates offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage in, investment and commercial banking or other transactions of a financial nature with Delta and its affiliates, including the provision of certain advisory services, making loans to Delta and its affiliates and serving as counterparties to certain fuel hedging and other derivative and hedging arrangements. The Underwriters and their respective affiliates have received, and in the future may receive, customary fees and expenses and commissions for these transactions.

It is expected that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the 5th business day following the date of pricing of the Certificates (such settlement cycle being referred to as “T+5 ”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Certificates on any day prior to the second business day before the date of initial delivery of the Certificates will be required, by virtue of the fact that the Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act with respect to the Certificates.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Certificates to be higher than it would otherwise be in the absence of such transactions. Neither Delta nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Certificates. The Underwriters are not required to engage in these transactions, which, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement and the accompanying prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the Underwriters to subscribe for or purchase, any of the Certificates in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to observe the following restrictions. Standard Chartered Bank will not effect any offers or sales of any Certificates in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

European Economic Area

The Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this paragraph:

(a) a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii) a customer within the meaning of Directive EU 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) a person who is not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(b) the expression “offer” means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Certificates.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Certificates or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Certificate or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement has been prepared on the basis that any offer of Certificates in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Certificates. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

Notice to Prospective Investors in Switzerland

The Certificates may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Certificates or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer, or the Certificates have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Certificates will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Certificates has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Certificates.

United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order” or “FSMA”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. For the purposes of this paragraph, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the United Kingdom.

Canada

The Certificates may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Certificates must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may not be circulated or distributed, nor may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Certificates, debentures and units of Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the Certificates are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter has agreed that it will not offer or sell the Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CERTIFICATES

The validity of the Certificates is being passed upon for Delta by Debevoise & Plimpton LLP, New York, New York, and certain legal matters are being passed upon for the Underwriters by Milbank LLP, New York, New York. The respective counsel for Delta and the Underwriters will rely on the opinion of Shipman & Goodwin LLP, Hartford, Connecticut, counsel to U.S. Bank Trust National Association, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, each Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Alan T. Rosselot, Assistant General Counsel of Delta, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and each Trust Supplement by Delta.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. appearing in Delta Air Lines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The references to AISI, BK and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

60-Day Period	S-41
A220-100	S-2
Actual Disposition Event	S-64
Additional Certificates	S-85
Additional Equipment Notes	S-85
Additional Holder Buyout Right	S-40
Additional Trust	S-85
Adjusted Interest	S-85
Administration Expenses	S-62
Airbus A220-100	S-2
Aircraft	S-2
Airframe	S-67
AISI	S-2
Applicable Fraction	S-63
Appraisal	S-61
Appraised Current Market Value	S-61
Appraisers	S-2
Assumed Aircraft Value	S-74
Assumed Amortization Schedule	S-37
Average Life Date	S-72
Bankruptcy Code	S-12
Base Rate	S-55
Basic Agreement	S-33
BK	S-2
Business Day	S-36
Cape Town Treaty	S-80
Cash Collateral Account	S-53
Cede	S-38
Certificate Account	S-35
Certificate Buyout Event	S-41
Certificate Owner	S-48
Certificate Owners	S-48
Certificateholders	S-33
Certificates	S-33
CISA	S-100
citizen of the United States	S-42
Class A Adjusted Interest	S-64
Class A Buyout Right	S-40
Class A Certificateholders	S-33
Class A Certificates	S-33
Class A Liquidity Facility	S-51
Class A Liquidity Provider	S-51
Class A Trust	S-33
Class A Trustee	S-33
Class AA Certificateholders	S-33

Class AA Certificates	S-33
Class AA Liquidity Facility	S-51
Class AA Liquidity Provider	S-51
Class AA Trust	S-33
Class AA Trustee	S-33
Class Exemptions	S-95
Code	S-13
Collateral	S-35
Controlling Party	S-58
CRAF Program	S-82
Current Distribution Date	S-63
Deemed Disposition Event	S-64
Defaulted Operative Indenture	S-70
Definitive Certificates	S-49
Delta	1, iv
Delta Bankruptcy Event	S-60
Depreciation Assumption	S-74
Distribution Date	S-34
Downgrade Drawing	S-52
Downgrade Event	S-52
Draft Securitization RTS	S-29
Drawing	S-55
DTC	S-38
DTC Participants	S-47
DTC Rules	S-48
EEA	S-99
Eligible A Pool Balance	S-64
Engine	S-67
EPA	S-21
Equipment Note Special Payment	S-62
Equipment Notes	S-69
ERISA	S-94
ERISA Plan	S-94
EU Securitization Laws	S-29
EU Securitization Regulation	S-29
Event of Loss	S-83
Excess Liquidity Obligations	S-59
Exchange Act	v
Expected Distributions	S-63
FAA	S-23
FATCA	S-91
FFI Agreement	S-91
Final Distributions	S-59
Final Drawing	S-54
Final Legal Distribution Date	S-35

Final Maturity Date	S-71
Final Termination Notice	S-56
Financial Instruments and Exchange Law	S-101
Fitch	S-52
FSMA	S-100
General Account Regulations	S-96
Global Certificate	S-47
H.15(519)	S-72
IGA	S-91
Indenture	S-69
Indenture Events of Default	S-74
Indirect Participants	S-47
Insurance Distribution Directive	S-99
Intercreditor Agreement	S-58
Interest Drawings	S-51
Interim Restructuring Arrangement	S-61
Investment Company Act	iv, S-29
IRS	S-87
Issuance Date	S-36
Junior Additional Certificateholder	S-41
Junior Additional Certificates	S-41
LIBOR	S-55
Liquidity Event of Default	S-56
Liquidity Expenses	S-63
Liquidity Facilities	S-51
Liquidity Obligations	S-63
Liquidity Providers	S-51
Liquidity Threshold Rating	S-52
Loan Amount	S-81
Loan Trustee	S-69
Long-Term Rating	S-53
LTVs	S-3
Make-Whole Amount	S-72
Make-Whole Spread	S-72
Maximum Available Commitment	S-51
Maximum Commitment	S-51
MBA	S-2
MiFID II	S-99
Minimum Sale Price	S-59
Monroe	S-16
Moody’s	S-52
Mortgage Convention	S-80
most recent H.15(519)	S-72
MTM adjustments	S-17
NLRA	S-19
Non-Extension Drawing	S-54
Non-Extension Notice	S-54
Non-U.S. Certificateholder	S-90
Note Target Price	S-60
Noteholder	S-70
OID	S-88

Order	S-100
Participation Agreement	S-69
Pass Through Trust Agreements	S-33
Performing Equipment Note	S-52
Permitted Investments	S-39
Plan	S-94
Plan Asset Regulation	S-94
Pool Balance	S-36
Pool Factor	S-36
Post Default Appraisals	S-61
PRIIPs Regulation	S-99
Prospectus Directive	S-99
PTC Event of Default	S-41
PTCE	S-95
Rate Determination Notice	S-55
Rating Agencies	S-52
Refinancing Certificates	S-85
Refinancing Equipment Notes	S-85
Refinancing Trust	S-85
Regular Distribution Dates	S-34
Related Equipment Notes	S-70
Remaining Weighted Average Life	S-72
Replacement Facility	S-53
Required Amount	S-51
Restructuring Arrangement	S-60
RFS	S-21
RINs	S-21
Scheduled Payments	S-35
SEC	i
Section 1110	S-12
Section 1110 Period	S-52
Senior Additional Certificateholder	S-41
Senior Additional Certificates	S-41
Senior Additional Class Certificates	S-85
Series A Equipment Notes	S-69
Series AA Equipment Notes	S-69
SFA	S-101
Similar Law	S-94
SIX	S-100
Special Distribution Date	S-35
Special Payment	S-35
Special Payments Account	S-36
Special Termination Drawing	S-54
Special Termination Notice	S-56
Stated Interest Rate	S-34
Subordinated Certificateholders	S-89
Subordinated Certificates	S-89
Subordinated Trust	S-89
Subordination Agent	S-58
Termination Notice	S-56
Transportation Code	S-42
Treasury Yield	S-72

Triggering Event	S-39
Trust Indenture Act	S-43
Trust Property	S-33
Trust Supplement	S-33
Trustees	S-33
Trusts	S-33

U.S.	S-19
U.S. Person	S-87
UK Securitization Laws	S-29
Underwriters	S-97
Underwriting Agreement	S-97
Volcker Rule	iv

APPENDIX II

APPRAISAL LETTERS

Mr. Kevin Hawkins

General Manager—Capital Markets

Delta Air Lines, Inc.

1030 Delta Boulevard, Dept. 956

Atlanta, GA 30354

Sight Unseen New Base Value Opinion

Sight Unseen Maintenance Adjusted

Base Value Opinion

14 Aircraft Delta Air Lines Portfolio

AISI File No. A9S015BVO-03

Report Date: 27 February 2019

Values as of: 31 January 2019

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero www.aisi.aero

27 February 2019

Mr. Kevin Hawkins

General Manager—Capital Markets

Delta Air Lines, Inc.

1030 Delta Boulevard, Dept. 956

Atlanta, GA 30354

Subject:	AISI File Number: A9S015BVO-02, AISI Sight Unseen New Base Value Opinion, Sight Unseen Maintenance Adjusted Base Value Opinion, Fourteen Aircraft Delta Air Lines Portfolio

Ref:	(a) Delta/Credit-Suisse Email messages to AISI: 29 January—20 February 2019
(b) Delta Technical Specifications

Dear Mr. Hawkins:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen new base values as of 31 January 2019, in delivery date U.S. Dollars, for a new portfolio of two A220-100 aircraft, equipped with PW1519G engines, at 134,000 lbs. maximum takeoff weight, and maintenance condition adjusted base values as of 31 January 2019, in January 2019 U.S. Dollars, for a delivered portfolio of six A321-200 aircraft, equipped with CFM56-5B3/3 PIP engines, at 196,211 lbs. maximum takeoff weight, two A350-900 aircraft, equipped with Trent XWB-84 engines, at 606,265 lbs. maximum takeoff weight, and four Boeing 737-900ER aircraft, equipped with CFM56-7B26E engines, at two differing maximum takeoff weights, as identified and defined in Table I, (the ‘Aircraft’).

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current, 30 January 2013 definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of ISTAT and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

AISI defines ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft in (a) average physical condition and with average accumulated flight hours and cycles, (b) with clear title and standard unrestricted certificate of airworthiness, (c) registered with an authority that does not represent a penalty to aircraft value or liquidity, and (d) with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324

TEL: 404 870-AISI (2474)    E-MAIL: mail@AISI.aero www.aisi.aero

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AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An ‘adjusted’ appraisal reflects an adjustment from half-life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

A ‘new’ aircraft is an aircraft with no utilization and is equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price for a variety of reasons relating to an individual buyer or seller.

AISI defines ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI defines ‘distressed market value’ as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values.

AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the aircraft.

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It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Market Analysis

•	Macro-Economic Impact on Aircraft Values

AISI tracks two key metrics while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market. We believe that GDP growth on a global and national scale is a good indicator of the ability of growing numbers of new and used aircraft to be financed and placed into operation. We also believe that the more specific health of world-wide and national passenger aircraft markets is correlated to GDP growth and provides key validation of GDP performance-related trends.

Source: World Bank, IMF, IATA

The previous chart indicates that the industry has experienced, and will probably continue to experience, a positive margin between airline passenger traffic growth and GDP growth in the near-to-medium term. Now that world GDP growth is above the 3% annual percentage growth rate experienced since 2011, we do expect more robust increases in passenger demand and hence, overall demand for passenger aircraft.

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AISI also tracks interest rate trends as a proxy for continued demand for aircraft financing.

The above chart shows the results of the low interest rate policy of the US Federal Reserve since the 2008 financial crisis. AISI believes that this low (though gradually increasing) interest rate environment is, overall, a positive driver for aircraft financing opportunities. Aircraft leases often support internal rates of return for owners in the 7-10% rate range, dependent, of course, on the level of operator risk. In our view, this leaves plenty of margin for financiers between the cost of acquisition and the actual rate of return on aircraft leases. As investors clamor for these above market returns, we believe demand for aircraft asset backed financing will continue to be robust. We do not see anything but gradual monetary policy tightening by governments world-wide, so we expect the current strong demand for aircraft financing opportunities to continue for the near to intermediate term, and even for the longer term.

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•	Aircraft Industry Specific Drivers of Aircraft Values

AISI also tracks aviation jet fuel prices and aircraft manufacturer production rate trends while valuing and attempting to predict the future value retention performance of aircraft in today’s world-wide aircraft market.

Source: Energy Information Administration

The above chart shows the sharp drop in overall jet fuel prices in late 2014 which have remained at relatively low (though gradually increasing) levels over the past two and a half years. Low fuel prices can be a double-edged sword for aircraft demand; generally positive for older aircraft, but low fuel prices can blunt demand for new aircraft and their expensive, fuel-saving technologies.

AISI believes that the most positive factor of low-fuel-price-driven demand for passenger aircraft comes from the improvement of operator balance sheets. Operators and their lessors greatly benefit from the ability of operators to comfortably service leases while seeking to open new routes that might not have been feasible to operate in a high fuel price environment. This results in an overall increase in demand for both new and used aircraft as operators strive to meet growing passenger demand resulting from low-fuel-price-driven and more affordable, fare levels. We do not expect rapid, unmanageable increases in jet fuel prices in the near to medium term.

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Both The Boeing Company (“Boeing”) and Airbus S.A.S. (“Airbus”) are predicted to markedly increase monthly production rates through the end of the decade:

While the increased supply of new aircraft may have a negative effect on existing aircraft values, we feel that Boeing and Airbus are in a huge market that will continue to be in a rough balance between aircraft supply and overall passenger aircraft demand. Currently, there are no “white tail” aircraft (planes manufactured, but not sold) sitting on the aircraft manufacturer’s ramps. In our view, production-driven discounting is being somewhat supplanted by duopolistic price signaling, causing new aircraft values to remain relatively firm. However, lease rates and aircraft values are being negatively impacted by steadily increasing production rates.

In response, both manufacturers have announced rate decreases for their B777 and A330 production lines in an attempt to bridge the gap to the production of B777-X and A330neo aircraft. The B747-8 and the A380 have also had production rates either cut or scheduled to be cut to meet dwindling demand for those aircraft. AISI believes that “overbooking” of production slots (production slots promised to more than one purchaser) and the ability of manufacturers to produce only the aircraft for which they have received commitments to purchase in their order backlogs, will keep annual new-aircraft percentage price declines in the low-single digit range.

•	The A220-100 Market

Airbus recently acquired a controlling interest in the clean-sheet technology CSeries program (with the option to acquire the entire program starting in 2026), which immediately addresses their lack of A319neo sales.

Boeing’s reciprocal move to acquire an 80% stake in Embraer’s commercial aircraft business has been approved by Brazilian authorities, so it looks like the E-Jets E-2 family will be stronger competition to both the A220-300 and its smaller sister aircraft, the 116 to 135 seat A220-100 (formerly the CS-100).

The A220-100’s impressive performance capabilities stem largely from the aircraft’s advanced aerodynamics, combined with the PW1500G geared turbofan engines, which deliver 20 percent lower fuel burn per seat than previous generation aircraft in this size category. Due to the A220 family’s superior take-off thrust and low-noise characteristics, the A220-100 has been cleared to operate into the small and environmentally sensitive London

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City Airport. But, most importantly, the PW1100G performance and availability problems experienced by the A320neo and A321neo programs have not yet meaningfully impacted the PW1500G-powered A220 in-service fleet.

The A220-100 fills the U.S pilot-union-contract “scope clause” gap between the E-170/E175 (mostly operated by regional, “feeder” airlines) and the smallest major airline aircraft in the 75-to- 150 seat passenger aircraft market. AISI also predicts that the A220-300 will eventually replace the heavier and less-efficient A319neo, especially if Airbus decides to stretch the A220-300 into the A220-500 version that Bombardier had hinted was in its long-term fleet plan.

Due to the above, AISI expects the A220 family to rapidly build market presence due to the lower operating costs that are typical of aircraft equipped with the very latest technological advancements. Airbus will most likely market the A220-100 and the A220-300 as being integral members of their narrowbody family with all of the benefits currently being enjoyed by operators of any or all models of their A319, A320, and A321 aircraft.

Airbus has nearly tripled the A220 order book which includes both A220-100 and A220-300 aircraft, over a very short period of time. The A220 family and their main competitors are shown in the chart below:

Aircraft Type	In Service	On Order
A319-100	1,262	5
A319neo	2	30
B737-700	1018	1
B737-MAX 7	—	60
A220-100	14	54
A220-300	43	218
E190	512	46
E190-E2	9	43
E195	158	75
E195-E2	—	75

Source: Air Finance, Airbus, Embraer

It is AISI’s opinion that the most-recent A220 orders were aggressively priced by Airbus in their effort to immediately impact the 100-150 seat passenger aircraft market. We do expect this discounting to lessen and for A220-100 values to experience normal, age and utilization-driven annual value declines in the 3-4% range. Declines of these magnitudes are typical for new- technology aircraft as opposed to narrowbody aircraft that are merely upgrades of existing technologies.

•	The A321-200 Market

The A321 aircraft is a twin engined light metal alloy construction single aisle narrowbody aircraft with medium to long range. The aircraft is offered with both the CFM56-5B and the IAE V2530 series engines, and in two models, the -100 and the -200, with the difference being increased operating weights for the -200, permitting longer range. Physical dimensions and passenger capacity are the same. Typical capacity and performance characteristics are 185 passengers in a dual class configuration with a range of 2,300 to 2,500 nautical miles (nm) for the -100, and 2,700 to 3,000 nm for the -200, depending upon takeoff gross weight options, making either model of the aircraft best suited for short to medium range domestic markets. Airbus is now offering an A321-200neo-LR which targets markets currently being served by the B757-200.

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The A321 is a member of the large Airbus A318/319/320/321 narrowbody aircraft family. All aircraft of this family have common cockpits and a high degree of parts commonality, as well as cross crew qualification (CCQ) with the A330/A340 and the A380. The A321-100 aircraft was first delivered in 1993 and first deliveries of the A321-200 aircraft commenced in 1997.

There are 627 CFM powered A321-200’s in service with 64 airlines with good representation in all regions of the world. There are 41 CFM powered A321-200 aircraft on order of which 31 will be sharklet equipped.

There are 953 IAE powered A321-200’s in service with 64 airlines, again with strong, world-wide market distribution. There is currently one IAE powered aircraft on order. There are 29 A321-200 aircraft on order with engines not announced, 22 will be sharklet equipped, and they will be operated by five airlines. The aircraft is popular with lessors as 690 aircraft are currently being leased to operators. There are 22 A321-200 aircraft inactive, of which ten are IAE powered and 12 are CFM powered.

The A321 family faces competition from other close members of the A320 family, and from the slightly smaller B737-800/900 and older MD-83. The A321 also competes with the larger B757-200 on short range routes, but it does not have the range to compete with the ETOPs capable B757-200ER/-300ER on longer routes. Again, Airbus has announced a long-range A321neo for operation on longer, B757-type routes.

AISI’s most recent January 2019 values update reflects a decline in the last 6 months for 2018 vintage A321-200s of 1% for base values and 1% for current market values. We expect year over year decreases of between 2% and 4% for these 2018 vintage A321-200 aircraft even as it continues to establish its market dominance over the B737-900ER. The difference between same year base values and current market values will also continue to lessen as demand for all vintage A321s remains steady. We expect this trend to continue even after Boeing recently announced development of the B737 MAX 10, which Boeing hopes will become an effective competitor to the A321-200neo, especially the longer range version of that aircraft.

Over the longer term, the A321-100/200 faces most competition from the B737-900ER, but the aircraft has established a firm lead in the marketplace due to increased payload capabilities relative to the B737-900ER.

There also has been strong market acceptance of the A319/320/321 neo (new engine option) family, re-engined with either the CFM56 LEAP or the PW GTF engines. Deliveries for the first variant, the A320neo, occurred in late 2015. There are 226 A321-200neo aircraft on order by 14 airlines, equipped with the PW GTF engine. There are 1,242 CFM LEAP powered A321-200neo aircraft on order from 40 airlines. This is an indicator of wide acceptance of this new family of aircraft, and with production slots for both A321-200 and A321-200neo sold out over the production transition period, values should continue to remain firm as the A321-200neo entered production in late 2016.

Boeing is also offering a re-engined B737 MAX family with the CFM56-LEAP 1B engine, which was first delivered in May 2017. This re-engining development may act to slightly favor A319/A320 family values, as it does not appear as potentially beneficial to re-engine the B737 family as the more limited B737 under-wing clearance does not permit as large an engine fan as with the A319/A320 family.

Boeing is expected to replace its B737 family with all new models in the 2025—2030 timeframe, with the earliest possible deliveries in approximately 2025.

The A321 aircraft has significant potential for freighter conversion as earlier build A321 aircraft approach the end of their economic useful lives as passenger aircraft. Airbus, ST Aerospace and EFW have launched the development of the OEM supported A320/A321 passenger-to-freighter conversion program. Their first customer,

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Luxemburg-based company Vallair, has signed a launch contract for the Airbus A321 (P2F) conversion which will convert 10 A321 passenger aircraft to a 14-pallet cargo configuration. These A321 P2F aircraft will be the first to introduce a containerized lower deck to this market segment of narrowbody freighters.

The A321P2F conversion program is the first in its size category to offer containerized loading in both the main deck (up to 14 container positions) and lower deck (up to 10 container positions). The converted aircraft will carry up to 27.9 metric tons over 2,300 nautical miles. End of life values for A321 passenger aircraft will be supported as this conversion program finds more customers in the passenger-to-freighter conversion market.

•	The A350-900 Market

The A350-900 is the newest, twin engine, in-production wide-body Airbus aircraft. It is a two aisle, single passenger deck, two man cockpit crew aircraft seating approximately 325 passengers in two classes and is capable of an 8,250 nautical mile range. The aircraft is offered only with the Trent XWB-84 engine and is designed to fill the capacity gap between the A330-300 and slightly larger A330-900neo, and the much larger A380.

The A350-900 is a good seller in its market space with 422 total A350-900 aircraft on order and with 227 aircraft currently in service. The first flight of the A350-900 was in June 2013 and the A350-900 entered commercial service with Qatar Airways in December 2014.

The first flight of the A350-1000 was in November of 2016 and the A350-1000 entered commercial service also with Qatar Airways, in February of 2018. The A350-1000 is a less popular seller than the A350-900, with only 154 currently on order and 21 delivered.

The A350-900 competes in the 8000 nm aircraft range market, with the 290 seat B787-9 below it and the larger capacity, 350 seat A350-1000 and the even larger 410 seat B777-9X, above it. The B787-9 is the best selling wide-body over the last three years with 424 in service and 229 on order, but the A350-900 is selling well and the 653 total aircraft currently in the B787-9 program is very similar to the 649 total orders and deliveries for the A350-900.

Aircraft Type	In Service	On Order	Total	Range (nm)	# of Passengers
A330-300	705	23	728	6,350	274
A330-900neo	21	181	202	6,600	284
A350-900	227	422	649	8,250	325
A350-1000	21	154	175	8,000	350
B787-8	349	41	390	7,800	240
B787-9	424	229	653	8,200	290
B777-9X	—	273	273	7,600	410

Source: Air Finance, Boeing, Airbus

In addition to the popular B787-9, the above chart shows the A350-900 is also feeling competitive pressure from below in the market. We are certain that Airbus would prefer that the 181 A330-900 neo orders be A350-900 orders, but the much lower capital costs of the A330 aircraft family might be enough to sway some customers away from the much better performing A350-900.

AISI believes that the A330 and the A350 families will continue to face fierce operational and pricing competition in this large segment of the wide body market. Both OEMs are facing margin erosion as they fight to make these programs the best-selling in their respective categories.

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Airbus has announced plans to increase total A350 program production rates to 13 aircraft per month (nine A350-900s, four A350-1000s). Boeing recently announced plans to move B787 family production rates to 14 aircraft from the current rate of 12 aircraft per month. These increases come even as owners and lessors are reporting softening lease rates for these aircraft. Increased production should be viewed by owners and investors with caution due to the effect that over-supply and declining lease rates will have on both new and used, aircraft values.

AISI’s most recent January 2019 values for an average new build model A350-900 aircraft shows the base values and current market values remaining flat year over year. We do expect the A350-900 to hold value relative to the B787-9, but both programs will rely on aggressive pricing to preserve, and attempt to enhance, market share. This is a reflection of the overall softening of the wide-body market, and we expect this softening to continue.

•	The B737-900ER Market

The B737-900ER is a twin engine, narrowbody, two man crew aircraft typically seating 180 passengers in a two class configuration, designed as one of the larger aircraft of the very successful B737 NG family. The B737-900ER replaces the earlier B737-900 which Boeing terminated production of in 2006. The B737-900ER has more flexibility than the B737-900, with a flat aft pressure bulkhead that typically provides additional rear galley space and potentially a row of additional passenger seats at the same pitch, optional auxiliary lower cargo compartment fuel tanks that can provide in excess of 3,200 nm range at high maximum takeoff weight, and aft passenger door options that can increase the exit limit maximum seating capacity from 189 to 215 passengers at closer seat pitches. Typical range with 180 passengers at lower maximum takeoff weight is approximately 2,800 nm.

Currently, there are 28 orders for the B737-900ER from four operators with good global representation. There have been 474 aircraft delivered to 23 operators and five B737-900ER aircraft are inactive. By comparison, the B737-900 fleet, in production from 2000 to 2006, totals 52 aircraft with a small customer base of six airlines.

The major competitor to the B737-900ER is the 220 seat Airbus A321-200 with the capability to seat up to 230 passengers in a single-class configuration in late 2015 and up to 240 passengers (with door modifications) in 2018. The B737-900ER will be limited to no more than 220 seats, even in the -9MAX configuration, and the aircraft does not have the range to service the majority of trans-Atlantic single aisle markets. Furthermore, the B737-900ER will certainly not be able to compete with the 97 metric ton A321-200neo, equipped with three auxiliary fuel tanks, designed for an equal-to-B757-200 3,900 nm range, and entry into service of 2019. The B737-900ER/MAX is at a significant market-presence disadvantage relative to the A321-200 and to the A321-200neo which is confirmed in the following table:

Aircraft Type	In Service	On Order	Number of Operators
B737-900ER	474	28	24
B737-9MAX	30	29	7
A321-200	1,580	71	105
A321-200neo	206	1,482	38

Source: AirFinance

The B737-900ER seems to be best-suited for transcontinental US domestic markets, with Delta, United, American, and Alaska Airlines being major customers. As operators continue to up-gauge from smaller to larger models within aircraft families, we expect the A321 to increase its market dominance over the B737-900ER.

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AISI’s most recent January 2019 values update reflects a decline in the last 6 months for 2018 vintage B737-900ERs of 1% for base values and 1% for current market values. The market for the B737-900ER has declined to “soft” from “average”. In contrast, A321-200 base values and current market values have remained steady. We see the B737-900ER’s market performance relative to the A321-200 to be the main driver behind Boeing’s coming decision to design and introduce a next-generation narrow-body aircraft with entry into service expected in 2025.

The aircraft has potential for future freighter conversion, but due to its relatively high cost, we expect the potential for freighter conversion to be confined to the older B737 variants for the domestic small package carrier market. It will be many years before market growth and B737-900ER passenger aircraft values reductions coincide enough to make the B737-900ER a realistic candidate for freighter conversion.

3.	Valuations

It is our considered opinion that the sight unseen new and maintenance condition adjusted base values as of 31 January 2019, in January 2019 U.S. Dollars, are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

TABLE I

AISI File A9S015BVO-03

Report Dated: 27 February 2019

Values as of: 31 January 2019

No	Aircraft Type	Reg #	MSN	DOM	Engine Type	MTOW (lbs)	Adjusted Base Value Jan-19 $MUS Dollars
1	Airbus A220-100	N103DU	50022	7-Dec-18	PW1519G	134,000	31.52*
2	Airbus A220-100	N104DU	50023	31-Dec-18	PW1519G	134,000	31.52*
3	Airbus A321-211	N360DN	8388	24-Aug-18	CFM56-5B3/3	196,211	50.44
4	Airbus A321-211	N361DN	8423	31-Aug-18	CFM56-5B3/3	196,211	50.46
5	Airbus A321-211	N362DN	8447	14-Sep-18	CFM56-5B3/3	196,211	50.57
6	Airbus A321-211	N363DN	8502	28-Sep-18	CFM56-5B3/3	196,211	50.75
7	Airbus A321-211	N364DX	8530	19-Oct-18	CFM56-5B3/3	196,211	50.97
8	Airbus A321-211	N365DN	8536	8-Nov-18	CFM56-5B3/3	196,211	51.18
9	Boeing 737-900ER	N907DN	32010	9-Nov-18	CFM56-7B26E	175,000	46.38
10	Boeing 737-900ER	N909DN	64880	29-Nov-18	CFM56-7B26E	187,700	47.13
11	Boeing 737-900ER	N910DU	32011	7-Dec-18	CFM56-7B26E	175,000	46.63
12	Boeing 737-900ER	N911DQ	64882	12-Dec-18	CFM56-7B26E	175,000	46.72
13	Airbus A350-941	N510DN	0204	24-May-18	Trent XWB-84	606,265	141.86
14	Airbus A350-941	N511DN	0210	13-Jun-18	Trent XWB-84	606,265	142.26

TOTALS							838.39

*Note—These are new values with the aircraft assumed to have no utilization

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been

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independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report. AISI consents to the inclusion of this appraisal report dated 27 February 2019 in the Prospectus Supplement and to the reference to AISI therein under the caption “Experts”.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Nick Miller

Appraiser

Shaun P. Halsor

Appraiser

Mark D. Halsor

Certified Appraiser, International Society of Transport Aircraft Trading

Dave Miller

Certified Appraiser, International Society of Transport Aircraft Trading

www.bkassociates.com

(516) 365-6272

March 5, 2019

Mr. Kevin Hawkins

Treasury

Delta Air Lines, Inc.

1030 Delta Boulevard, Dept. 856

Atlanta, GA 30320

Dear Kevin:

In response to your request, BK Associates, Inc. is pleased to provide our opinion as of January 31, 2019 regarding the Maintenance Adjusted Base Values (MABV) of fourteen aircraft in the Delta Air Lines, Inc. fleet. The aircraft include two A350-900 aircraft, six A321-200 aircraft, four Boeing 737-900ER aircraft, and two A220-100 aircraft, all of which are identified as “Delta 2019-1 EETC”. Each of the aircraft is further identified by type, manufacturer’s serial number, registration number, manufacture date, engine type/variant and maximum takeoff weight in the attached Figure 1.

CONCLUSIONS

Based upon our knowledge of these various aircraft types, our knowledge of the capabilities and uses to which they have been put in various parts of the world, our knowledge of the marketing of used aircraft, and our knowledge of aircraft in general, it is our opinion that the MABVs in U.S. dollars of each aircraft is as shown in Figure 1 attached hereto. It should be noted that any specific aircraft configuration items provided to us were taken into account in this valuation.

DEFINITIONS

Base Value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

An extended desktop appraisal is one which is characterized by the absence of any onsite inspection of the aircraft or its maintenance records, but does include consideration of maintenance status information that is provided to the appraiser from the client. An extended desktop appraisal provides a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft. The adjustments are based on industry average costs, and normally would include an adjustment for the time remaining to a “C” check, time remaining to a “D” check, time remaining to landing gear overhaul, time remaining to APU overhaul, time since heavy shop visit on the engines and for the life remaining on engine life limited parts. In this case, most of the aircraft are too new to have reached half-time. An alternative methodology was used. Starting with the new price or full-life value, adjustments were deducted to account for the hours or cycles used since new and also a nominal deduction for depreciation since the time the aircraft was delivered.

Mr. Kevin Hawkins

March 5, 2019

MARKET DISCUSSION & METHODOLOGY

Current values and base values are normally based on comparison to recent sales of comparable aircraft. Unfortunately, there have been few recent transactions involving comparable aircraft for which the price was publicly divulged. For some years now the major airlines and other aviation industry entities in the United States have claimed, with support of the government and the courts that the realizations in their aircraft sales should be kept confidential. Prior to that, all transactions of U.S. carriers were reported to the Department of Transportation and the prices were available to the public. Now we are aware of values that are occasionally reported in the press, or when we are involved in the transaction or when our industry contacts share the prices of recent transactions. Equipment manufacturers also share with us confidential cost data related to their products. We are not aware of any publicly disclosed sales of similar aircraft to those subject of this appraisal.

In the absence of more recent sales data, alternative methodologies must be used. One approach is to determine the base value to predict what the value should be in a balanced market and then adjust that base value to reflect the impact of current market conditions.

As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 11,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as, the high and low values that have occurred in strong and weak markets.

Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

Mr. Kevin Hawkins

March 5, 2019

This relationship between aircraft age and sale price is depicted in the following figure.

From these base values, analysis of current market conditions, such as, the number of aircraft available for sale, the length of time on the market, availability of competing aircraft, asking prices and current traffic demand, results in an opinion on the current market value.

One of the most important factors affecting the current market is supply and demand, as evidenced by the numbers of aircraft available for sale and lease or in storage.

As part of our appraisal process, we analyze the availability for sale or lease of the aircraft types involved in an engagement. For this portfolio, the aircraft are almost new aircraft, that have production backlogs for many of them. The only type that has availability is the A321-200. As of February 2019, Air Finance Journal Fleet Tracker shows there to be eight A321-200s currently available. BK Associates believes some availability of aircraft is normal even in a balanced market such that a few units of each model could be expected to be available even in a balanced market. Experience has shown that when more than one percent of the fleet is idle—parked and for sale or lease—downward pressure begins on values. This is not the case for the aircraft types in this appraisal. The aircraft in this portfolio are almost new and very popular aircraft. As such, we believe the base value for these aircraft is equal to the seller’s price because it is nearly new.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Portfolio aircraft nor their maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed unless otherwise stated, that the Aircraft are in typical configuration for their type. Deviations from these assumptions can change significantly our opinion regarding the Aircraft’s value.

Mr. Kevin Hawkins

March 5, 2019

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal report dated March 5, 2019 in the Prospectus Supplement and to the references to BK Associates, Inc.’s name therein under the caption “Experts.”

Sincerely,

BK ASSOCIATES, INC.

Pooja Gardemal, CPA/ABV Managing Director

John F. Keitz President ISTAT Senior Certified Appraiser And Appraiser Fellow

JK/PG Attachment

www.bkassociates.com

(516) 365-6272

Figure 1

Delta Airlines, Inc.—As of January 31, 2019

All values in USD $ Millions

No.	Aircraft Type	Engine Type	MSN	Registration	Manufacture Date	MTOW (lbs)	MX Adjusted BV
1	A220-100	PW1519G	50022	N103DU	12/7/2018	134,000	38.39
2	A220-100	PW1519G	50023	N104DU	12/31/2018	134,000	38.50
3	A321-200	CFM56-5B3/3	8388	N360DN	8/24/2018	196,211	51.56
4	A321-200	CFM56-5B3/3	8423	N361DN	8/31/2018	196,211	51.56
5	A321-200	CFM56-5B3/3	8447	N362DN	9/14/2018	196,211	51.71
6	A321-200	CFM56-5B3/3	8502	N363DN	9/28/2018	196,211	51.79
7	A321-200	CFM56-5B3/3	8530	N364DX	10/19/2018	196,211	52.00
8	A321-200	CFM56-5B3/3	8536	N365DN	11/8/2018	196,211	52.21
9	B737-900ER	CFM56-7B26E	32010	N907DN	11/9/2018	175,000	53.57
10	B737-900ER	CFM56-7B26E	64880	N909DN	11/29/2018	187,700	54.40
11	B737-900ER	CFM56-7B26E	32011	N910DU	12/7/2018	175,000	53.76
12	B737-900ER	CFM56-7B26E	64882	N911DQ	12/12/2018	175,000	53.87
13	A350-900	Trent XWB-84	0204	N510DN	5/24/2018	606,265	146.97
14	A350-900	Trent XWB-84	0210	N511DN	6/13/2018	606,265	147.39

aviation consulting

Desktop Appraisal of:

Fourteen (14) Aircraft

Client:

Delta Air Lines, Inc.

Date:

March 1, 2019

HQ – Washington D.C.

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U S A

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F a x :  + 1    7 0 3    2 7 6    3 2 0 1

Dublin

H a r c o u r t    C e n t r e ,    S u i t e  5 1 1

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www.mba.aero

I.	Introduction and Executive Summary

 Table of Contents:

Morten Beyer & Agnew (“mba”) has been retained by Delta Air Lines, Inc. (the “Client” or “Delta”) to provide a Desktop Appraisal to determine the current Base Values (the “Current Base Values”) for fourteen (14) various aircraft (collectively the “Subject Aircraft”), as of January 31, 2019. The Subject Aircraft are fully identified in Section IV of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise, and current analysis of market trends and conditions, along with value information from its quarterly publication REDBOOK – Q1 2019.

Based on the information set forth in this Report, it is mba’s opinion that the Current Base Values of the Subject Aircraft is as set forth in Section IV and that the total of such Current Base Values is as follows:

Current Base Value (US$)

Fourteen (14) Aircraft Total	$877,360,000

Section II of this report presents definitions of various terms, such as Base Value, as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.	Definitions

Desktop Appraisal

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 25 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba employs five ISTAT Certified Appraisers and Candidates, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America and Asia.

mba publishes the semiannual publication REDBOOK, a compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

Delta Air Lines, Inc. Job File #19016 Page 2 of 38

III.	Current Market Conditions

GENERAL MARKET OBSERVATION 1ST QUARTER 2019

An essential consideration in any appraisal is the condition of the market at the time the valuation is rendered. This section defines market conditions, including general market commentary, highlighting major factors currently influencing aircraft values, as well as mba’s view of the current market situation for each aircraft type examined in this valuation.

PASSENGER TRAFFIC

There are a number of variables that have historically shown a strong correlation to aircraft values. These variables include but are not limited to: oil prices, Revenue Passenger Kilometer (“RPK”) growth, global gross domestic product (“GDP”), as well as placement on the production line, ubiquity, technical obsolescence, active-to-parked ratio, production status, and order backlog. Many of these factors, such as placement on the production line, production status, and technical obsolescence, can help predict long-term values prospects. Other factors, like oil prices and active-to-parked ratio, offer insight into short-term value fluctuations.

One way to understand the current health of the commercial aviation industry is to consider the number of new aircraft orders and RPK growth, which International Air Transport Association (“IATA”) defines as the number of paying passengers multiplied by total kilometers flown, both of which have been highly correlated to world GDP in the past. mba relies on annual GDP metrics published by the World Bank and International Monetary Fund (“IMF”) to measure the overall global economy to determine historical correlation and understand the short-term economic forecast. By looking at the forecasted world GDP, we can understand the potential RPK growth, which typically influences new aircraft orders as passenger demand increases.

Source: mba REDBOOK System Tracking Aircraft Repository (STAR Fleet); iata.org; OEMs; worldbank.org

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In the 2018–2038 Global Market Forecasts (“GMF”), The Boeing Company (“Boeing”) and Airbus S.A.S (“Airbus”) forecast annual RPK growth of 4.7% and 4.4%, respectively, over the next 20 years while global GDP is expected to decrease to 2.9% in 2019. Airbus expects traffic between emerging markets to grow at 6.2%, far outpacing the GDP growth expected in these economies. According to Boeing’s GMF, RPKs in domestic China will grow at 6.1% annually over the next 20 years, and traffic within Asia is expected to grow at 5.7% annually. While the domestic United States (“U.S.”) market is currently the largest in the world by passenger traffic, China is expected to overtake the U.S. within the next 20 years. India is also expected to play an increasing role in the market. With domestic passenger traffic in India growing by 20.0% per year, it is slated to become the third largest aviation market by the early 2020s. Boeing also predicts that the Asia-Pacific region will account for 37.0% of the world’s passenger fleet by 2038, while Airbus is predicting Asia to play an even larger role, accounting for 42.0% of all aircraft deliveries between 2018 and 2038. With the Asia-Pacific region playing such a pivotal role in the market, GDP and RPK growth is now becoming more aligned with Asia’s market growth and less correlated with U.S. economic metrics.

In December 2018, IATA reported global RPK growth of 6.5% in 2018, slightly below the 8.0% growth rate seen in 2017. After a strong first half of the year, the second half of 2018 saw a significant reduction in traffic growth as a result of slowing global economic growth, uncertainties around Brexit, and geopolitical tension as a result of U.S.-China trade relations. Despite the slowed growth, this still marks the ninth consecutive year of above-trend growth in RPKs. Taking into account the slower than expected second half of 2018, IATA forecast RPKs to grow at 6.0% in 2019, marking the tenth consecutive year of above-trend growth.

As of December 2018, International RPKs slowed to 6.3% YoY compared to 8.6% a year ago. This reduced growth rate was seen across all regions except in North America and Africa, which saw RPKs grow from 4.7% and 6.0% in 2017 to 5.0% and 6.5% in 2018, respectively. While 2018 marks the fastest annual RPK growth for North America since 2011, there are concerns about the economic outlook for the U.S. in 2019 and the effects that trade tension with China will have on the economy. For a second consecutive year, Asia posted the fastest growth rate of 7.3% despite slowing significantly from 10.5% in 2017. Disruptions caused by typhoons in the region and uncertainty about the global economy contributed to the slowdown in the region. In Latin America, much of the growth took place in the early half of 2018, and the upward trend in passenger demand has slowed over the second half of the year, following the strikes seen in Brazil. As a result of the unstable political and economic climate in the region, Latin America saw international RPKs falling to 6.9% compared to 8.8% a year ago. With the uncertainty of Brexit and the resulting economic conditions looming, Europe saw its RPK growth fall to 6.6% YoY significantly below the 9.4% posted in 2017. Middle Eastern carriers saw the slowest international RPK growth rate in December, at 4.2%. The region’s airlines have been critically impacted by geopolitical tensions in recent years, including Saudi-led sanctions on Qatar.

Delta Air Lines, Inc. Job File #19016 Page 4 of 38

Source: IATA.org: December 2018

Overall, Domestic RPK growth closely resembles that of International RPK growth with only two (2) regions growing faster YoY in December 2018 than 2017. The domestic Indian market grew at an astonishing 18.6% making it the fastest growing domestic market for the fourth consecutive year. The rapid growth in the region is largely due to a strengthening airport connectivity system, structural changes within the market, and a rise in the standard of living. China, a country that has previously experienced rapid growth in domestic RPKs, has recently been showing ongoing signs of a slowdown with YoY growth in November 2018 falling to 11.7% from 13.6% in 2017. Despite this, China still has the second fastest domestic traffic growth with business confidence in the region stabilizing. On the back of a strong U.S. economy in the first half of 2018, North America saw domestic RPK grow at 5.1% in 2018, up from 3.5% a year ago. However, with increasing uncertainty about the U.S. economy in the second half of 2018 and carrying into 2019, the Domestic RPK growth rate in the region is unlikely to reach the same levels of growth seen this time last year. One (1) of the sharpest decreases in Domestic RPKs was observed in Japan, with RPKs falling to 2.0% from 4.9% in 2017. This reduced growth rate was largely a result of Typhoon Jebi that caused a significant amount of disruption to Kansai Airport, one (1) of the largest airports in the country.

COMMERCIAL AIRCRAFT ORDERS

While 2018 was still an excellent year for aircraft manufacturers, net orders are down when compared to 2017. Boeing’s net orders, as of December 31, 2018, stand at 893 aircraft, down from 912 net orders in 2017, while Airbus currently has 747 net orders, compared to 1,109 net orders in 2017. The higher year-end results in 2017 were aided by the 2017 Paris Airshow, which replenished manufacturer’s order books with a total of 989 orders, memoranda of understanding (“MoUs”), and commitments. The difference in the 2018 order books between the manufacturers was mainly driven by higher demand for Boeing’s single-aisle 737 MAX aircraft, which makes up 699 of Boeing’s 893

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orders. Supply chain issues may challenge both manufacturers to meet these lofty production targets, with design issues in the A320neo family’s Pratt & Whitney PW1000G engines drawing most of the negative publicity. The engine recently suffered a number of in-flight shutdowns caused by a design flaw in the knife-edge seal in the high pressure compressor. These shutdowns caused Airbus to reject delivery of PW1000G engines in February 2018 and the FAA issued an Airworthiness Directive (AD) which applied to 43 engines currently flying and 55 engines that had been delivered to Airbus but had not been installed on an aircraft. Pratt and Whitney redesigned the knife-edge seal and resumed delivery of engines in March 2018. Pratt & Whitney will need to deliver these engines to customers currently operating A320neo aircraft before Airbus can resume delivery of PW1000G powered aircraft. As a result, there is a significant number of finished aircraft sitting on the ground at Airbus production facilities awaiting engines. Though Boeing is currently dealing with delivery delays due to supplier issues for their LEAP engines and fuselages from Spirit AeroSystems, this does not appear to have a significant impact on orders. In addition to the MAXs, Boeing’s 2018 gross order book at the end of December 2018 includes 18 747-8Fs, 20 767-300Fs, 45 777Fs, one (1) 777-200LR, 13 777-300ERs, and 136 787s. Boeing received eight (8) 777 cancellations and 27 787 cancellations across 2018. Airbus’s 2018 net order book consists of 135 A220-300s, 22 A319neos, 373 A320neos, 136 A321neos, two (2) A319ceos, seven (7) A320-200s, one (1) A321-200, six (6) A330-200s, three (3) A330-300s, two (2) A330-800neos, 16 A330-900neos, 39 A350-900s, one (1) A350-1000, and four (4) A380s.

Boeing’s current backlog stands at 5,873 aircraft, and despite ending the month with a smaller annual order book than Boeing, Airbus had 7,577 unfulfilled orders. Airbus’s backlog reached a new industry record, compared with 7,265 the previous year. Both Original Equipment Manufacturers (“OEMs”) see production filled out until 2026 for their production lines. While Airbus has had a strong run in 2018, in February 2019 Emirates announced that it will change its orders for 39 A380 to a mix of A350-900s and A330neos. With a dwindling backlog, Airbus has announced that it will end the production of the A380 with the last delivery of the aircraft type in 2021. Despite this setback, Airbus’s order book got a boost with the company’s acquisition of a majority stake in Bombardier’s CSeries program, which Airbus has renamed the A220. The A220-100 (CS100) has 76 aircraft in backlog, while the A220-300 (CS300) has 404 aircraft in backlog. With Airbus’s acquisition of the majority of the equity of the CSeries program, it is likely the A319neo will see a limited future since the aircraft currently has only 80 orders.

The Airbus CSeries partnership prompted Boeing and Embraer to announce intentions to merge their commercial aircraft businesses and create a joint venture. Most regulatory hurdles for the deal have been cleared, as the Brazilian government, which holds veto power over any potential deal involving Embraer, cleared the deal in January 2019. The deal still faces several legal challenges in Brazil, as minority shareholders of Embraer have filed legal complaints in Brazilian courts. Should both major regional jet manufacturers team up with the large jet manufacturers, new-entrant regional jet manufacturers, such as COMAC and Mitsubishi, may find it more difficult to compete on price and volume.

Chinese manufacturer, COMAC has received 200 orders for its narrowbody C919 in 2018, all from the HNA Group. The aircraft’s order book stands at 1,008 aircraft, nearly all with Chinese carriers or lessors. It is unclear how many of these orders are firm, but firm orders are thought to be only a fraction of the 1,008 total orders advertised by COMAC. The only non-Chinese customer is GE Capital Aviation Services (“GECAS”), which has ten (10) firm orders and a MoU for ten (10) more, but these aircraft are unlikely to be placed outside of China.

Irkut’s narrowbody aircraft, the MC-21, will fly in the same competitive space as the C919, A320, and 737. The program currently has 175 firm orders, and a MoU for ten (10) aircraft from Peruvian Airlines is the only order received in 2018. Most of the current orders are from Russian airlines and lessors,

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with the exception of Azerbaijan Airlines and Egyptian charter-carrier Cairo Aviation. The Mexican airline, Interjet, is said to be considering a purchase of an unspecified number of MC-21 aircraft, which would make it the only scheduled operator outside of the Commonwealth of Independent States (“CIS”) to have an order for the aircraft. However, the operator has seen some parts availability issues with their Sukhoi SSJ fleet, which may cause Interjet to think twice about acquiring additional Russian aircraft.

In the regional space, Bombardier received 57 CRJ orders through September for 2018, while Embraer received 176 E-Jet orders through mid-December for 2018. Embraer saw most of the order activity around its current-generation E175, for which it received 125 orders, 100 of which came from Republic Airways. Embraer’s new-generation family of E-Jets, the E2s, have sold relatively slowly, only securing 250 orders since the program’s launch. Of these orders, 100 are from SkyWest for the E-175 E2, which currently falls out of all scope clauses in the U.S., placing the SkyWest order in doubt. Mitsubishi has also struggled to attract customers to its regional jet, the MRJ, as design issues have caused it to repeatedly delay the aircraft, and the MTOW pushes the aircraft out of the U.S. scope clause. Mitsubishi has not had a new order for the aircraft since July 2016. On the turboprop side, Bombardier received 30 Q400 orders in 2018, while ATR received orders for 52 aircraft in the year. As of December 2018, Bombardier had a backlog of 66 Q400s, while ATR’s backlog stood at 196 aircraft. However, In November 2018, Longview Aviation Capital Corp. (the parent company of Viking Air Limited), agreed to purchase the DHC-8 program from Bombardier, which includes the DHC-8-Q400 aircraft. The deal will be completed sometime in late 2019. Viking intends to keep the production line for the aircraft open, but it remains to be seen how many orders Viking can win when competing against ATR.

OIL PRICES AND CURRENCY EXCHANGE RATES

In addition to its reliance on global GDP, the aviation industry is closely tied to the cost of fuel. After a period of volatility between 2007 and 2011, oil prices remained at over US$100.00 per barrel until the end of 2014 when prices began to fall. By January 2016, Brent Crude fell to a new 13-year low, dropping under US$28.00 per barrel. This allowed the small turboprop market to recover. Since 2016, oil prices have undergone a period of extreme volatility, showing signs of recovery between 2017 and early 2018 before collapsing again to US$46.00 per barrel at the start of 2019.

Source: Energy Information Agency, www.eia.gov

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Since August 2018, Crude oil prices have been volatile due to U.S. policy on Iranian oil exports and a weakened confidence in global demand. In 2017, OPEC announced its goal of cutting production to 32.5 million barrels per day, resulting in a significant decrease of the global supply of oil and a corresponding rise in prices across the second half of 2017. While the supply of oil will affect its prices in the mid-to-long term, geopolitical factors have had a larger role in determining oil prices in the short term. Oil prices surged upwards as the market reacted to U.S. sanctions on Iranian oil coming into effect on November 4, 2018; although, the U.S. government granted waivers to India, China, South Korea, Japan, Italy, Greece, and Turkey, allowing them to continue to import Iranian Oil. Oil prices began to drop at the beginning of November 2018 and as of January 31, 2019 stand at US$62.46 per barrel due to output from the U.S., Iraq, the United Arab Emirates (“UAE”), and Indonesia growing faster than expected. It is yet to be seen if this is a blip in the recent upward trajectory of oil prices, or the start of a new trend downwards.

Due to the low oil price environment from the end of 2014 to the end of 2018, airlines have been delaying the delivery of new, fuel-efficient aircraft, as operating economics of older aircraft have become more attractive and viable. The latest in the string of deferrals was American Airlines announcing that it will defer a portion of its 737 MAX orders out to 2025 and 2026. This has in turn benefitted current-generation aircraft, allowing their values to remain stable and command lease rates comparable to next-generation aircraft. However, if oil prices rise, the cost savings per trip due to fuel-burn improvements in next generation aircraft may eat into profitability and these deferrals.

Currency fluctuation is another risk factor for airlines that can negatively impact the industry and cause temporary aircraft market softness due to bankruptcies placing a large number of aircraft on the market at once. Airlines are particularly sensitive to rate changes as contract expenses, such as jet fuel and aircraft leases, are most often negotiated in U.S. Dollars. The most recent bankruptcy that was affected by currency fluctuations was Monarch Airlines (“Monarch”), which reported losses in excess of £290 million. The airline had a large portion of leased aircraft and was affected by a decrease in demand brought about by the weakening of the Pound against the U.S. Dollar and the Euro. Fortunately, the aircraft coming out of the bankruptcy were placed relatively quickly unlike previous liquidations, indicating a current, strong secondary market for current-generation narrowbody aircraft. Jet Airways also faces an uncertain future, in part due to losses caused by currency fluctuations. The Indian Rupee has fallen over 13.0% against the U.S. Dollar since the beginning of 2018, leading Jet Airways to lose US$58.5 million due to currency fluctuations alone. Jet Airway’s fleet is nearly three (3) times larger than Monarch’s, and a Jet Airways bankruptcy would undoubtedly cause market softness, especially for its large widebody aircraft.

Delta Air Lines, Inc. Job File #19016 Page 8 of 38

GLOBAL EVENTS’ IMPACT ON AVIATION

In April 2018, the Chinese government announced tariffs on 106 U.S. products in retaliation against the steel tariffs imposed by the Trump Administration in March 2018. As part of this tariff, aircraft with empty weights between 15,000 and 45,000 kilograms will be hit with a 25.0% tariff when exported to China. This measure seems to specifically target the 737 Classic, NG, and MAX family of aircraft, if based on the manufacturer’s empty weight, but if based on the operating empty weight, the MAX would likely not be impacted. As of April 2018, Boeing only has four (4) 737-800s on backlog going to a Chinese airline. However, it remains to be seen if the tariffs will affect older 737NGs being imported into China, which has historically been a key market for aircraft coming out of North America and entering freighter operation. In response to the latest tariffs aimed at Boeing, the Trump Administration proposed an escalation to the trade war that would place a matching 25.0% tariff on Chinese aircraft and jet engines. The effect on Chinese aircraft is expected to be minimal as there are no American customers for the C919 or ARJ21. However, the impact on suppliers for engine manufacturers and aircraft systems may be substantial but will also affect the American companies using these components. As of December 1, 2018, a temporary 90-day hold was placed on tariff hikes, however there is continued uncertainty if tensions will resurface and further hinder global economic advances.

In the Middle East, diplomatic tension remains high amongst Saudi Arabia, Egypt, the UAE, Bahrain and Qatar. In June 2017, Saudi Arabia, Egypt, the UAE, and Bahrain severed diplomatic ties and imposed trade and travel bans on Qatar. The bans have affected Qatar Airways, Emirates, Gulf Air, FlyDubai, Air Arabia, Saudi Arabian Airlines, and Etihad Airways, all of which have suspended flights to and from Qatar. In addition, with Qatar aircraft banned from the airspace of the affected countries, westward flights are being rerouted via Iran, incurring overflight fees and increasing tension amongst the Gulf States.

The sanctions have taken a toll on Qatar Airways, as the airline reported a loss of US$69 million. Qatar Airways’ CEO, Akbar Al Baker, directly attributed the loss to the sanctions, saying “[the results] reflect the negative effect the illegal blockade has had on our airline.” As of September 2018, tensions had not softened and bans on various goods and exports continued. Saudi Arabia has even increased tensions by proposing a canal that would turn Qatar into an island, severing the only land route the country has with the Arabian Peninsula. Saudi Arabia and the UAE are also planning to turn their border regions with Qatar into nuclear waste sites. Both actions indicate the blockade will likely continue for the foreseeable future.

Economic growth in Asia remains strong, but some of the fastest growing countries, like China, have seen growth rates decrease. In 2018, the Chinese economy grew at 6.6% with the IMF forecasting a 6.2% growth rate in 2019. This will be one of the slowest growth rates the country has experienced in the last quarter century, where double digit growth rates were the norm pre-2015. Despite this, China continues to be one of the fastest growing countries for domestic air travel.

While the demand for air travel is increasing rapidly in Asia-Pacific, some flag carriers in the region have been struggling to compete against low-cost carriers, like VietJet, AirAsia, and LionAir, which have been steadily increasing their market share and holding large order books in anticipation of higher growth. These three (3) airlines have ordered nearly three (3) times their current fleet, totaling close to 800 aircraft. Though growth in the region is very promising, there have been concerns over the ability of the carriers to take delivery of all their orders. A significant number of cancellations from such a small operator base concentrated in one (1) region could impact Boeing’s and Airbus’s production lines and potentially affect aircraft values should there be oversaturation of the market.

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The U.K.’s vote to exit from the European Union (“EU”) on June 23, 2016, has caused a considerable amount of uncertainty in the market and will continue to do so until the precise details of the exit are fully resolved. While the volatility regarding the exit has tempered since its announcement in 2016, it can be expected to resume in 2019, when the U.K. must officially leave the EU. British Prime Minister Theresa May’s deal to exit the EU was rejected by British parliament in January 2019, but she did survive a no-confidence vote the day after. It is unclear when the U.K. will complete its exit from the EU, but a “no-deal Brexit” is now firmly on the table. While there have been no details about how the aviation regulatory body would work post-Brexit, it is preferable that Britain remain a member of EASA in order to avoid the complications of double certification as well as other regulatory overlaps. There are concerns from large multinational companies with factories both in the EU and the U.K., such as Airbus and Rolls-Royce, that there will be debilitating costs and procedures associated with new border controls after Brexit.

With the escalating threat of a trade war between the U.S. and China, concern regarding Brexit’s effect on the European economy and the region’s aviation sector, and the volatility of oil prices due to sanctions against Iran, the global economy is looking at a period of increasing uncertainty. Based on a slow growth rate in the second half of 2018, IMF predicts a slower global growth rate of 3.5% in 2019, compared to 3.7% in 2H 2018. While continued economic growth in Asia and Latin America and strong economic performance in North America seem to indicate continued growth, oil prices and the cyclical nature of the aviation industry might change that trajectory. There are currently a number of leasing companies with large portfolios for sale, indicating the possibility that the market is moving past its peak. However, if passenger demand continues to prove resilient and manufacturers’ order books remain strong without excessive cancelations, the industry will overcome the uncertainties and continue its upward track in the near term.

Delta Air Lines, Inc. Job File #19016 Page 10 of 38

A220-100

OVERVIEW

The Airbus A220-100 (formerly known as the Bombardier CS100) first flew in September 2013, and was delivered to launch customer Swiss International Airlines in June 2016. At one (1) point in time, the aircraft type faced an uncertain future, as financial troubles at Bombardier and a dumping complaint filed by Boeing threatened to derail the A220-100s (then the CS100) introduction to the U.S. markets. However, in January 2018, the U.S. International Trade Commission ruled that U.S. industry is not threatened by the aircraft, and Airbus finalized its purchase of a majority stake in Bombardier’s CSeries program in June 2018, thus securing the aircraft’s future.

The A220-100 seats up to 125 passengers in a single-class configuration, but most customers will likely configure the aircraft to seat 110 in a dual-class configuration. Aircraft of this size have fallen out of favor with operators in recent years as evidenced by the 88 orders received for the A220-100 and the 93 orders received for the competing E195-E2. In comparison, the larger A220-300, which seats up to 160 passengers, has received 449 orders.

Both the A220-100 and the A220-300 are solely powered by the Pratt & Whitney PW1500G geared turbofan (“GTF”) engine. The engine is a miniaturized version of the PW1100G, which powers the A320neo, although it has not been subject to the same service issues that have plagued the A320neo’s engines. Still, delays at Pratt & Whitney have caused a ripple effect, leading to some A220 deliveries being postponed.

Positives

+	Operators have reported better-than-expected operating economics and satisfaction with the aircraft’s performance.

+	Clean-sheet design will remain at the forefront of technology well into the next decade.

+	Airbus’s acquisition of a majority stake in the A220 program should help the aircraft type win new orders in the future.

Negatives

-	The Aircraft only has 88 orders after being marketed by Bombardier and Airbus for more than a decade, which calls into question the market’s acceptance of the aircraft type.

-	Delta currently has 45.5% of the total order book, which may complicate re-marketing efforts later in the aircraft’s life.

-	The aircraft only has four (4) airline customers that are currently flying revenue flights.

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FLEET STATUS

As of January 2019, there are 88 A220-100s on order with six (6) known customers. There are an additional five (5) aircraft, which will likely become business jets, on order with private operators. So far, only 12 A220-100s have been delivered, eight (8) to Swiss International Airlines, and four (4) to Delta. The larger A220-300 has been much more of a commercial success, with 449 aircraft currently on order. It remains to be seen if Airbus can be more effective than Bombardier in winning orders for the aircraft type.

Net Orders	88

Backlog	76

Delivered	12

Destroyed/Retired	0

Not in Service/Parked	0

Active Aircraft	12

Number of Customers	6

Average Fleet Age (Yrs)	1.55

Source: mba STAR Fleet, January 2019

NOTABLE DEVELOPMENTS

Q In January 2019, construction began on Airbus’s A220 manufacturing facility in Mobile, Alabama. The facility will produce aircraft for customers located in the United States. (airbus.com)

Q In January 2019, Delta announced its first revenue A220-100 flight will be performed on February 7, 2019. Delta anticipated starting service sooner, but was delayed due to the U.S. government shutdown. (The Canadian Press)

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FLEET DEMOGRAPHICS

Delta has the most orders for the A220-100 with 40 firm orders. The other four (4) airlines that have ordered A220-100s currently have ten (10) orders each, while Lease Corporation International (“LCI”) has three (3) aircraft on order. Delta, Swiss, and LCI also have A220-300s on order. Odyssey Airlines has not started operations, but it plans to fly all business class service from London City Airport to airports in North America and the Middle East, similar to British Airway’s current A318 service from London City to JFK. With only four (4) customers currently flying revenue service, Airbus should make expanding the A220-100’s customer base a priority.

Top Six (6) A220-100 Customers

Source: mba STAR Fleet, January 2019

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Current Orders by Region

North American carriers currently have the most A220-100 orders, although they are solely represented by Delta. The Middle East contingent is solely represented by Gulf Air. The fact that a single carrier can represent such a large portion of the total fleet raises concerns that secondary market placement may be difficult in the future should the aircraft come available.

Source: mba STAR Fleet, January 2019

AIRCRAFT AVAILABILITY

According to Airfax, as of January 2019, there are no A220-100s available for sale or lease. This is typical for an aircraft of the A220-100’s young age.

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AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The A220-100 ranks quite low when compared to similar aircraft. This is due to the small number of aircraft on order and its small customer base. However, it does score high marks for its performance and average fleet age. Should Airbus be more successful than Bombardier in marketing the aircraft, the A220-100s score should increase dramatically once it starts to win orders.

OUTLOOK

Although the A220-100 is an extremely capable aircraft, the market has not responded favorably to new technology aircraft of its size. There are currently only six (6) known customers for the aircraft type, and Delta accounts for nearly half of all orders. The outlook for the A220-100 heavily depends on how much success Airbus has in marketing the aircraft after Bombardier struggled to sell the aircraft. However, Airbus has not yet sold a single A220-100 in the six (6) months they have owned the A220 program, even though they have had success marketing the larger A220-300. If orders remain stagnant, Market Values for the aircraft type may soften in the long run unless current operations show a predilection for purchasing used aircraft in the secondary market.

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A321-200

OVERVIEW

The A321-200 is the largest variant of the A320 family and first entered service in 1997. The A321 features a modified wing with double slotted flaps, but still maintains the same cockpit for type commonality within the family. The A321-200 is an upgraded version of the A321-100 and features higher thrust engines, greater fuel capacity, and minor structural strengthening. At launch, the A321 did not sell many units, as operators preferred to fly a combination of larger twin-aisle aircraft and smaller aircraft, such as the A319 and the 737-700. Airlines began to demand stretched aircraft as increased competition and financial difficulties caused by 9/11 and the 2008 financial crisis required aircraft to increase load factors to maintain profitability. Over time, the industry started favoring large narrowbody aircraft resulting in the rapid growth of the A321 fleet. The A321 was introduced to market a decade before its competitor, the 737-900ER, and has outsold the type three (3) to one (1).

Positives

+	Operator base is diverse relative to fleet size.

+	High potential for future freighter conversions, which will extend the life of aging A321-200s.

+	Very low percentage of existing fleet currently parked.

+	Better performance than its main competitor, the 737-900ER, including higher Maximum Take-off Weight (“MTOW”) and range and the ability to hold LD3 containers in the cargo hold.

Neutral

○	Engine choice is a positive factor for initial sales campaigns, but can limit remarketing opportunities downstream; this effect has been mitigated by the large number of aircraft in the global fleet.

Negatives

–

Airbus delivered the first A321neo in 2017. The introduction of a replacement aircraft and improvements on the variants, such as the A321LR and increased-capacity A321neos, may place increasing downward pressure on A321-200 market values and lease rates.

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FLEET STATUS

As of January 2019, there are currently 1,610 active A321-200 aircraft in service with 112 operators. Since the start of the A321-200’s production run, Airbus has received 1,720 total orders for the aircraft, with most of the orders received ten (10) years after the aircraft type’s introduction. Compared to the 737-900ER, the A321-200 offers a higher MTOW and longer range; although, maximum seating is comparable.

Net Orders	1,720

Backlog	88

Delivered	1,632

Destroyed/Retired	9

Not in Service/Parked	13

Active Aircraft	1,610

Number of Operators	112

Average Fleet Age (Yrs)	6.8

  Source: mba STAR FLEET January 2019, Airbus

NOTABLE DEVELOPMENTS

Q   In February 2019, American Airlines took delivery of its first A321neo. Although American Airlines has the world’s largest fleet of A321-200s, the airline’s new A321neos will replace the aging 757-200s and MD-83s in its fleet. (aviator.aero)

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FLEET DEMOGRAPHICS

American Airlines is the largest operator of the A321-200, accounting for 13.6% of the total current fleet. China Southern is the second largest operator with 6.1% of the total current fleet. At the start of its production cycle, the A321-200 was mainly popular with network carriers and failed to attract many low-cost carriers due to its longer turnaround time and inability to meet their desired load factors. However, as low-cost operators continue to gain market share and fly longer routes, the A321-200 has become an integral part of their fleets. WOW air and Viet Jet are examples of low-cost carriers that have added A321-200s to their fleet on high-density, medium-haul flights. Despite increased interest from low-cost operators, legacy carriers are still the largest operator base for the A321-200, which may limit remarking opportunities in the future.

Five (5) Largest A321-200 Operators

Source: mba STAR FLEET January 2019

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Current Fleet by Engine Type

The majority of A321-200 customers opt for the V2500-A5 engine over the CFM56-5B. Even though the CFM56 costs less to maintain over its life and has a longer average performance restoration and LLP intervals, the V2500-A5s offer a fuel-burn advantage at cruise over the CFM56-5Bs. Due to the design of the engine, the V2500 has a higher idle thrust, resulting in higher fuel consumption on shorter stage lengths, but is more efficient at cruise, making it the preferred engine on the A321-200 that usually performs flights with longer stage lengths.

Source: mba STAR FLEET January 2019

Engine SFC @ Cruise
CFM56-5B	0.600 (lb/h/lb)
V2500-A1	0.575 (lb/h/lb)

Current Fleet by Region

The A321-200 has been well received in all corners of the world. The aircraft is particularly popular in Asia as the aircraft is well suited for the routes flown by Asian carriers, which are often high density and medium range. European carriers tend to use the aircraft on trans-continental flights or on high-density flights to popular holiday destinations. Some European carriers have also taken to using the A321-200 on less-popular trans-Atlantic routes where operating a widebody aircraft would not be profitable. The popularity of the A321 over the 737-900ER can also be seen through the market penetration of the aircraft type in North America. The region’s operators generally show a predilection for Boeing narrowbody products, but the A321-200 has found more success in North America than its smaller family members, with 26.3% of A321-200s operating in North America compared to 13.1% of the A320-200.

Source: mba STAR FLEET January 2019

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AIRCRAFT AVAILABILITY

According to Airfax, as of January 2019, there are five (5) A321-200 aircraft available in the market. Of the five (5) aircraft marketed, all are for ACMI lease and none are for sale. While availability is high compared to the past year, the number of aircraft on the market is still low relative to the size of the fleet and expected to be a short-term event. The increase in available A321-200s is mainly due to a number of aircraft coming off lease. The A320-200 currently has 0.37% of the fleet available while the A319 currently has 0.45% of the fleet available.

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DELIVERIES BY YEAR

The A321-200 has greatly increased its popularity in the last decade due to network carriers up-gauging their fleets in order to react to increased competition on routes. Operators have also looked to increase load factors on routes previously served by larger twin-aisle aircraft. The correlation between load factors and increased A321-200 orders can be seen in the graph below. The drop off in 2018 can be attributed to the increase in production of the A320neo family and the waning backlog of the A321-200 as it nears the end of production.

Source: mba STAR FLEET January 2019

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AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The A321-200’s score is hurt by its relatively small backlog and operator base in comparison to other narrowbody aircraft like the A320-200 and 737-800. However, it scores significantly higher than its main competition, the 737-900ER and its de facto predecessor, the 757-200. mba expects the ranking score to hold steady in the short term, but will slowly decline as the fleet is replaced by the A321neo. The A321-200 is further aided by a passenger-to-freighter conversion program that could possibly lift the aircraft’s prospects in the long term.

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OUTLOOK

The short-to-mid-term outlook for the A321-200 is positive for the period prior to the market saturation of the A321neo and throughout the end of its production run. The aircraft still has an order backlog (88 as of January 2019), and later-build A321-200s should benefit from fuel savings of sharklets, which also extend the aircraft’s range capabilites. The aircraft seems to be well-positioned in terms of passenger capacity vis-à-vis the current demand in the narrowbody sector, as orders have been trending toward the larger variants over smaller siblings. The order book for the A321-200 remains high considering the replacement aircraft has been in service for nearly two (2) years, although how much of this is due to low fuel prices and engine teething issues for the the LEAP/GTF remains unclear.

As with the A320-200, the mid-term and long-term outlooks for the A321 will be shaped by the success of the A321neo. While not a true clean-sheet replacement, the modified variant represents a break in production, and the last A321-200 aircraft manufactured will suffer the most from a value perspective. The A321neo has been very popular, already surpassing the A321 with 2,029 orders, or 32.8% of the neo orderbook. Like Boeing, Airbus has decided to ramp up production for the A320 family to 60 per month by mid-2019.

The last-off-the-line phenomenon also affects the A321 similar to the A320. When the 737NGs replaced the Classics, the last two (2) years of production of the Classics depreciated in value at a significantly faster rate than earlier-build aircraft. The A321-200 may experience a slight steepening of depreciation rates, though likely not to the same extent the Classics experienced due to the minimal changes of the A321neo vs. the A321-200 and constant improvements to later build A321-200s.

The low oil prices over the past few years have resulted in stronger-than-expected demand for the A321-200, which some operators and lessors opt for due to its lower acquisition cost and higher yields. Teething issues with the new generation aircraft, mostly linked to engine delays, have also bolstered the A321-200. The continuing demand for current generation aircraft may lead to softer last-off-the-lines effects than was previously expected, assuming fuel prices remain below US$80.00.

While the A321 fleet is younger than the A320 fleet, the values for the oldest A321s are beginning to depreciate to a point where freighter conversions are becoming feasible. In 2015, Airbus announced an agreement with Singapore-based ST Aerospace to offer passenger-to-freighter conversions for A320-200 and A321-200 aircraft. Since then, Vallair has placed an order for ten (10) A321P2F due to be delivered at the end of 2019. With the age of the 757Fs rapidly rising and the feedstock for 757 conversions falling, the A321 might prove to become a popular aircraft for freighter conversion. The EWF-converted A321 has 14 pallet positions compared to the 11 positions on the 737-800BCF, and there is currently no STC for the 737-900/900ER conversion. While it is likely that the 737-900 will have a conversion program in the future, the better performance of the A321 and the ability to take LD3 containers in the lower-hold positions may make it the more popular aircraft to convert.

Delta Air Lines, Inc. Job File #19016 Page 23 of 38

A350-900

OVERVIEW

The A350 XWB is a family of twin-engined, widebody aircraft developed by Airbus. The prototype first flew in June 2013, with type certification granted by the European Aviation Safety Agency (“EASA”) in September 2014, and type certification granted by the U.S. Federal Aviation Agency (“FAA”) in January 2015. There were originally three (3) variants of the family planned: A350-800, A350-900, and A350-1000. However, with Asiana Airlines canceling the last existing orders for the A350-800 in 2018, Airbus canceled the variant. In 2014, the A350-900 became the first family member to be delivered though the aircraft did not enter revenue service until January 2015 with launch customer Qatar Airways. Rolls-Royce is the sole engine provider with two (2) thrust rates available on the Trent XWB engines.

The A350-900 seats 315 passengers in a two (2)-class configuration and has a maximum seating of up to 440 passengers, depending on door configuration. With its capacity and a design range of 8,100 nm, it is designed to compete with Boeing’s 777 and 787 models and replace the Airbus A340-300.

The long-range variant, the A350-900ULR, entered service with launch-customer Singapore Airlines in October 2018. With a Maximum Take-off Weight (“MTOW”) of 280 tonnes and a modified fuel system, the A350-900ULR can fly further than any other aircraft in service—over 20 hours non-stop.

Positives

+	Common Type Rating with A330 aircraft reduces pilot training time and increases flexibility for operators of both aircraft types.

+	Substantial order book for a large widebody aircraft.

Neutral

○	Large number of new aircraft being exposed to the sale lease back market could result in future soft market values if multiple aircraft come off lease and into the market at the same time.

○	Use of composite material keeps the maintenance cost lower, and the overall aircraft light, but raises some questions around scrap and salvage values.

○	Orders have picked up slightly in the past few years after slow-to-negative order book growth between 2014 and 2015.

Negatives

–	Due to the size of the aircraft, remarketing opportunities may be more limited compared to smaller widebody aircraft.

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FLEET STATUS

As of January 2019, there are 220 passenger-configured A350-900 aircraft in service with 25 operators. Airbus has received 724 total orders for the A350-900 compared to the 1,403 orders Boeing has received for the 787 family of aircraft. However, it is important to note that the aircraft are targeted at different markets, with the 787 competing more directly with the A330neo and the A350 tending to compete with the 777.

Net Orders	724
Backlog	503
Delivered	221
Destroyed/Retired	0
Not in Service/Parked	1
Active Aircraft	220
Number of Operators	25
Average age of Fleet	1.62

Source: mba STAR Fleet January 2019

NOTABLE DEVELOPMENTS
Q

In September 2018, Singapore Airlines took delivery of the first A350-900ULR, which will be used on the world’s longest non-stop flight from Singapore to Newark. Singapore Airlines received an additional six (6) -900ULRs through the end of 2018. According to Airbus, the A350-900ULR has a maximum range of 9,700 nm and can fly up to 20 hours non-stop. (Airbus.com)

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FLEET DEMOGRAPHICS

The A350-900 is offered with a single-engine choice, a departure from previous Airbus aircraft. The engine, the Rolls-Royce Trent XWB, was designed for the A350, powering both the -900 and -1000 variants in 84,000 lb and 97,000 lb thrust variants. Currently, there are 724 aircraft on order by 47 different customers. Both Qatar Airways and Singapore Airlines currently operate 31 aircraft, or 14.0% of the fleet each. Singapore Airlines will be the largest operator of the aircraft type after all 67 of its aircraft on order are delivered.

Six (6) Largest A350-900 Operators

Source: mba STAR Fleet, January 2019

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Current Fleet by Region

As of January 2019, there are 220 A350-900s in active service. Of the 220 aircraft, 57.5% of the current fleet is based in Asia, which is not surprising as three (3) of the largest five (5) active operators are based in the region. The A350-900 is well suited for Asian markets, as Asian carriers benefit from the aircraft’s high capacity and range for longer routes within Asia and international routes to Europe and North America.

Source: mba STAR Fleet, January 2019

AIRCRAFT AVAILABILITY

According to Airfax, as of January 2019, there are no A350-900s available for sale or lease. None of the aircraft type have been listed in the past year, and this is considered typical for a new aircraft type such as the A350-900.

DELIVERIES BY YEAR

With only five (5) years of delivery history, the A350-900 has delivered 221 aircraft through December 31, 2018.

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AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The A350-900 scores just slightly higher than the 787-9, and has a slightly higher-than-average score for similar aircraft types. As the aircraft matures and gains additional deliveries, the aircraft ranking number should increase, while the rankings of older aircraft like the A330-200 and -300 are expected to decrease.

OUTLOOK

Considering the age of the program, the A350-900 is a very successful aircraft. Conceived as a replacement for the 777-200ER and the A340, the A350-900 has since surpassed both aircraft in terms of orders with over 724 orders with 47 customers. While the 777-8 will enter production in 2021, most 777-200ER operators have already ordered or taken delivery of the A350-900, A350-1000, or various 787 variants, limiting marketing opportunities for the 777-8. The largest factor affecting the long-term success of the A350-900 program is the residual value retention of the aircraft. Similar to the 777, the size of the A350-900 limits the number of operators that are capable of operating the aircraft, thereby limiting its secondary market opportunities. As mba has seen with large widebody aircraft, the viability of a secondary market is key in maintaining an aircraft’s value after its retirement from top-tier operators. While the A350-900 is a direct replacement of the 777-200ER, which did not fare well in terms of residual values, the A350-900 has a much more diverse operator base with low-cost and full-service operators using the aircraft on ultra-long haul to short regional trunk routes. Despite these uncertainties in the long term, the aircraft is expected to perform well in the short-to-medium term. Values for the aircraft type are projected to perform in-line with initial expectations, unless significant performance deficiencies are identified for early-build aircraft.

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737-900ER

OVERVIEW

The Boeing 737-900 entered service in 2001 with Alaska Airlines and ended production four (4) years later in 2005 due to a lack of orders. In 2007, the 737-900ER was introduced in place of the 737-900 and entered service with Lion Air as the newest member of the 737 NG family. The 737-900ER features an additional pair of exit doors as well as a flat, rear pressure bulkhead to increase interior accommodation to 180 passengers in a typical two (2)-class configuration, or up to 215 passengers in a single-class configuration. The aircraft has the same external dimensions as the 737-900, but features an increased Maximum Take-Off Weight (“MTOW”) of up to 187,700 pounds, strengthened landing gear and wing structures, up to two (2) optional auxiliary fuel tanks, and winglets. These improvements allow for a range of 3,265 nautical miles, carrying 180 passengers with the installation of the two (2) auxiliary fuel tanks and winglets. In 2013, Boeing further announced improvements on the aircraft with the introduction of optional split-scimitar winglets for new delivery aircraft, or as retrofitable options for existing fleets. The split-scimitars, which are delivered standard on MAX aircraft, are able to provide around an additional 1.8% fuel-burn benefit to operators.

Positives

+	Sole-sourced engines ease remarketing to secondary operators.

+	Commonality with other 737NG variants may increase potential operator base when remarketing.

+	Increased range allowed the aircraft to directly compete with the Airbus A321-200.

Negatives

–	Fading backlog as operator’s order books begin to favor the 737 MAX and A321neo.

–	Four (4) operators fly over 80.0% of the 737-900ER fleet, which may cause difficulty when trying to place the aircraft on the secondary market.

–	Program is not as popular as that of its competitor, the A321-200.

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FLEET STATUS

As of January 2019, there are currently 483 active 737-900ER aircraft in service with 20 operators. Since the beginning of the 737-900ER’s production run, Boeing has received 505 orders for the 737-900ER. The 737-900ER is not as popular as its main competitor, the A321-200, which has sold over 1,700 units since its launch.

Net Orders	505

Backlog	22

Delivered	483

Destroyed/Retired	0

Not in Service/Parked	0

Active Aircraft	483

Number of Operators	20

Average Fleet Age (Yrs)	5.5

Source: mba STAR Fleet January 2019

NOTABLE DEVELOPMENTS

Q   In October 2018, Jet Airways informed its senior pilots that it may have to ground its four (4) 737-900ER aircraft in order to continue operations. These 737-900ERs may come onto the secondary market, marking the first time a significant amount of 737-900ER aircraft became available. (Financial Express)

Q   In October 2018, the replacement for the 737-900ER, the 737 MAX 9 received EASA certification. The entry of the 737 MAX 9 into the market may depress Market Values of the 737-900ER. (EASA.europa.eu)

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FLEET DEMOGRAPHICS

United Airlines is the largest operator of the 737-900ER with 136 aircraft, or 28.2% of the total fleet. Many of these aircraft were inherited from Continental Airlines after the United-Continental merger. The second largest operator is Delta, with 23.2% of the fleet. Of the 22 737-900ERs on backlog, 18 have been ordered by Delta, which will bring Delta’s fleet to 130 aircraft. The top five (5) operators of the 737-900ER operate almost 85.0% of all 737-900ERs, which may cause a problem when trying to place a 737-900ER in the secondary market. However, the 737-900ER serves a niche purpose for operators, and therefore, they are more likely to hold on to the aircraft for a long period of time. Aside from Lion Air, the main operators of the aircraft type tend to utilize aircraft for the majority of their economic life, which may benefit residual values for the aircraft type. American operators use the 737-900ER on transcontinental routes that demand high frequency, which was previously served by larger wide body aircraft. The 737-900ER’s range and MTOW capability allows these operators to perform flights with full load-factors.

Five (5) Largest 737-900ER Operators

Source: mba STAR Fleet January 2019

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Current Fleet by Region

North American carriers operate 67.0% of all 737-900ERs, as the aircraft is well suited for transcontinental flights and flights from the West Coast of the U.S. to Hawaii. Asia is home to 26.0% of 737-900ERs, but the vast majority of these aircraft are operated by Lion Air and its subsidiaries. The aircraft is not popular in any other region of the world, with the Middle East being home to 6.0% of the fleet, and Europe being home to only 2.0% of the fleet. There are no 737-900ER aircraft in Africa, Latin America, or Oceana where the A321-200 is the preferred large narrowbody aircraft.

Source: mba STAR Fleet January 2019

AIRCRAFT AVAILABILITY

According to Airfax, as of January 2019 there are no 737-900ER aircraft available for sale or lease. The main competitor to the 737-900ER, the A321-200, has five (5) aircraft currently available on the secondary market. The number of A321 available in the market is reflective of its larger fleet, while the 737-900ER is benefited by the young average fleet age of five and a half (5.5) years old.

Delta Air Lines, Inc. Job File #19016 Page 32 of 38

DELIVERIES BY YEAR

Similar to the A321-200, the 737-900ER increased its popularity in the mid-2010s due to network carriers up-gauging their fleets as a reaction to increased competition on routes. Operators also looked to increase load factors on routes previously served by larger twin-aisle aircraft. The correlation between load factors and increased 737-900ER orders can be seen in the graph below.

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into
account numerous factors that affect an
aircraft’s market standing on a scale
specifically developed for each asset class.
These ranking factors are individually
weighted and compared against each other to
develop mba’s overall ranking score for each
aircraft type, which is expressed on a scale of
1.00 to 10.00. The most prevalent aircraft
configurations are used in the ranking
analysis which can be further identified in
mba’s REDBOOK publication or web-based
valuation service.

The 737-900ER’s score currently lags behind
its main competitors due to a low number of
orders and deliveries, a weak backlog, and a

very small operator base. The aircraft scores high marks for the fleet’s young age, no parked aircraft, and its max payload range performance. Given the soon out-of-production status of the aircraft, the score of the 737-900ER is expected to decline in the medium-to-long term.

Delta Air Lines, Inc. Job File #19016 Page 33 of 38

OUTLOOK

There is a neutral short-to mid-term outlook for the 737-900ER. The aircraft has seen an increase in interest as operators move towards larger equipment. However, the A321-200 still has more success at this time and the 737-900ER’s backlog continues to diminsh, particularly over the past year. As the 757-200 is phased out of current operators’ fleets, the 737-900ER has an opportunity to fill the role of some of these aircraft. However, the 737-900ER lacks the range, performance, and seating capabilites of the 757-200. The long-term outlook will be shaped by the presumed success of the 737 MAX 9 and 10. While not a true clean-sheet replacement, the modified variants represents a break in production and the last 737-900ER manufactured will suffer the most from a value perspective. In addition, due to the young age and incapability to carry LD3 containers in the belly hold, the 737-900ER is not a good canditate for freighter conversions, unlike the A321. Should the A321 P2F program prove to be sucessful, we may see values for the A321 holding better than for the 737-900ER once they are phased out from their current operator base.

Delta Air Lines, Inc. Job File #19016 Page 34 of 38

IV.       Valuation

In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear, and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations, or terms of ownership unless otherwise specified.

11.	Aircraft that are less than four (4) years old have inherent maintenance included and are, therefore, valued at or near Full Life.

Delta Air Lines, Inc. Job File #19016 Page 35 of 38

Aircraft Portfolio

No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type	Operator

1	A220-100	50022	N103DU	Dec-18	134,000	PW1519G	Delta Air Lines

2	A220-100	50023	N104DU	Dec-18	134,000	PW1519G	Delta Air Lines

3	A321-211	8388	N360DN	Aug-18	196,211	CFM56-5B3/3	Delta Air Lines

4	A321-211	8423	N361DN	Aug-18	196,211	CFM56-5B3/3	Delta Air Lines

5	A321-211	8447	N362DN	Sep-18	196,211	CFM56-5B3/3	Delta Air Lines

6	A321-211	8502	N363DN	Sep-18	196,211	CFM56-5B3/3	Delta Air Lines

7	A321-211	8530	N364DX	Oct-18	196,211	CFM56-5B3/3	Delta Air Lines

8	A321-211	8536	N365DN	Nov-18	196,211	CFM56-5B3/3	Delta Air Lines

9	737-900ER	32010	N907DN	Nov-18	175,000	CFM56-7B26E	Delta Air Lines

10	737-900ER	64880	N909DN	Nov-18	187,700	CFM56-7B26E	Delta Air Lines

11	737-900ER	32011	N910DU	Dec-18	175,000	CFM56-7B26E	Delta Air Lines

12	737-900ER	64882	N911DQ	Dec-18	175,000	CFM56-7B26E	Delta Air Lines

13	A350-941	0204	N510DN	May-18	606,265	Trent XWB-84	Delta Air Lines

14	A350-941	0210	N511DN	Jun-18	606,265	Trent XWB-84	Delta Air Lines

Delta Air Lines, Inc. Job File #19016 Page 36 of 38

Portfolio Valuations[1] (US$ Million)

No.	Aircraft Type	Serial Number	BV w/ Newness	MTOW Adj.	Engine Adj.	Winglet Adj.	IFE Adj.	OFCR Adj.	CBV
1	A220-100	50022	$33.73	$0.00	$0.00	$0.00	$0.35	$0.00	$34.08
2	A220-100	50023	$33.73	$0.00	$0.00	$0.00	$0.35	$0.00	$34.08
3	A321-211	8388	$52.73	$0.00	($0.25)	$0.00	$0.35	$0.00	$52.83
4	A321-211	8423	$52.73	$0.00	($0.25)	$0.00	$0.35	$0.00	$52.83
5	A321-211	8447	$53.02	$0.00	($0.25)	$0.00	$0.35	$0.00	$53.12
6	A321-211	8502	$53.02	$0.00	($0.25)	$0.00	$0.35	$0.00	$53.12
7	A321-211	8530	$53.32	$0.00	($0.25)	$0.00	$0.35	$0.00	$53.42
8	A321-211	8536	$53.62	$0.00	($0.25)	$0.00	$0.35	$0.00	$53.72
9	737-900ER	32010	$49.72	($0.76)	$0.00	$0.15	$0.35	$0.00	$49.46
10	737-900ER	64880	$49.72	$0.00	$0.00	$0.15	$0.35	$0.00	$50.22
11	737-900ER	32011	$49.98	($0.76)	$0.00	$0.15	$0.35	$0.00	$49.72
12	737-900ER	64882	$49.98	($0.76)	$0.00	$0.15	$0.35	$0.00	$49.72
13	A350-941	0204	$144.23	$0.89	$0.00	$0.00	$0.00	$0.00	$145.12
14	A350-941	0210	$145.03	$0.89	$0.00	$0.00	$0.00	$0.00	$145.92
	Total		$874.56	($0.50)	($1.50)	$0.60	$4.20	$0.00	$877.36

Legend for Portfolio Valuation –
BV w/ Newness -	Base Value adjusted for Month of Build
MTOW Adj. -	Maximum Take-Off Weight Adjustment
Engine Adj. -	Adjustment for Engine Type
Winglet Adj. -	Adjustment for the Presence of Scimitar Winglets
IFE Adj.	Adjustment for In-Flight Entertainment
OFCR Adj. -	Adjustment for Crew Rests
CBV	Current Base Value

[1]	Subject Aircraft are valued at or near Full Life due to newness.

Delta Air Lines, Inc. Job File #19016 Page 37 of 38

V.     Covenants

This Report has been prepared for the exclusive use of Delta Air Lines, Inc. and shall not be provided to other parties by mba without the express consent of Delta Air Lines, Inc. mba certifies that this Report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the Subject Aircraft or similar aircraft and engines. Neither mba nor the signatory has provided the Original Equipment Manufacturers of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by Delta Air Lines, Inc. or any other party with regard to the Subject Aircraft and engines. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability. mba consents to the use of this appraisal report dated March 1, 2019 in the prospectus supplement and to the reference to mba’s name therein in the caption “Experts.”

PREPARED BY:

Lindsey Singleton
Analyst – Asset Valuations
Morten Beyer & Agnew
March 1, 2019
REVIEWED BY:

Lindsey Webster
VP – Asset Valuations
Morten Beyer & Agnew
ISTAT Certified Appraiser

Delta Air Lines, Inc. Job File #19016 Page 38 of 38

APPENDIX III

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

The following tables set forth the LTVs for the Series AA Equipment Notes and Series A Equipment Notes to be issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date thereafter.

The LTVs for the Issuance Date and each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the Assumed Aircraft Value on such date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes”.

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the Aircraft manufacturer. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals”.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

A.	Airbus A220-100

	N103DU
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$34,080,000	$16,687,000	49.0%	$2,945,000	57.6%
October 25, 2019	33,561,015	16,687,000	49.7	2,945,000	58.5
April 25, 2020	33,042,030	16,687,000	50.5	2,945,000	59.4
October 25, 2020	32,523,046	16,687,000	51.3	2,945,000	60.4
April 25, 2021	32,004,061	16,687,000	52.1	2,945,000	61.3
October 25, 2021	31,485,076	16,687,000	53.0	2,945,000	62.4
April 25, 2022	30,966,091	16,687,000	53.9	2,945,000	63.4
October 25, 2022	30,447,107	16,687,000	54.8	2,945,000	64.5
April 25, 2023	29,928,122	16,687,000	55.8	2,945,000	65.6
October 25, 2023	29,409,137	16,687,000	56.7	2,945,000	66.8
April 25, 2024	28,890,152	0.00	—	0.00	—

III-1

	N104DU
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$34,080,000	$16,688,000	49.0%	$2,944,000	57.6%
October 25, 2019	33,057,600	16,688,000	50.5	2,944,000	59.4
April 25, 2020	32,546,400	16,688,000	51.3	2,944,000	60.3
October 25, 2020	32,035,200	16,688,000	52.1	2,944,000	61.3
April 25, 2021	31,524,000	16,688,000	52.9	2,944,000	62.3
October 25, 2021	31,012,800	16,688,000	53.8	2,944,000	63.3
April 25, 2022	30,501,600	16,688,000	54.7	2,944,000	64.4
October 25, 2022	29,990,400	16,688,000	55.6	2,944,000	65.5
April 25, 2023	29,479,200	16,688,000	56.6	2,944,000	66.6
October 25, 2023	28,968,000	16,688,000	57.6	2,944,000	67.8
April 25, 2024	28,456,800	0.00	—	0.00	—

B.	Airbus A321-211

	N360DN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$51,560,000	$25,247,000	49.0%	$4,455,000	57.6%
October 25, 2019	50,774,822	25,247,000	49.7	4,455,000	58.5
April 25, 2020	49,989,645	25,247,000	50.5	4,455,000	59.4
October 25, 2020	49,204,467	25,247,000	51.3	4,455,000	60.4
April 25, 2021	48,419,289	25,247,000	52.1	4,455,000	61.3
October 25, 2021	47,634,112	25,247,000	53.0	4,455,000	62.4
April 25, 2022	46,848,934	25,247,000	53.9	4,455,000	63.4
October 25, 2022	46,063,756	25,247,000	54.8	4,455,000	64.5
April 25, 2023	45,278,579	25,247,000	55.8	4,455,000	65.6
October 25, 2023	44,493,401	25,247,000	56.7	4,455,000	66.8
April 25, 2024	43,708,223	0.00	—	0.00	—

	N361DN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$51,560,000	$25,247,000	49.0%	$4,455,000	57.6%
October 25, 2019	50,774,822	25,247,000	49.7	4,455,000	58.5
April 25, 2020	49,989,645	25,247,000	50.5	4,455,000	59.4
October 25, 2020	49,204,467	25,247,000	51.3	4,455,000	60.4
April 25, 2021	48,419,289	25,247,000	52.1	4,455,000	61.3
October 25, 2021	47,634,112	25,247,000	53.0	4,455,000	62.4
April 25, 2022	46,848,934	25,247,000	53.9	4,455,000	63.4
October 25, 2022	46,063,756	25,247,000	54.8	4,455,000	64.5
April 25, 2023	45,278,579	25,247,000	55.8	4,455,000	65.6
October 25, 2023	44,493,401	25,247,000	56.7	4,455,000	66.8
April 25, 2024	43,708,223	0.00	—	0.00	—

III-2

	N362DN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$51,710,000	$25,320,000	49.0%	$4,469,000	57.6%
October 25, 2019	50,922,538	25,320,000	49.7	4,469,000	58.5
April 25, 2020	50,135,076	25,320,000	50.5	4,469,000	59.4
October 25, 2020	49,347,614	25,320,000	51.3	4,469,000	60.4
April 25, 2021	48,560,152	25,320,000	52.1	4,469,000	61.3
October 25, 2021	47,772,690	25,320,000	53.0	4,469,000	62.4
April 25, 2022	46,985,228	25,320,000	53.9	4,469,000	63.4
October 25, 2022	46,197,767	25,320,000	54.8	4,469,000	64.5
April 25, 2023	45,410,305	25,320,000	55.8	4,469,000	65.6
October 25, 2023	44,622,843	25,320,000	56.7	4,469,000	66.8
April 25, 2024	43,835,381	0.00	—	0.00	—

	N363DN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$51,790,000	$25,359,000	49.0%	$4,476,000	57.6%
October 25, 2019	51,001,320	25,359,000	49.7	4,476,000	58.5
April 25, 2020	50,212,640	25,359,000	50.5	4,476,000	59.4
October 25, 2020	49,423,959	25,359,000	51.3	4,476,000	60.4
April 25, 2021	48,635,279	25,359,000	52.1	4,476,000	61.3
October 25, 2021	47,846,599	25,359,000	53.0	4,476,000	62.4
April 25, 2022	47,057,919	25,359,000	53.9	4,476,000	63.4
October 25, 2022	46,269,239	25,359,000	54.8	4,476,000	64.5
April 25, 2023	45,480,558	25,359,000	55.8	4,476,000	65.6
October 25, 2023	44,691,878	25,359,000	56.7	4,476,000	66.8
April 25, 2024	43,903,198	0.00	—	0.00	—

	N364DX
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$52,000,000	$25,462,000	49.0%	$4,494,000	57.6%
October 25, 2019	51,208,122	25,462,000	49.7	4,494,000	58.5
April 25, 2020	50,416,244	25,462,000	50.5	4,494,000	59.4
October 25, 2020	49,624,365	25,462,000	51.3	4,494,000	60.4
April 25, 2021	48,832,487	25,462,000	52.1	4,494,000	61.3
October 25, 2021	48,040,609	25,462,000	53.0	4,494,000	62.4
April 25, 2022	47,248,731	25,462,000	53.9	4,494,000	63.4
October 25, 2022	46,456,853	25,462,000	54.8	4,494,000	64.5
April 25, 2023	45,664,975	25,462,000	55.8	4,494,000	65.6
October 25, 2023	44,873,096	25,462,000	56.7	4,494,000	66.8
April 25, 2024	44,081,218	0.00	—	0.00	—

III-3

	N365DN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$52,210,000	$25,565,000	49.0%	$4,512,000	57.6%
October 25, 2019	51,414,924	25,565,000	49.7	4,512,000	58.5
April 25, 2020	50,619,848	25,565,000	50.5	4,512,000	59.4
October 25, 2020	49,824,772	25,565,000	51.3	4,512,000	60.4
April 25, 2021	49,029,695	25,565,000	52.1	4,512,000	61.3
October 25, 2021	48,234,619	25,565,000	53.0	4,512,000	62.4
April 25, 2022	47,439,543	25,565,000	53.9	4,512,000	63.4
October 25, 2022	46,644,467	25,565,000	54.8	4,512,000	64.5
April 25, 2023	45,849,391	25,565,000	55.8	4,512,000	65.6
October 25, 2023	45,054,315	25,565,000	56.7	4,512,000	66.8
April 25, 2024	44,259,239	0.00	—	0.00	—

C.	Boeing 737-900ER

	N907DN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$49,460,000	$24,219,000	49.0%	$4,273,000	57.6%
October 25, 2019	48,706,802	24,219,000	49.7	4,273,000	58.5
April 25, 2020	47,953,604	24,219,000	50.5	4,273,000	59.4
October 25, 2020	47,200,406	24,219,000	51.3	4,273,000	60.4
April 25, 2021	46,447,208	24,219,000	52.1	4,273,000	61.3
October 25, 2021	45,694,010	24,219,000	53.0	4,273,000	62.4
April 25, 2022	44,940,812	24,219,000	53.9	4,273,000	63.4
October 25, 2022	44,187,614	24,219,000	54.8	4,273,000	64.5
April 25, 2023	43,434,416	24,219,000	55.8	4,273,000	65.6
October 25, 2023	42,681,218	24,219,000	56.7	4,273,000	66.8
April 25, 2024	41,928,020	0.00	—	0.00	—

	N909DN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$50,220,000	$24,591,000	49.0%	$4,339,000	57.6%
October 25, 2019	49,455,228	24,591,000	49.7	4,339,000	58.5
April 25, 2020	48,690,457	24,591,000	50.5	4,339,000	59.4
October 25, 2020	47,925,685	24,591,000	51.3	4,339,000	60.4
April 25, 2021	47,160,914	24,591,000	52.1	4,339,000	61.3
October 25, 2021	46,396,142	24,591,000	53.0	4,339,000	62.4
April 25, 2022	45,631,371	24,591,000	53.9	4,339,000	63.4
October 25, 2022	44,866,599	24,591,000	54.8	4,339,000	64.5
April 25, 2023	44,101,827	24,591,000	55.8	4,339,000	65.6
October 25, 2023	43,337,056	24,591,000	56.7	4,339,000	66.8
April 25, 2024	42,572,284	0.00	—	0.00	—

III-4

	N910DU
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$49,720,000	$24,346,000	49.0%	$4,296,000	57.6%
October 25, 2019	48,962,843	24,346,000	49.7	4,296,000	58.5
April 25, 2020	48,205,685	24,346,000	50.5	4,296,000	59.4
October 25, 2020	47,448,528	24,346,000	51.3	4,296,000	60.4
April 25, 2021	46,691,371	24,346,000	52.1	4,296,000	61.3
October 25, 2021	45,934,213	24,346,000	53.0	4,296,000	62.4
April 25, 2022	45,177,056	24,346,000	53.9	4,296,000	63.4
October 25, 2022	44,419,898	24,346,000	54.8	4,296,000	64.5
April 25, 2023	43,662,741	24,346,000	55.8	4,296,000	65.6
October 25, 2023	42,905,584	24,346,000	56.7	4,296,000	66.8
April 25, 2024	42,148,426	0.00	—	0.00	—

	N911DQ
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$49,720,000	$24,346,000	49.0%	$4,296,000	57.6%
October 25, 2019	48,962,843	24,346,000	49.7	4,296,000	58.5
April 25, 2020	48,205,685	24,346,000	50.5	4,296,000	59.4
October 25, 2020	47,448,528	24,346,000	51.3	4,296,000	60.4
April 25, 2021	46,691,371	24,346,000	52.1	4,296,000	61.3
October 25, 2021	45,934,213	24,346,000	53.0	4,296,000	62.4
April 25, 2022	45,177,056	24,346,000	53.9	4,296,000	63.4
October 25, 2022	44,419,898	24,346,000	54.8	4,296,000	64.5
April 25, 2023	43,662,741	24,346,000	55.8	4,296,000	65.6
October 25, 2023	42,905,584	24,346,000	56.7	4,296,000	66.8
April 25, 2024	42,148,426	0.00	—	0.00	—

D.	Airbus A350-941

	N510DN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$144,650,000	$70,829,000	49.0%	$12,500,000	57.6%
October 25, 2019	142,413,144	70,829,000	49.7	12,500,000	58.5
April 25, 2020	140,176,289	70,829,000	50.5	12,500,000	59.4
October 25, 2020	137,939,433	70,829,000	51.3	12,500,000	60.4
April 25, 2021	135,702,577	70,829,000	52.2	12,500,000	61.4
October 25, 2021	133,465,722	70,829,000	53.1	12,500,000	62.4
April 25, 2022	131,228,866	70,829,000	54.0	12,500,000	63.5
October 25, 2022	128,992,010	70,829,000	54.9	12,500,000	64.6
April 25, 2023	126,755,155	70,829,000	55.9	12,500,000	65.7
October 25, 2023	124,518,299	70,829,000	56.9	12,500,000	66.9
April 25, 2024	122,281,443	0.00	—	0.00	—

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	N511DN
		Series AA		Series A
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$145,190,000	$71,094,000	49.0%	$12,546,000	57.6%
October 25, 2019	142,944,794	71,094,000	49.7	12,546,000	58.5
April 25, 2020	140,699,588	71,094,000	50.5	12,546,000	59.4
October 25, 2020	138,454,381	71,094,000	51.3	12,546,000	60.4
April 25, 2021	136,209,175	71,094,000	52.2	12,546,000	61.4
October 25, 2021	133,963,969	71,094,000	53.1	12,546,000	62.4
April 25, 2022	131,718,763	71,094,000	54.0	12,546,000	63.5
October 25, 2022	129,473,557	71,094,000	54.9	12,546,000	64.6
April 25, 2023	127,228,351	71,094,000	55.9	12,546,000	65.7
October 25, 2023	124,983,144	71,094,000	56.9	12,546,000	66.9
April 25, 2024	122,737,938	0.00	—	0.00	—

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PROSPECTUS

Delta Air Lines, Inc.

Pass Through Certificates

This prospectus relates to pass through trusts to be formed by Delta Air Lines, Inc. with a national or state bank or trust company, as trustee, which may offer for sale, from time to time, pass through certificates of one or more classes or series under this prospectus and one or more related prospectus supplements. The property of a trust will include equipment notes issued by:

•	Delta to finance or refinance all or a portion of the purchase price of an aircraft or other aircraft related assets owned or to be purchased by Delta; or

•	one or more owner trustees to finance or refinance a portion of the purchase price of an aircraft or other aircraft related assets that have been or will be leased to Delta.

The interest rate, final maturity date and ranking or priority of payment of any equipment notes will be described in the applicable prospectus supplement.

The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. The pass through certificates will not represent interests in, or obligations of, Delta or any of our affiliates. Equipment notes issued by any owner trustee will be without recourse to Delta.

We will describe the specific terms of any offering of these securities and any credit enhancements therefor in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

We may offer and sell the pass through certificates directly, through agents we select from time to time, to or through underwriters, dealers or other third parties we select, or by means of other methods described in a prospectus supplement. If we use any agents, underwriters or dealers to sell the pass through certificates, we will name them and describe their compensation in a prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” on page 1 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2019

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell or solicitation of an offer to purchase the securities covered by this prospectus, any prospectus supplement and any related company free writing prospectus in any jurisdiction where such offer or any sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of pass through certificates, and we may sell the pass through certificates in one or more offerings. Each time we offer pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Incorporation by Reference.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information.”

References in this prospectus to “Delta,” “we,” “us” and “our” and all similar references are to Delta Air Lines, Inc. and its wholly-owned subsidiaries.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other risk factors and information contained or incorporated by reference into this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before acquiring any of such securities. See “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Known material risk factors applicable to Delta are described under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement, in “Risk Factors Relating to Delta” and “Risk Factors Relating to the Airline Industry” in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in any subsequent filing incorporated by reference herein, other than risks that could apply to any issuer or offering. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information

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regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet website (ir.delta.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may request copies of these filings at no cost through our Investor Relations Department at: Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2170 or our Internet website (ir.delta.com). The contents of our website are not incorporated into this prospectus or any accompanying prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet website listed above.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	Current Report on Form 8-K filed on February 8, 2019; and

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2017 provided in our Proxy Statement on Schedule 14A filed on April 27, 2018.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus and prior to the termination of the applicable offering shall also be deemed to be incorporated by reference in this prospectus. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

To obtain copies of these filings, see “Where You Can Find More Information.”

DELTA AIR LINES, INC.

We are a major passenger airline, providing scheduled air transportation for passengers and cargo throughout the United States (“U.S.”) and around the world. Through the dedication of our employees, we are

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committed to providing exceptional customer service through our global route network. Our route network is centered around a system of significant hubs and key markets at airports in Amsterdam, Atlanta, Boston, Detroit, London-Heathrow, Los Angeles, Mexico City, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City, São Paulo, Seattle, Seoul-Incheon and Tokyo-Narita. Each of these operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub or key market to domestic and international cities and to other hubs or key markets. Our network is supported by a fleet of aircraft that is varied in size and capabilities, giving us flexibility to adjust aircraft to the network. Through our international joint ventures, our alliances with other foreign airlines, our membership in SkyTeam and agreements with multiple domestic regional carriers that operate as Delta Connection,® we are able to bring choice to customers worldwide.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus.

USE OF PROCEEDS

Except as set forth in an applicable prospectus supplement, the trustee for each trust will use the proceeds from the sale of the pass through certificates issued by such trust to purchase one or more equipment notes.

DESCRIPTION OF THE PASS THROUGH CERTIFICATES

We have entered into a pass through trust agreement (the “basic agreement”) with U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee (the “trustee”). Each series of pass through certificates will be issued by a separate trust. Except as set forth in an applicable prospectus supplement, each separate trust will be formed pursuant to the basic agreement and a specific supplement to the basic agreement between Delta and the trustee.

Except as set forth in an applicable prospectus supplement, the equipment notes are or will be issued by:

•	Delta to finance or refinance all or a portion of the purchase price of aircraft or other aircraft related assets owned or to be purchased by Delta (“owned aircraft notes”); or

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to Delta (“leased aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by Delta, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to Delta.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other aircraft related equipment or personal property owned or to be owned by, or leased or to be leased to, Delta. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement. Also, to the extent set forth in the applicable prospectus supplement, a trust may hold (exclusively, or in combination with equipment notes) pass through certificates or beneficial interests in such certificates previously issued by a trust that holds equipment notes or other kinds of securities.

The pass through certificates will not represent interests in, or obligations of, Delta or any of our affiliates.

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For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. An aircraft owned by us may also be subject to other financing arrangements that will be described in the applicable prospectus supplement.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, letter of credit, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied, including any depositary or escrow arrangements.

PLAN OF DISTRIBUTION

We may sell the pass through certificates from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sales.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

VALIDITY OF PASS THROUGH CERTIFICATES

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the pass through certificates will be passed upon for Delta by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 and for any agents, underwriters or dealers by Milbank LLP, 55 Hudson Yards, New York, NY US 10001. Unless we tell you otherwise in the applicable prospectus supplement, Debevoise & Plimpton LLP and

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Milbank LLP will rely on the opinions of Shipman & Goodwin LLP, Hartford, Connecticut, counsel for the trustee, as to certain matters relating to the authorization, execution and delivery of such pass through certificates by such trustee and on the opinion of the Chief Legal Officer, a Deputy General Counsel, an Associate General Counsel or an Assistant General Counsel of Delta as to certain matters relating to the authorization, execution and delivery of the pass through trust agreement by Delta.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. appearing in Delta Air Lines, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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